PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 4, 2007)

Filed Pursuant to Rule 424(b)(3)

Registration File No. 333-131603

1,511,073 Shares

Common Stock

This Prospectus Supplement No. 5 supplements our Prospectus dated April 4, 2007 (which was contained in our Registration Statement on Form S-1 (File No. 333-131603)) with the following attached documents:

A	Current Report on Form 8-K dated October 26, 2007;
B	Current Report on Form 8-K dated October 26, 2007.

The attached information modifies and supersedes, in part, the information in the Prospectus. This Prospectus Supplement No. 5 should be read in conjunction with the Prospectus, as previously supplemented, which is required to be delivered with this Prospectus Supplement.

Our common stock is quoted on the OTC Bulletin Board under the symbol “CRDT.”  On November 2, 2007 the last reported sale price of our common stock on the OTC Bulletin Board was $0.51 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into the Prospectus, before deciding to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 5 is November 5, 2007

INDEX TO FILINGS

Annex
Current Report on Form 8-K dated October 26, 2007	A
Current Report on Form 8-K dated October 26, 2007	B

Annex A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850
Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 26, 2007, Crdentia Corp. (the “Company”) entered into and completed an initial closing on a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors for the private placement of 15,666,667 shares of common stock at a price of $0.30 per share and warrants to purchase up to 7,833,333 shares of common stock (the “Warrants”), for aggregate proceeds of $4,700,000. The Warrants are immediately exercisable, have an exercise price of $0.35 per shares and have a five (5) year term. The Securities Purchase Agreement allows for additional closings for up to ten (10) business days following the initial closing, for aggregate proceeds of up to a maximum of $7,500,000. The shares have been and will be issued in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. The Company has also entered into a Registration Rights Agreement with the investors, pursuant to which the Company has agreed to cause a resale registration statement covering the shares sold pursuant to the Purchase Agreement and the shares issuable upon exercise of the Warrants to be filed within 30 days after the initial closing date.

C. Fred Toney, the Chairman of the Company’s board of directors, individually and through affiliated entities invested $1,850,000 in the private placement for 6,166,667 shares of common stock and warrants to purchase 3,083,333 shares of common stock. Mr. Toney abstained from the board of directors’ vote in favor of the private placement.

The foregoing descriptions of the transaction documents do not purport to be complete and are qualified in their entirety by the Securities Purchase Agreement, the Registration Rights Agreement  and the form of Common Stock Purchase Warrant attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1, respectively, to this current report on Form 8-K and incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description
4.1	Form of Common Stock Purchase Warrant.
10.1	Securities Purchase Agreement, by and between the Company and the investors identified on the signature pages thereto, dated as of October 26, 2007.
10.2	Registration Rights Agreement, by and between the Company and the investors identified on the signature pages thereto, dated as of October 26, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

October 29, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
4.1	Form of Common Stock Purchase Warrant.
10.1	Securities Purchase Agreement, by and between the Company and the investors identified on the signature pages thereto, dated as of October 26, 2007.
10.2	Registration Rights Agreement, by and between the Company and the investors identified on the signature pages thereto, dated as of October 26, 2007.

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Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

To Purchase              Shares of Common Stock of

CRDENTIA CORP.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,                    (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the fifth  anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Crdentia Corp., a Delaware corporation (the “Company”), up to                         shares (the “Warrant Shares”) of Common Stock, par value $.0001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.                                            Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated October 26, 2007, among the Company and the investors signatory thereto.

Section 2.                                            Exercise.

a)                                      Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed  hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within five Trading Days of the date said Notice of Exercise is delivered to the Company, if this Warrant is exercised in full, the Holder shall have surrendered this Warrant to the Company and the Company shall have received  payment

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of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)                                     Exercise Price. The exercise price of the Common Stock under this Warrant shall be $0.35, subject to adjustment hereunder (the “Exercise Price”).

c)                                      Mechanics of Exercise.

i.                     Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii.                  Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within ten Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the

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Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(vii) prior to the issuance of such shares, have been paid.

iii.               Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv.              Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(c)(iv) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v.                 No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

vi.              Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.           Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

d)                                     Call Provisions. Subject to the provisions of this subsection (d), from time to time and at any time that the closing bid of a share of Common Stock is traded on the Over-the-Counter Bulletin Board (or such other of exchange or stock market on which the Common Stock may then be listed or quoted) equal or exceeds $0.70

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(adjusted for any stock split, or reverse stock split, stock dividend or under a classification or combination of the Common Stock for at least thirty (30) consecutive trading days, the Company, upon twenty (20) days prior written notice (the “Notice Period”) given to the Holder, may require the Holder to exercise the Warrant in whole or in part at the Exercise Price. In the event the Holder shall fail to exercise the Warrant at the Exercise Price within the Notice Period, the Company shall have the right, without further notice to call this Warrant at a redemption price equal to $0.01 per share of Common Stock then purchasable pursuant to the Warrant. Notwithstanding any such notice by the Company, the Holder shall have the right to exercise this Warrant in whole or in part prior to the end of the Notice Period. The provisions of this subsection (d) shall be binding upon any transferee of the Warrant.

Section 3.                                            Certain Adjustments.

a)                                      Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)                                     Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.

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Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

c)                                      Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the exercisable but unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such Fundamental Transaction by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

d)                                     Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

e)                                      Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

f)                                        Notice to Holders.

i.                                 Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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ii.                              Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

Section 4.                                            Transfer of Warrant.

a)                                      Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant

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shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)                                     New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c)                                      Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)                                     Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

Section 5.                                            Miscellaneous.

a)                                      Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

b)                                     No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

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c)                                      Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

d)                                     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

e)                                      Authorized Shares.

i.                                          The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

ii.                                       Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations,

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exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

iii.                                    Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

f)                                        Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

g)                                     Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

h)                                     Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i)                                         Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

j)                                         Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k)                                      Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

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l)                                         Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

m)                                   Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n)                                     Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o)                                     Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: October 26, 2007

CRDENTIA CORP.

By:
Name: John Kaiser
Title: Chief Executive Officer

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NOTICE OF EXERCISE

TO:                            CRDENTIA CORP.

(1)  The undersigned hereby elects to purchase                    Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. Payment shall take the form of lawful money of the United States.

(2)  Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

(4)  Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

                                                                                                                                                                                                                                                                                                                      whose address is                                                                                                                                                                                                                               .

Dated:                                 ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of October 26, 2007, among CRDENTIA CORP., a Delaware corporation (the “Company”), and the investors identified on the signature pages hereto (each, including its successors and assigns, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1                                      Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to an Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Investor will be deemed to be an Affiliate of such Investor.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.

“Closing Date” means the Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Investors’ obligations to pay the Investment Amount and (ii) the Company’s

obligations to deliver the Shares and Warrants have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time exercisable or convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Morrison & Foerster LLP.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Disclosure Schedules” has the meaning set forth in Article III.

“Discussion Time” has the meaning set forth in Section 3.2(f).

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Evaluation Date” has the meaning set forth in Section 3.1(q).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(n).

“Investment Amount” means, as to each Investor, the aggregate amount to be paid for the Shares and Warrants purchased hereunder as specified below such Investor’s name on the signature page of this Agreement and next to the heading “Investment Amount”, in United States Dollars and in immediately available funds.

“Investor” has the meaning set forth in the Preamble.

“Investor Party” has the meaning set forth in Section 4.11.

“Legend Removal Date” has the meaning set forth in Section 4.1(c).

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

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“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Per Share Purchase Price” equals $0.30.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares and the Warrant Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” has the meaning set forth in the Preamble.

“Shares” means up to a maximum of $7,500,000 worth of the shares of Common Stock issued or issuable to the Investors pursuant to this Agreement.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of

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the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Warrant and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means collectively the Common Stock purchase warrants, in the form of Exhibit B hereto, delivered to the Investors at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five (5) years.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II
PURCHASE AND SALE

Section 2.1                                      Closing. Subject to the terms and conditions set forth in this Agreement, at each Closing (as defined below), the Company shall issue and sell to each Investor participating in such Closing, and each such Investor shall, severally and not jointly, purchase from the Company, the Shares and Warrants representing such Investor’s Investment Amount as set forth on Schedule A hereto, for aggregate gross proceeds to the Company of up to a maximum of $7.5 million, as follows:

(a)                                  Initial Closing. Each Investor shall deliver to the Company via wire transfer or a certified check immediately available funds equal to their Investment Amount and the Company shall deliver to each Investor their respective Shares and Warrants as determined pursuant to Section 2.2(a) and the other items set forth in Section 2.2 issuable at the Closing. Upon satisfaction of the conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of Morrison & Foerster LLP, 12531 High Bluff Drive, San Diego, California, or such other location as the parties shall mutually agree (which time and place are designated as the “Initial Closing”).

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(b)                                 Subsequent Closing. The Company may sell up to the balance of the authorized number of Securities not sold at the Initial Closing to such Investors as it shall select provided that any such sale shall be consummated no later than ten (10) Business Days following the Initial Closing. All additional Invesment Amounts invested hereunder shall be reflected on Schedule A, which shall be automatically amended without any further action by any party hereto. The subsequent purchases and sales of the Shares and Warrants shall take place at the offices of Morrison & Foerster LLP, 12531 High Bluff Drive, Suite 100, San Diego, California 92130, at such time or at such other place as the Company and the Investors acquiring the Shares and Warrants mutually agree upon orally or in writing (which such time and place, together with the Initial Closing, are each designated as a “Closing”).

Section 2.2                                      Closing Deliveries.   (a)  At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i)                                     this Agreement duly executed by the Company;

(ii)                                  a certificate evidencing a number of Shares equal to such Investor’s Investment Amount divided by the Per Share Purchase Price, registered in the name of such Investor;

(iii)                               a Warrant registered in the name of such Investor to purchase up to a number of shares of Common Stock equal to 50% of such Investor’s Investment Amount divided by $0.30, with an exercise price equal to $0.35, subject to adjustment therein; and

(iv)                              the Registration Rights Agreement, duly executed by the Company.

(b)                                 At the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

(i)                                     this Agreement duly executed by such Investor;

(ii)                                  such Investor’s Investment Amount, in United States dollars and in immediately available funds, by check or by wire transfer to an account specified in writing by the Company for such purpose; and

(iii)                               the Registration Rights Agreement, duly executed by such Investor.

Section 2.3                                      Closing Conditions.

(a)                                  The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(i)                                     with respect to the Initial Closing, the Company shall have received commitments from Investors to purchase an amount of Securities with an aggregate

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purchase price of at least $4 million;

(ii)                                  the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(iii)                               all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iv)                              the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(v)                                 there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(b)                                 The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(i)                                     the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Investors contained herein;

(ii)                                  all obligations, covenants and agreements of the Investors required to be performed at or prior to the Closing shall have been performed; and

(iii)                               the delivery by the Investors of the items set forth in Section 2.2(b) of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1                                      Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to the Investors concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the following representations and warranties to each Investor:

(a)                                  Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Neither the Company nor any Subsidiary is party to any material joint venture, nor has any ownership interest in any entity that is material to the Company or as disclosed in the SEC Reports.

(b)                                 Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized and validly existing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own

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and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the material provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)                                  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)                                 No Conflicts. Except as otherwise disclosed on Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)                                  Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more

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Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Sections 4.6 and 4.15, (v) such consents or waivers as may be required under registration rights agreements entered into in connection with business acquisitions effected prior to the date of this Agreement, and (vi) the filing of any requisite notices with the Trading Market and (vii) those that have been made or obtained prior to the date of this Agreement.

(f)                                    Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the Shares issuable pursuant to this Agreement.

(g)                                 Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans as of June 30, 2007, is accurately set forth in the SEC Reports. Except as specified in the SEC Reports, no securities of the Company are entitled to preemptive or similar rights. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in the SEC Reports, and other than stock options granted pursuant to the Company’s stock option plans following June 30, 2007, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)                                 SEC Reports; Financial Statements. The Company has filed all reports, forms and schedules required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The SEC Reports, as amended, when filed, complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, as amended, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial

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statements of the Company included in the SEC Reports, as amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(i)                                     Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

(j)                                     Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)                                  Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of, or in receipt of notice that it is in violation of,

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any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of, or in receipt of notice that it is in violation of, any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety, employment and labor matters and, to its knowledge, privacy, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(l)                                     Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(m)                               Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under leases valid, subsisting and enforceable against the Company and the Subsidiaries, and the Company and the Subsidiaries are in compliance with such leases, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(n)                                 Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person and the Company has no knowledge of any such violation or infringement. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable.

(o)                                 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for enterprises of similar size and stage of development in the businesses

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in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(p)                                 Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary required to be disclosed in the SEC Reports (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(q)                                 Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s fiscal quarter ended June 30, 2007 (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls which was required to be disclosed in the SEC Reports and was not so disclosed.

(r)                                    Certain Fees. Other than fees that may be payable to Global Hunter Securities, LLC, no agent or broker will receive brokerage or finder fees or commissions payable by the Company with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

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(s)                                  Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares and Warrants by the Company to the Investors under the Transaction Documents.

(t)                                    Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Securities contemplated by Transaction Documents.

(u)                                 Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)                                 Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(w)                               No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(x)                                   Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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(y)                                 Insolvency. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not, be Insolvent. For purposes of this Agreement, “Insolvent” shall mean, with respect to any Person, that (i) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (ii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

(z)                                   Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with by the Company, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(aa)                            Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where the failure to do so could not have or reasonably be expected to result in a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(bb)                          Undisclosed Liabilities. No event, liability, development or circumstance has occurred or exists with respect to the Company or its respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder relating to an issuance and sale by the Company of its securities and which has not been reported in accordance with such rules and regulations of the Commission.

(cc)                            Employee Relations. Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any such Subsidiary, is now, or expects to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract, agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state and local laws and

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regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no complaints or charges against the Company or its Subsidiaries pending or, to the knowledge of the Company and its Subsidiaries, threatened to be filed with any governmental authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company or its Subsidiaries of any individual, that would be reasonably likely to result in a Material Adverse Effect.

(dd)                          Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(ee)                            Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

Section 3.2                               Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)                                  Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                                 Own Account. Such Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such

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Securities (this representation and warranty not limiting such Investor’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)                                  Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)                                 Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)                                  General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)                                    Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that such Investor first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

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ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

Section 4.1                                      Transfer Restrictions.

(a)                                  The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Investor under this Agreement and the Registration Rights Agreement.

(b)                                 The Investors agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON [EXERCISE] OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or

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transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c)                                  Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Warrant Shares pursuant to Rule 144, or (iii) if such Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than ten Trading Days following the delivery by a Investor to the Company or the Company’s transfer agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend (such tenth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Investors by crediting the account of the Investor’s prime broker with the Depository Trust Company System.

(d)                                 Each Investor, severally and not jointly with the other Investors, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Investor will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(e)                                  Until the one year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Investors holding a majority of the Shares, unless the Board of Directors determines that a particular reverse split is necessary in order to secure the inclusion or listing of the Common Stock on the Nasdaq Stock Market or a national securities exchange.

Section 4.2                                      Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation

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its obligation to issue the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Section 4.3                                      Furnishing of Information. As long as any Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 4.4                                      Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

Section 4.5                                      Exercise Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Investors in order to exercise the Warrants. No additional legal opinion or other information or instructions shall be required of the Investors to exercise their Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

Section 4.6                                      Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on the Trading Day following the date hereof, issue a Current Report on Form 8-K, reasonably acceptable to each Investor disclosing the material terms of the transactions contemplated hereby, and shall attach the Transaction Documents thereto. The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of each Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Investor, except (i) as required by federal securities law in connection with the registration statement

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contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under subclause (i) or (ii).

Section 4.7                                      Shareholder Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Investor is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Investors. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 4.8                                      Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 4.9                                      Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for acquisitions and for general working capital purposes.

Section 4.10                                Reimbursement. If any Investor becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Investor to or with any current stockholder), solely as a result of such Investor’s acquisition of the Securities under this Agreement, the Company will reimburse such Investor for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Investors who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Investors and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investors and any such Affiliate and any such Person. The Company also agrees that neither the Investors nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

Section 4.11                                Indemnification of Investors.  Subject to the provisions of this Section 4.11, the Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the

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Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Investor, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor may have with any such stockholder or any violations by the Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party. The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by a Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by the Investors in this Agreement or in the other Transaction Documents.

Section 4.12                                Reservation and Listing of Securities.

(a)                                  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)                                 If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 90th day after such date.

(c)                                  The Company shall, if applicable: (i) in the time and manner required by

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the Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market as soon as possible thereafter, (iii) provide to the Investors evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

Section 4.13                                Equal Treatment of Investors. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.

Section 4.14                                Short Sales and Confidentiality After The Date Hereof. Each Investor severally and not jointly with the other Investors covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period after the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Further, each Investor severally and not jointly with the other Investors covenants that until such Investor does not hold any of the Warrants, such Investor shall not create any “net short” position in the Company’s Common Stock, whereby the Investor shall have engaged in a Short Sale which would make such Investor’s short position greater than the number of shares of Common Stock which such Investor could obtain by exercising its Warrants held at the time of such determination. Each Investor, severally and not jointly with the other Investors, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.6, such Investor will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Investor understands and acknowledges, severally and not jointly with any other Investor, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of the Registration Statement with the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Investor makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Notwithstanding the foregoing, in the case of a Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

Section 4.15                                Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof,

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promptly upon request of any Investor. The Company shall, on or before or after the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investors at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.

ARTICLE V
MISCELLANEOUS

Section 5.1                                      Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

Section 5.2                                      Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.3                                      Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission and reasonably promptly following such transmission sends such notice or communication via U.S. mail or overnight courier) at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York City time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Crdentia Corp.
5001 LBJ Freeway, Suite 850
Dallas, Texas 75244
Facsimile No.: (972) 850-0780
Telephone No.: (972) 392-2722
Attention: Chief Executive Officer

With a copy to:	Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, CA 92130
Facsimile No.: (858) 720-5125
Attention: Steven G. Rowles, Esq.

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If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 5.4                       Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding a majority of the Shares or, in the case of a waiver, by the party against whom enforcement of such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.5                       Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 5.6                       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Other than in connection with a merger, consolidation, sale of all or substantially all of the Company’s assets or other similar change in control transaction, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Investors.

Section 5.7                       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

Section 5.8                       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any

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transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

Section 5.9                                      Survival. The agreements, covenants, representation and warranties contained herein shall survive the Closing and the delivery or exercise of the Securities, as applicable, until the third anniversary of the Closing.

Section 5.10                                Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 5.11                                Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 5.12                                Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of an exercise of a Warrant, the Investor shall be required to return any shares of Common Stock subject to any such rescinded exercise notice.

Section 5.13                                Replacement of Securities. If any certificate or instrument evidencing any

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Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 5.14                                Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.15                                Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.16                                Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Each Investor’s obligations hereunder are expressly not conditioned on the purchase by any or all of the other Investors of the Shares. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be

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necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

Section 5.17                                Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CRDENTIA CORP.

By:
Name: John Kaiser
Title: Chief Executive Officer

[Signature Pages for Investors Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

By:
Name:
Title:

Investment Amount: $

Tax ID No.:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

28

SCHEDULE A

SCHEDULE OF INVESTORS

Closing Dated: October 26, 2007

Name/Address		Investment Amount
FatBoy Capital, LP
9611 North U.S. Highway 1, Box 390
Sebastian, FL 32958
Phone:	(973) 426-0300
Fax:	(973) 426-0313	$1,640,000

MedCap Partners L.P.
c/o MedCap Management and Research LLC
500 Third Street, Suite 535
San Francisco, CA 94107
Phone:	(415) 495-1010
Fax:	(415) 495-1012	$715,000

MedCap Master Fund L.P.
c/o MedCap Management and Research LLC
500 Third Street, Suite 535
San Francisco, CA 94107
Phone:	(415) 495-1010
Fax:	(415) 495-1012	$635,000

C. Fred Toney
c/o MedCap Management and Research LLC
500 Third Street, Suite 535
San Francisco, CA 94107
Phone:	(415) 495-1010
Fax:	(415) 495-1012	$500,000

Catalysis Partners, LLC
429 Santa Monica Blvd., Suite 320
Santa Monica, CA 90401
Phone:	(310) 260-9708
Fax:	(310) 260-9718	$54,000

Catalysis Offshore, Ltd.
429 Santa Monica Blvd., Suite 320
Santa Monica, CA 90401
Phone:	(310) 260-9708
Fax:	(310) 260-9718	$46,000

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Patrick F. Latteral Living Trust
c/o Patrick Latteral
1 Blockfield Drive, #161
Tiburon, CA 94920
Phone:	(415) 248-2785	$100,000

The Sandra L. Jones Revocable Trust Dated 1/12/06
930 Tahoe Boulevard, Suite 802-193
Incline Village, NV 89451
Phone:	(775) 830-8192
Fax:	(775) 832-6884	$100,000

Norman C. Roberts Trust
c/o Norman Roberts
2810 Hidden Valley Road
La Jolla, CA 92037-7925
Phone:	(858) 459-2481)
Fax:	(858) 456-7925)	$100,000

William Kuni		$60,000

Black Forest International, LLC
c/o BCGU, LLC
2038 Corte del Nogal, Suite 110
Carlsbad, CA 92011
Phone:	(760 804-8844)
Fax:	(760 804-8845)	$250,000

Valens Offshore SPV I, Ltd.
c/o Valens Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, NY 10017		$500,000

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Closing Dated:               , 2007

Name/Address	Investment Amount

TOTAL

31

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

FORM OF WARRANT

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 26, 2007, by and among Crdentia Corp., a Delaware corporation (the “Company”), and the investors signatory hereto (each an “Investor” and collectively, the “Investors”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of October 26, 2007 among the Company and the Investors (the “Purchase Agreement”).

The Company and the Investors hereby agree as follows:

1.                                       Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms have the respective meanings set forth in this Section 1:

“Advice” has the meaning set forth in Section 6(c).

“Commission” means the Securities and Exchange Commission or its staff, as the context requires.

“Commission Comments” means written comments pertaining solely to Rule 415 which are received by the Company or its legal advisors from the Commission, and a copy of which shall have been provided by the Company to the Holders, to a filed Registration Statement which, after reasonable subsequent discussion between the Company, its advisors, the Holders and the Commission requires the Company to limit or reduce the amount of shares which may be included therein to a number of shares which is less than such amount sought to be included thereon as filed with the Commission.

“Effective Date” means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed under Section 2, the earlier of: (a) the 120th day following the Filing Date for such initial Registration Statement and (b) the fifth Trading Day following the date on which the Company is notified by the Commission that such initial Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” means, as to any Registration Statement required to be filed pursuant to this Agreement, the period commencing on the Effective Date of such Registration Statement and ending on the earliest to occur of (a) the third anniversary of such Effective Date, (b) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders of the Registrable Securities included therein, or (c) such time as the Registrable Securities covered by such Registration Statement may be sold by the Holders pursuant to Rule 144 as determined by the counsel to the Company pursuant

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to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means (a) with respect to the initial Registration Statement required to be filed under Section 2(a), the 30th day following the Closing Date; and (b) with respect to any Registration Statements required to be filed under Section 2(b), the six-month anniversary of the Effective Date of the Registration Statement required to be filed under Section 2(a) and for all subsequent Registration Statements, the six-month anniversary of the Effective Date of the immediately preceding Registration Statement required to be filed under Section 2(b), as applicable.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Losses” has the meaning set forth in Section 5(a).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means: (i) the Shares, (ii) the Warrant Shares, (iii) any shares of Common Stock issuable upon exercise of warrants issued to any placement agent as compensation in connection with the financing that is the subject of the Purchase Agreement (“Placement Agent Warrant Shares”), and (iv) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any exercise price adjustment with respect to any of the securities referenced in (i), (ii), or (iii) above.

“Registration Statement” means the initial registration statement required to be filed in accordance with Section 2(a) and any additional registration statement(s) required to be filed under Section 2(b), including (in each case) the Prospectus, amendments and supplements

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to such registration statements or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to the Investors pursuant to the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b)  if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Company.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.                                       Registration.

(a)                                  On or prior to the applicable Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 on Form S-1 (or on such other form appropriate for such purpose). Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such

3

Registration Statement, other than as to the characterization of any Holder as an underwriter, which shall not occur without such Holder’s consent) the “Plan of Distribution” attached hereto as Annex A. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than its Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective during the entire Effectiveness Period. The initial Registration Statement shall cover all of the Shares and Warrant Shares. In the event that the amount of securities which may be included in the Registration Statement filed pursuant to this Section 2(a) is limited due to Commission Comments, any cut back of securities shall be applied pro rata in proportion to the number of shares initially sought to be included by each Holder. Such cut back shall be applied first to the Warrant Shares and then to the Shares, as necessary. By 5:00 p.m. (New York City time) on the Business Day immediately following the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(b)                                 If all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(a) cannot be so included due to Commission Comments, or any additional Registrable Securities become issuable, then the Company shall prepare and file by the applicable Filing Date for such Registration Statement(s), such number of additional Registration Statements as may be necessary in order to ensure that all Registrable Securities are covered by an existing and effective Registration Statement. Any Registration Statements to be filed under this Section shall be for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-1 (or on such other form appropriate for such purpose). Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement, other than as to the characterization of any Holder as an underwriter, which shall not occur without such Holder’s consent) the “Plan of Distribution” attached hereto as Annex A. The Company shall cause such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, by its Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period. In the event that the amount of securities which may be included in the Registration Statement filed pursuant to this Section 2(b) is limited due to Commission Comments, any cut back of securities shall be applied pro rata in proportion to the number of shares initially sought to be included by each Holder. Such cut back shall be applied first to the Warrant Shares and then to the Shares, as necessary. By 5:00 p.m. (New York City time) on the Business Day immediately following the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(c)                                  If for any reason: (i) a Registration Statement is not filed on or prior to its Filing Date covering the Registrable Securities required under this Agreement to be included therein (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) hereof, the Company shall not be deemed to have satisfied this clause (i)), (ii) a Registration Statement is

4

not declared effective by the Commission on or prior to its required Effectiveness Date, or if by the Business Day immediately following the Effective Date the Company shall not have filed a “final” prospectus for the Registration Statement with the Commission under Rule 424(b) in accordance with Section 2(a) or 2(b) herein, as the case may be (whether or not such a prospectus is technically required by such Rule), or (iii) after its Effective Date, without regard for the reason thereunder or efforts therefor, such Registration Statement ceases for any reason to be effective and available to the Holders as to all Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for more than an aggregate of 30 Trading Days (which need not be consecutive) (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such 30 Trading Day-period is exceeded, being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the earlier of the date the applicable Event is cured or such Registrable Securities are eligible for resale pursuant to Rule 144 (the “Cure Date”), the Company shall pay to each Holder, as partial liquidated damages and not as a penalty, 1.0% of the Liquidated Damages Multiplier, such amount to be accrued until the Cure Date and paid in the form of Common Stock valued at the VWAP as of the Cure Date and subject to the terms of the Purchase Agreement. For purposes of this Agreement, the “Liquidated Damages Multiplier” shall mean the Investment Amount paid by each such Holder, less the amount paid for any Shares that are then covered by an effective Registration Statement or are eligible for resale pursuant to Rule 144 (without regard to any conversion restrictions). The maximum aggregate liquidated damages payable to a Holder under this Agreement shall be ten percent (10%) of the Investment Amount paid by such Holder pursuant to the Purchase Agreement. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. In no event will the Company be liable for liquidated damages under this Agreement with respect to any Registrable Securities which are not permitted by the Commission to be included in a Registration Statement due solely to Commission Comments.

(d)                                 Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Holder Questionnaire”). The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any liquidated or other damages under Section 2(c) to any Holder who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least two Trading Days prior to the Filing Date (subject to the requirements set forth in Section 3(a)).

3.                                       Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)                                  Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish to each Holder copies of the “Selling Stockholders” section of such document, the “Plan of Distribution” and any risk factor contained in such document that addresses specifically this transaction or the

5

Selling Stockholders, as proposed to be filed which documents will be subject to the review of such Holder. The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which the “Selling Stockholder” section thereof differs from the disclosure received from a Holder in its Selling Holder Questionnaire (as amended or supplemented).

(b)                                 (i)  Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that the Company believes in good faith would not result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(c)                                  Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing as promptly as reasonably possible (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company or its counsel whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes in good faith would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the

6

Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)                                 Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)                                  Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished) promptly after the filing of such documents with the Commission.

(f)                                    Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)                                 Prior to any public offering of Registrable Securities, register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States as any Holder may request, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax lien in any such jurisdiction where it is not then so subject.

(h)                                 Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i)                                     Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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4.                                       Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

5.                                       Indemnification.

(a)                                  Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or

8

the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)                                 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or  defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                                  Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party

9

has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with any negotiation or defense of any such action or Losses by the Indemnifying Party and shall furnish to the Indemnifying Party all non-privileged or non-confidential information reasonably requested by counsel to defend such action. The Indemnifying Party shall keep the Indemnified Party apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

No Person involved in the sale of Registrable Securities who is found guilty by a court of competent jurisdiction in a final, unappealable decision of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(d)                                 Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied

10

by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. No Person involved in the sale of Registrable Securities who is found guilty by a court of competent jurisdiction in a final, unappealable decision of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.                                       Miscellaneous.

(a)                                  Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)                                 Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it and otherwise comply with all applicable securities laws applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c)                                  Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the

11

copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(d)                                 Amendments and Waivers. The provisions of this Agreement, including the provisions of this Section 6(d), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of no less than a majority in interest of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, further that no amendment or waiver to any provision of this Agreement relating to naming any Holder or requiring the naming of any Holder as an underwriter may be effected in any manner without such Holder’s prior written consent.

(e)                                  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing or via e-mail (followed by facsimile) and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) or e-mail at the facsimile number or e-mail address, as applicable, specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail (followed by facsimile) at the facsimile number or e-mail address, as applicable, specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Crdentia Corp.
5001 LBJ Freeway, Suite 850
Dallas, Texas 75244
Facsimile No.: (972) 850-0780
Telephone No.: (972) 392-2722
Attention: Chief Executive Officer

With a copy to:	Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, CA 92130
Facsimile No.: (858) 720-5125
Attention: Steven G. Rowles, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof

12

If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(f)                                    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(g)                                 Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(h)                                 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) will be commenced in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(i)                                     Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

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(j)                                     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)                                  Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l)                                     Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of each other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document. Each Investor acknowledges that no other Investor will be acting as agent of such Investor in enforcing its rights under this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CRDENTIA CORP.

By:
Name: John Kaiser
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF INVESTING ENTITY

By:
Name:
Title:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Email:

ANNEX A

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•                  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. In addition, the Company has advised each Selling Stockholder that the Commission currently takes the position that coverage of short sales “against the box” prior to the effective date of the registration statement of which this prospectus is a part would be a violation of Section 5 of the Securities Act, as described in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporate Finance.

If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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ANNEX B

CRDENTIA CORP.

SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial owner of common stock (the “Common Stock”), of Crdentia Corp. (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of October 26, 2007 (the “Registration Rights Agreement”), among the Company and the Investors named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.                                      Name.

(a)                                 Full Legal Name of Selling Securityholder

(b)                                Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)                                  Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.                                      Address for Notices to Selling Securityholder:

Telephone:
Facsimile:
Contact Person:

3.                                      Beneficial Ownership of Registrable Securities:

Type and Principal Amount of Registrable Securities beneficially owned:

4.                                      Broker-Dealer Status:

(a)                                  Are you a broker-dealer?

Yes   ☐            No   ☐

Note:                   If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)                                 Are you an affiliate of a broker-dealer?

Yes   ☐            No   ☐

(c)                                  If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes   ☐            No   ☐

Note:                   If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.                                      Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

4

6.                                      Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, CA 92130

Facsimile No.:  (858) 523-2829

Attention:  Jeannette V. Filippone

5

Annex B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850
Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On October 29, 2007, Crdentia Corp. (“Crdentia”) entered into a definitive Membership Interest Purchase Agreement (the “Membership Purchase Agreement”) by and among Crdentia, CRDE Corp., Crdentia’s wholly-owned subsidiary (“CRDE”), ATS Universal, LLC d/b/a ATS Health Services (“ATS Universal”), Pass-Kessler Associates, Inc. (“PKA”), Universal Healthcare Staffing Corp. (“Healthcare Staffing”) and Kay Cowling (together with PKA and Healthcare Staffing, the “Members”) which is dated as of October 22, 2007.  Pursuant to the Membership Purchase Agreement, CRDE will acquire 100% of the Members’ equity interests in ATS Universal in exchange for approximately $3.3 million in cash and 2.1 million shares of Crdentia’s common stock valued at $700,000.

The foregoing description of the Membership Purchase Agreement is qualified in its entirety by reference to the Membership Purchase Agreement attached as Exhibit 2.1 and incorporated herein by reference.

On October 30, 2007, Crdentia entered into a definitive Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among Crdentia, CRDE, MP Health Corp., CRDE’s wholly-owned subsidiary (“MP Health”), Medical People Healthcare Services, Inc. (“Medical People”), and certain specified shareholders of Medical People (the “Shareholders”) which is dated as of October 22, 2007.  Pursuant to the Asset Purchase Agreement, MP Health will purchase specified assets and liabilities of Medical People and its affiliates (the “Purchased Assets”) in exchange for $750,000 in cash and a promissory note in the amount of $500,000.  The Purchased Assets are to be conveyed free and clear of any and all encumbrances of any kind whatsoever.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement attached as Exhibit 2.2 and incorporated herein by reference.

The Membership Purchase Agreement and the Asset Purchase Agreement (the “Agreements”) have been included to provide investors with information regarding the terms of the Agreements and are not intended to provide any other factual information about the parties to the Agreements. Each of the Agreements contains representations and warranties of specified parties to the Agreements. The assertions embodied in these representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Agreements. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreements. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

On October 26, 2007, Crdentia issued a Common Stock Purchase Warrant to FatBoy Capital, LP (“FatBoy”) to purchase up to one million (1,000,000) shares of Common Stock of Crdentia with an exercise price of $0.45 per share (the “Warrant”).  The Warrant was issued as consideration for investment advisory services previously provided to Crdentia by FatBoy.  The Warrant is immediately exercisable and has a 5 year term.

The foregoing description of the Warrant is qualified in its entirety by reference to the Warrant attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 29, 2007, Crdentia completed the purchase of 100% of the outstanding equity interests in ATS Universal pursuant to the Membership Purchase Agreement.  The information regarding Crdentia’s acquisition of ATS Universal included above in Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

The information included above in Item 1.01 regarding the Warrant is hereby incorporated by reference into this Item 3.02.

2

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement by and among Crdentia Corp., CRDE Corp., ATS Universal, LLC, and the Members of ATS Universal, LLC dated as of October 22, 2007.
2.2

Asset Purchase Agreement by and among Crdentia Corp., CRDE Corp., MP Health Corp., Medical People Healthcare Services, Inc., and the shareholders of Medical People Healthcare Services, Inc. dated as of October 22, 2007.

10.1	Common Stock Purchase Warrant of Crdentia Corp. issued to FatBoy Capital, LP as of October 26, 2007.

3

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

November 1, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

4

EXHIBIT INDEX

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement by and among Crdentia Corp., CRDE Corp., ATS Universal, LLC, and the Members of ATS Universal, LLC dated as of October 22, 2007.
2.2

Asset Purchase Agreement by and among Crdentia Corp., CRDE Corp., MP Health Corp., Medical People Healthcare Services, Inc., and the shareholders of Medical People Healthcare Services, Inc. dated as of October 22, 2007.

10.1	Common Stock Purchase Warrant of Crdentia Corp. issued to FatBoy Capital, LP as of October 26, 2007.

5

Exhibit 2.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

CRDENTIA CORP.,

CRDE CORP.,

ATS UNIVERSAL, LLC,

and

THE MEMBERS OF ATS UNIVERSAL, LLC.

Dated:  October 22, 2007

i

3.33.	Brokers	29
3.34.	Verification of Credentials	29
3.35.	HIPAA Compliance	30
3.36.	Compliance with Anti-Terrorism Laws	30
3.37.	Material Misstatements and Omissions	30
3.38.	Disclaimer of Other Representations and Warranties	30

ARTICLE IV. REPRESENTATIONS OF PARENT AND CRDE		30
4.1.	Organization	30
4.2.	Authority	31
4.3.	Litigation	31
4.4.	Reports and Financial Statements	31
4.5.	Third-Party Consents	31
4.6.	No Conflicts	31
4.7.	Consents and Governmental Approvals and Filings	32
4.8.	Brokers	32
4.9.	Compliance with Anti-Terrorism Laws	32

ARTICLE V. REPRESENTATIONS OF THE MEMBERS		32
5.1.	Requisite Power and Authority	32
5.2.	Investment Representations	33
5.3.	Transfer Restrictions	34
5.4.	Market Standoff	35

ARTICLE VI. ADDITIONAL AGREEMENTS		35
6.1.	Access to Information	35
6.2.	Public Announcements; Company Literature	35
6.3.	Fees and Expenses	35
6.4.	Confidentiality	36
6.5.	Registration of Parent Common Stock	36
6.6.	Transfers of Governmental Authorizations	36

ARTICLE VII. ACTIONS BY THE PARTIES AFTER THE CLOSING		36
7.1.	Survival of Representations	36
7.2.	Indemnification	37
7.3.	Right of Offset	39
7.4.	Non-Exclusivity	39

ARTICLE VIII. MISCELLANEOUS		39
8.1.	Further Assurances	39
8.2.	Notices	39
8.3.	Entire Agreement	40
8.4.	Waiver	41
8.5.	Amendment	41
8.6.	No Third Party Beneficiary	41
8.7.	No Assignment; Binding Effect	41
8.8.	Severability	41
8.9.	Governing Law	41
8.10.	Consent to Jurisdiction and Forum Selection	41

ii

8.11.	Construction	42
8.12.	Execution; Multiple Counterparts	42
8.13.	Attorney Fees	42

MEMBERS DISCLOSURE SCHEDULE

Schedule 1.3	Key Employees

Schedule 3.2(a)	Capitalization

Schedule 3.2(b)	Agreements or Rights Relating to Acquisition of Membership Interests

Schedule 3.2(c)	Agreements Relating to Membership Interests

Schedule 3.5(b)	Conflicts with Governmental Authorities, Governmental Authorizations, or Legal Requirements

Schedule 3.5(c)	Conflicts with Agreements

Schedule 3.5(e)	Encumbrances of Tax Resulting from Agreement

Schedule 3.6	Third-Party Consents

Schedule 3.8	Company Financial Statements

Schedule 3.11	Undisclosed Liabilities

Schedule 3.13	Benefit Plans

Schedule 3.14	Real Property

Schedule 3.16(a)	Compliance with Legal Requirements

Schedule 3.16(b)	Governmental Authorizations; Compliance

Schedule 3.17(a)	Legal Proceedings

Schedule 3.17(b)	Orders

Schedule 3.17(c)	Compliance with Orders

Schedule 3.18	Contracts

Schedule 3.19	Accounts Receivable

Schedule 3.20	Accounts Payable

iii

Schedule 3.21	Equipment

Schedule 3.22	Insurance

Schedule 3.23	Tax Matters

Schedule 3.25	Certain Employees

Schedule 3.26	Absence of Certain Developments

Schedule 3.27	Customers

Schedule 3.28	Deposit Accounts or Assets

Schedule 3.30	Internal Controls

Schedule 3.31	Relationships with Related Persons

Schedule 3.34	Verification of Credentials

EXHIBITS

Exhibit A	Form of Assignment of Membership Interests

Exhibit B	Form of Non-Competition Agreement

Exhibit C	Form of Release Agreement

Exhibit D	Form of Employment Agreement

Exhibit E	Form of Company Secretary’s Certificate

Exhibit F	Form of Member Secretary’s Certificate

Exhibit G	Form of CRDE Secretary’s Certificate

Exhibit H	Payment Letter

iv

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is dated to be effective as of 12:01 a.m. on October 22, 2007 (the “Effective Date”) and is between Crdentia Corp., a Delaware corporation (“Parent”), CRDE Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“CRDE” and together with Parent, “Crdentia”), ATS Universal, LLC, a Florida limited liability company, d/b/a ATS Health Services (the “Company”), Pass-Kesler Associates, Inc., a Florida corporation formerly known as ATS Services, Inc. (“ATS”), Universal Healthcare  Staffing Corp., a Florida corporation (“UHSC”), and Kay Cowling (“Cowling”, and together with ATS and UHSC, the “Members”).

The Company is engaged in the business of temporary placement of health care professionals with health care offices, clinics, and institutions (collectively, the “Services,” and such business, the “Business”).

The Members desire to sell to CRDE and CRDE desires to purchase from the Members on the terms and conditions contained in this Agreement one hundred percent of the issued and outstanding membership interests in the Company owned by the Members. The Members have approved the purchase and sale transaction and the other transactions set forth and described in this Agreement.

The parties therefore agree as follows:

ARTICLE I.
DEFINITIONS

1.1.          Drafting Conventions.  The descriptive headings used for Articles and Sections of this Agreement are inserted for convenience only and are not to constitute substantive material in the construction or interpretation of this Agreement. Any reference in this Agreement to an “Article” or a “Section” means the relevant Article or Section of this Agreement only, unless stated otherwise. As used in this Agreement unless the context dictates otherwise, (a) pronouns of any gender include the masculine, feminine, and neuter genders as appropriate; (b) singular words include the plural, and the plural the singular; (c) the word “or” is disjunctive but not necessarily exhaustive; (d) the words “any” and “all” both have the inclusive meaning “any and all”; and (e) the word “including” means “including, but not limited to” the specific items or matters listed. Any reference in this Agreement to a “Schedule” refers to the correspondingly numbered schedule in the Members Disclosure Schedule. Any reference in this Agreement to an “Exhibit” means the referenced Exhibit attached to this Agreement. Any reference in this Agreement to a number of days means a number of calendar days, unless stated otherwise. Any reference to an amount of money means such amount in United States dollars, unless stated otherwise. All accounting terms used but not otherwise defined in this Agreement have the meanings given to them under GAAP, unless stated otherwise.

1.2.          Incorporation of Members Disclosure Schedule.  The contents of the Members Disclosure Schedule hereby are incorporated into this Agreement as if fully set forth herein.

1.3.          Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

“2007 EBITDA Amount” means the actual EBITDA of the Company during the calendar year ending on December 31, 2007.

“2007 EBITDA Deficit” means, as set forth in Section 2.2(b)(ii), the mathematical difference, if any, of $800,000.00 minus the Company’s actual EBITDA during the calendar year ending on December 31, 2007. If the difference calculated by this procedure is zero or a negative number, the 2007 EBITDA Deficit will be deemed to be zero.

“Accounts Payable” has the meaning set forth in Section 3.20.

“Accounts Receivable” has the meaning set forth in Section 3.19.

“Actions or Proceedings” means any action, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Additional Consideration” has the meaning set forth in Section 2.2(c).

“Affiliate” means, with respect to any Person, a family member or another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. A “family member” of an individual Person means (i) the individual’s spouse and former spouses, (ii) any other natural person who is related within the second degree to the individual or the individual’s spouse, or (iii) any other natural person who resides with such individual Person.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Ancillary Documents” means the Assignment of Membership Interests as contemplated in Section 2.4(b)(i), the Non-Competition Agreement as contemplated in Section 2.4(b)(ii), the Release Agreement as contemplated in Section 2.4(b)(iii), the Employment Agreement as contemplated in Section 2.4(c)(i), the releases of liens and terminations statements as contemplated in Section 2.4(c)(vii), and all other certificates and documents required to be delivered by the Company under this Agreement.

“Assets and Properties” and “Assets or Properties” of any Person each means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

“Assignment of Membership Interests” means the Assignment of Membership Interests described in Section 2.4(b)(i).

“Benefit Plan” means any Plan established, arranged or maintained by the Company or any corporate group of which the Company is or was a member, existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, officer, director or former employee, officer or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

“Books and Records” of any Person means all files, documents, instruments, papers, books, computer files (including but not limited to files stored on a computer’s hard drive or on floppy disks), electronic files and records in any other medium relating to the business, operations, accounting practices or condition of such Person.

“Business” has the meaning set forth in the second introductory paragraph of this Agreement.

“Cash Consideration” has the meaning set forth in Section 2.2(a)(i).

“Closing” has the meaning set forth in Section 2.4(a).

“Closing Balance Sheet” means the balance sheet of the Company as of the Closing Date, delivered to Parent at the Closing pursuant to the terms of Section 2.4(c)(iii), which may be updated during the period of seven days following the Closing Date for information received by the Company after the Closing Date.

“Closing Consideration” shall have the meaning set forth in Section 2.2(a).

“Closing Date” has the meaning set forth in Section 2.4(a).

“Closing Trading Price” has the meaning as set forth in Section 2.2(a)(ii).

“Code” means the Internal Revenue Code of 1986 and the corresponding Treasury Regulations promulgated thereunder, each as amended or superseded from time to time.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Company Financial Statements” means (i) the unaudited, management prepared balance sheets and statements of income for the fiscal periods ended December 31, 2005 and December 31, 2006 and (ii) the Interim Financial Statements.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement, including (a) the execution and delivery of each of the Ancillary Documents; (b) the performance by Parent, CRDE, the Company, and the Members of their respective covenants and obligations under this Agreement; and (c) the execution and delivery of all such documents, instruments and certificates as deemed necessary or advisable by either the Company or Parent.

“Contract” means any legally binding agreement, contract, obligation, promise, or undertaking, whether written or oral and whether express or implied.

“CRDE” has the meaning set forth in the first paragraph of this Agreement.

“Damages” has the meaning set forth in Section 7.2(a).

“Defined Benefit Plan” means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

“EBITDA” means net income before interest, taxes, depreciation, and amortization, calculated in accordance with GAAP, where net income is calculated by (i) adding back to net income:  (A) any and all expenses associated with the opening of any new or additional office other than the offices that are open and in operation as of the Closing; (B) any and all fines, fees, penalties, or other expenses  incurred in connection with the Company’s Governmental Authorizations after the Closing; (C) any and all expenses of the Company to employ Cowling prior to the Closing, including all compensation, benefits, car allowance and expenses, and any and all consulting fees or other amounts paid to Cowling for services rendered prior to or after the Closing; (D) any and all incentive or bonus payments to Key Employees that are listed on Schedule 1.3, and (E) any increases in compensation paid to Company employees during the Ensuing Period as such increases relate to offsetting increased health insurance costs for such employees, and (ii) subtracting from net income:  (A) $100,000.00 and (B) the incremental additional cost incurred by Crdentia to include the Company in Crdentia’s liability insurance coverage, which cost, however, shall not exceed $114,000.

“Effective Date” means 12:01 a.m. (Eastern time) on October 22, 2007.

“Employment Agreement” has the meaning as set forth in Section 2.4(c)(i).

“Encumbrances” means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, equitable interest, levy, charge, community property interest, right of first refusal, or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

“Ensuing Period” means the period commencing on the first day of the calendar month next following the Closing Date and continuing through six calendar months

“Ensuing Period EBITDA Amount” means the Company’s EBITDA (rounded to the nearest whole dollar) during the Ensuing Period.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any entity which is a member of a “controlled group of corporations” or which is or was under “common control” with the Company as defined in Section 414 of the Code.

“GAAP” means United States generally accepted accounting principles, as currently in effect, applied on a basis consistent with the basis on which Parent’s audited financial statements are prepared.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, any state, county, city or other political subdivision.

“Governmental Authorization” means any license, permit, certificate of authority, registration, approval, consent, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

“Intellectual Property” means (i) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (ii) trade secrets and confidential business information (including without limitation know-how, customer lists, current and anticipated customer requirements, price lists, market studies and business plans), however documented; (iii) proprietary computer software and programs (including object code and source code) and other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium), including all copyrights; (iv) database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other related information, however documented; (v) any and all information concerning the business and affairs of a Person (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; (vi) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for a Person containing or based, in whole or in part, on any information included in the foregoing, however documented; and (vii) any similar or equivalent rights to any of the foregoing, including but not limited to the name “ATS Universal, LLC” or “ATS Health Care.”

“Interim Financial Statements” means the management prepared unaudited balance sheet and statement of income for the Company for the period ended August 26, 2007.

“Key Employees” means those employees of the Company designated as “key employees” prior to the Closing and set forth on Schedule  1.3.

“Knowledge” of a Person means the knowledge of such Person or of any officer, director, or manager of such Person. Such Person or an officer, manager, member, or partner of such Person will be deemed to have Knowledge of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. Notwithstanding the foregoing, “Knowledge of the Company” or “Knowledge of the Company and the Members” means the actual knowledge of Doug Anderson, Tim Jones, or Cowling.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Liabilities” has the meaning set forth in Section 3.11.

“Long-Term Debt” means the long-term debt (including any current portion thereof) of the Company, as listed on the Closing Balance Sheet.

“Material Adverse Effect” means, for any Person, a material adverse effect whether individually or in the aggregate (a) on the business, operations, financial condition, Assets and Properties, liabilities or prospects of such Person, or (b) on the ability of such Person to consummate the Contemplated Transactions.

“Members Disclosure Schedule” means the disclosure schedule incorporated into and made a part of this Agreement which sets forth the exceptions to the representations and warranties contained in Article III hereof and certain other information required by this Agreement.

“Net Working Capital” means the aggregate value of all current assets of the Company minus the aggregate value of all current liabilities of the Company, excluding the Line of Credit with Merrill Lynch Business Financial Services, Inc. (the “Merrill Lynch Credit Line”) to be paid at closing, which values are to be determined by Parent as soon as reasonably practicable following the Closing.

“Net Working Capital Deficit” means the mathematical difference, if any, of $1,150,000.00 minus the Company’s actual Net Working Capital as of the Closing Date. If the difference calculated by this procedure is zero or a negative number, the Net Working Capital Deficit will be deemed to be zero.

“Net Working Capital Surplus” means the mathematical difference, if any, of the Company’s actual Net Working Capital as of the Closing Date, minus $1,250,000.00. If the difference calculated by this procedure is zero or a negative number, the Net Working Capital Surplus will be deemed to be zero.

“Neutral Auditor” has the meaning as set forth in Section 2.2(d).

“Non-Competition and Non-Solicitation Agreement” has the meaning set forth in Section 2.4(b)(ii).

“OFAC” means the United Stated Department of Treasury’s Office of Foreign Asset Control, as set forth in Section 3.36.

“Operating Agreement” means that certain Operating Agreement of the Company, dated April 23, 2004, as amended.

“Order” means any award, decision, writ, judgment, decree, ruling, subpoena, verdict, injunction or similar order of any Governmental Authority (in each such case whether preliminary or final).

“Ordinary Course of Business” means the action of a Person that is (i) consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (ii) not required to be authorized by the board of directors of the Company; and (iii) similar in nature and magnitude to actions customarily taken, without the action of the board of directors or similar body, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as the Company.

“Parent” has the meaning set forth in the first paragraph of this Agreement.

“Parent Common Stock” means the common stock of Parent, par value $0.001.

“Parent SEC Documents” means each form, report, schedule, statement and other document filed by Parent beginning in August 2004 through the date immediately prior to the date of this Agreement under the Exchange Act or the Securities Act, including any amendment to such document.

“Payment Letter” has the meaning as set forth in Section 2.2(a)(i).

“Permitted Encumbrance” means (a) any Encumbrance for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and (b) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the business of the Company.

“Person” means any natural person or legally-recognized entity, including any Governmental Authority.

“Plan” means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers’ compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

“Purchase Price” has the meaning set forth in Section 2.2.

“Qualified Plan” means each Benefit Plan which is intended to qualify under Section 401 of the Code.

“Real Property” has the meaning set forth in Section 3.14.

“Release” or “Release Agreement” has the meaning set forth in Section 2.4(b)(iii).

“SDN List” means the List of Specially Designated Parties and Blocked Persons promulgated by OFAC, as described in Section 3.36.

“SEC” means the Securities and Exchange Commission of the United States.

“Securities Act” means the Securities Act of 1933, as amended.

“Services” has the meaning set forth in the second introductory paragraph of this Agreement.

“Stock Consideration” means the aggregate number of shares of Parent Common Stock to be issued to the Company on the Closing Date in accordance with the terms of Section 2.2(a)(ii) and as later adjusted in accordance with the terms of Section 2.2(b).

“Stock Consideration Value” means $700,000.00 payable in shares of common stock of Parent, as set forth in Section 2.2(a)(ii).

“Tax” (and, with correlative meaning, “Taxes,” “Taxable” and “Taxing”) means (i) any federal, state, municipal, county, local or foreign income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or other group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

“Tax Return” means any return, report, information return, schedule or other document (including any related or supporting information) filed or required to be filed with respect to any Taxing authority with respect to Taxes.

“Third Party Expenses” has the meaning set forth in Section 6.3.

“Threatened” means a claim, Proceeding, dispute, action or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that such a claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

“Treasury Regulations” means the regulations promulgated by the United States Department of Treasury pursuant to the Code, as the same may be amended or superseded from time to time.

“United States Person” has the meaning set forth in Section 3.23(h).

ARTICLE II.
PURCHASE AND SALE OF MEMBERSHIP  INTERESTS

2.1.          Membership Interests.  Subject to the terms and the conditions set forth in this Agreement and on the basis of the representations set forth herein, the Members hereby sell to CRDE and CRDE hereby purchases from the Members one hundred percent of the issued and outstanding equity in the Company (the “Membership  Interests”).

2.2.          Purchase Price.  The purchase price for the Membership Interests (the “Purchase Price”) consists of the Closing Consideration, adjusted in accordance with Section 2.2(b) and reduced by the amount of the Merrill Lynch Credit Line and any Long-Term Debt, and adjusted by the amount of the Additional Consideration, if any, as described below:

(a)           Closing Consideration. At the Closing, Parent shall pay an amount equal to $4,000,000 (the “Closing Consideration”), payable as follows:

(i)            Cash Consideration. On the Closing Date, Parent shall pay to the $3,300,000.00 of the Closing Consideration in cash reduced by the amount of the Merrill Lynch Credit Line and any Long-Term Debt (the “Cash Consideration”) in accordance with the payment instructions set forth in the payment letter attached hereto as Exhibit H (the “Payment Letter”); and

(ii)           Stock Consideration. On the Closing Date, Parent shall pay the remaining $700,000.00 of the Closing Consideration (the “Stock Consideration Value”) by the issuance of shares of Parent Common Stock to the Members in accordance with the terms of Section 2.3 below. The aggregate number of shares of Parent Common Stock to be delivered to the Members on the Closing Date will be determined by dividing (A) the Stock Consideration Value by (B) the average closing price of the Parent Common Stock as reported on the OTCBB or other stock exchange or quotation system for the last thirty-day period ending three trading days prior to the date of issuance of Parent Common Stock pursuant to the terms of this Section 2.2(a)(ii) (the “Closing Trading Price”). The certificates representing the shares of Parent Common Stock comprising the Stock Consideration will be issued but retained by Parent until after all the adjustments to the Stock Consideration, as set forth in Section 2.2(b), are completed and will be delivered to Sellers, as adjusted if applicable, no later than March 15, 2008, provided, however, in the event the Sellers are exercising their rights to dispute the computations of Net Working Capital or the 2007 EBITDA Amount, as provided by the terms of Section 2.2(d), Parent’s obligation to deliver the certificates representing the Stock Consideration, as adjusted if applicable, will be deferred until such time as all time periods and processes contemplated by the terms of Section 2.2(d) have elapsed.

(b)           Post-Closing Reduction of Stock Consideration. As soon as reasonably practicable but in no event later than forty-five days following the Closing, Parent shall calculate the actual Net Working Capital of the Company as of the Closing Date. As soon as reasonably practicable following the end of calendar year 2007, Parent shall calculate the actual EBITDA amount during the calendar year ending on December 31, 2007. Promptly upon completion of each of those calculations, Parent shall determine whether the aggregate Stock Consideration otherwise payable to the Members in accordance with the terms of Section 2.2(a)(ii) is to be reduced, and the amount of such reduction recovered by Parent, in accordance with the following tests:

(i)            Net Working Capital Test. In the event the Company’s Net Working Capital at Closing, once determined by Parent, is less than $1,150,000.00 (the amount of any such shortfall, the “Net Working Capital Deficit”), then the Members, jointly and severally, shall pay to Parent the amount of such Net Working Capital Deficit by one of the following methods, at their option:

(A)          In cash within five business days after written demand therefor by Parent, by wire transfer of immediately available funds or delivery of a cashier’s check drawn upon a federally insured financial institution; or

(B)           By reduction of and recovery by Parent of all or a portion of the aggregate Stock Consideration otherwise payable to the Members, the number of shares of such reduction calculated as the quotient obtained by dividing the Net Working Capital Deficit by the Closing Trading Price.

(C)           In the event a Member fails to pay the Net Working Capital Deficit in cash as set forth in Section 2.2(b)(i)(A), such Member will be deemed to have elected to pay the amount of the Net Capital Deficit by reduction of the Stock Consideration in accordance with the terms of Section 2.2(b)(i)(B).

In the event the Company’s Net Working Capital at Closing, once determined by Parent, is more than $1,250,000.00 (the amount of any such surplus, the Net Working Capital Surplus), then the Parent shall pay to the Members the amount of such Net Working Capital Surplus, in cash within five business days after written demand therefor by the Members, by wire transfer of immediately available funds or delivery of a cashier’s check drawn upon a federally insured financial institution.

(ii)           2007 EBITDA Test. The Company shall determine the 2007 EBITDA Amount as soon as reasonably practicable but in no event later than February 15, 2008. In the event the 2007 EBITDA Amount is less than $800,000.00 (the amount of any such shortfall, the “2007 EBITDA Deficit”), then Parent will have the right and authority to reduce and recover all or a portion of the aggregate Stock Consideration otherwise payable to the Members, the number of shares of such reduction calculated as the quotient obtained by dividing (i) five times the 2007 EBITDA Deficit by (ii) the average closing price of the Parent Common Stock as reported on the OTCBB or other stock exchange or quotation system for the last thirty-day period ending on the last trading day of the calendar year 2007.

(iii)          In the event the Stock Consideration paid on the Closing Date is to be reduced in accordance with any of the terms of this Section 2.2(b), each of the Members hereby agrees to execute and deliver such conveyances, agreements, instruments, or other documents as may be reasonably necessary in order to effectuate fully the reduction of the Stock Consideration and recovery by Parent of the amount of such reduction, determined as set forth above, including assignments or other conveyances of shares of Parent Common Stock to Parent in connection therewith. Each of the Members hereby appoints the Chief Executive Officer, Chief Financial Officer, Secretary, or other appropriate officer of Parent as such Person’s attorney-in-fact for the purpose of executing and delivering any and all documents, instruments, assignments, and conveyances in connection with any reduction in Stock Consideration as set forth above and the conveyance of shares of Parent Common Stock to Parent in connection therewith on behalf of and in the stead of such Member to the fullest extent that such Member or such Member’s duly authorized representative could do if present in person. Each power of attorney granted pursuant to the terms of this Section 2.2(b)(iii) is coupled with an interest and is irrevocable so as to be fully enforceable by Parent with no further action by any Member.

(iv)          In the event the Stock Consideration payable to a Member is to be reduced pursuant to any of the terms of this Section 2.2(b), then in accordance with the authority granted Parent by such Member in Section 2.2(b)(iii) above, Parent shall cancel the certificate representing the Stock Consideration payable to such Member and shall issue a new certificate in such Member’s name for the number of shares of Parent Common Stock payable to the Company after adjustment of the Stock Consideration pursuant to the each of the tests set forth in this Section 2.2(b). Promptly upon completion of the reduction of the Stock Consideration, if any, required by the terms of Section 2.2(b)(ii), Parent shall deliver the certificates representing the Stock Consideration, adjusted in accordance with the terms of this Section 2.2(b), to the Members.

(c)           Additional Consideration. In addition to the Closing Consideration, adjusted if necessary in accordance with the terms of Section 2.2(b), if the Ensuing Period EBITDA Amount is greater than $400,000.00, Parent shall pay as additional Purchase Price, if earned, an amount calculated as five times the Ensuing Period EBITDA Amount in excess of $400,000.00 (the “Additional Consideration”). Any Additional Consideration payable by Parent in accordance with the terms of this Section 2.2(c), will be paid to the Members in accordance with the terms of Section 2.3. Such Additional Consideration, if any, will be paid as soon as reasonably practicable but in no event later than forty-five days after determination of the Ensuing Period EBITDA Amount  (including consideration of any time periods for dispute resolution as contemplated the terms of Section 2.2(d)) and in one of the following forms, in the Members’ collective sole and absolute discretion.

(i)            In cash, by wire transfer of immediately available funds or by delivery of a cashier’s check drawn upon a federally insured United States financial institution; or

(ii)           In Parent Common Stock, the number of shares of which are to be calculated as the quotient of (A) the amount of Additional Consideration payable pursuant to the terms of this Section 2.2(c) divided by (ii) the average closing price of the Parent Common Stock as reported on the OTCBB or other stock exchange or quotation system for the last thirty-day period ending two trading days prior to the issuance of shares of Parent Common Stock as Additional Consideration hereunder.

(d)           Disputes. Promptly after determination of each of Net Working Capital, the 2007 EBITDA Amount, and the Ensuing Period EBITDA Amount, respectively, Parent shall deliver to the Members in writing the computations by which such figures were determined. Parent’s determination shall be final and conclusive unless one or more Members objects in writing within thirty days following receipt of the written computation. If such an objection is submitted, the Members and Parent shall negotiate in good faith to resolve the disagreement. If such negotiations fail to resolve the disagreement within twenty days after Parent’s receipt of the written objection, the matter will be submitted to PriceWaterhouse Coopers (the “Neutral Auditor”). The Neutral Auditor shall deliver to Parent and the Members a written determination of Net Working Capital, the 2007 EBITDA Amount, or the Ensuing Period EBITDA Amount, as applicable, within thirty days of submission of the matter to the Neutral Auditor. The Neutral Auditor’s written determination will include a worksheet setting forth all material calculations utilized in the determination and will be based solely upon information provided to the Neutral Auditor by Parent and the Members. The written determination of the Neutral Auditor will be final, conclusive, and binding on Parent and all the Members. All fees and expenses relating to any work performed by the Neutral Auditor will be borne equally by Parent (fifty percent) and all the Members (fifty percent).

2.3.          Purchase Price Distribution Among Members.  Any Purchase Price, whether Cash Consideration, Stock Consideration, or Additional Consideration, payable by Parent to the Members in accordance with the terms of this Agreement will be paid in accordance with the terms of the Payment Letter. The Payment Letter also will contain a payment directive to pay in full the Merrill Lynch Credit Line and the Long Term Debt, if any, which directive will be accompanied by a pay-off letter from each applicable institution.

2.4.          Closing

(a)           Time and Place. The consummation of the Contemplated Transactions under this Agreement (the “Closing”) will take place on or before October 22, 2007 (the “Closing Date”), effective as of the Effective Date, by the exchange of signature pages by facsimile or other electronic transmission before 2:00 p.m. (central time) on such Closing Date, accompanied by overnight delivery by each party to each other party of all original, executed signature pages to each document contemplated herein by Federal Express or other national overnight parcel delivery service, or at such time and in such manner as the parties mutually agree. In making the overnight delivery contemplated in this section, the parties shall deliver the referenced signature pages to the national overnight parcel delivery service on the Closing Date for delivery before the close of business the following day, with package tracking capability enabled.

(b)           Closing Deliveries by the Members. At the Closing, each of the Members will have delivered or caused to be delivered to Parent or CRDE, as the case may be, the following items.

(i)            an Assignment of Membership Interests, substantially in the form of Exhibit A, by and between each Member and CRDE, duly executed by such parties;

(ii)           for each Member and Tim Jones, a Non-Competition and Non-Solicitation Agreement by and between Parent (for itself and on behalf of all its subsidiaries) and such Member and Tim Jones, substantially in the form of Exhibit B (the “Non-Competition Agreement”), duly executed by such parties;

(iii)          for each Member, a Release Agreement by and between such Member and the Company, substantially in the form of Exhibit C (the “Release Agreement”), duly executed by such parties; and

(iv)          the Payment Letter accompanied by a pay-off letter from each applicable institution representing the Merrill Lynch Credit Line and any portion of the Long-Term Debt, if any.

(c)           Closing Deliveries by the Company. At or before the Closing, the Company will have delivered or caused to be delivered to Parent or CRDE, as applicable, the following items:

(i)            an Employment Agreement between the Company and Tim Jones, substantially in the form of Exhibit D, duly executed by such parties;

(ii)           the Payment Letter;

(iii)          the Closing Balance Sheet;

(iv)          a certificate of an officer of the Company, substantially in the form of Exhibit E, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of the Company, certified as of a recent date by the Secretary of State of Florida, and a true and complete copy of the operating agreement of the Company and any amendments thereto, (B) a certificate of each appropriate Secretary of State certifying the good standing of the Company in its state of organization and all states in which it is qualified to do business, (C) a true and complete copy of the resolutions of the governing authority of the Company authorizing the execution, delivery, and performance of this Agreement by the Company and the consummation of the Contemplated Transactions, and (D) incumbency matters;

(v)           a certificate of an officer of each entity who is a Member, substantially in the same form of Exhibit F, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of such Member, certified as of a recent date by the Secretary of State of such entity’s state of formation, and a true and complete copy of the operating agreement of such Member and any amendments thereto, (B) a certificate of each appropriate Secretary of State certifying the good standing of such Member in its state of formation, (C) a true and complete copy of the resolutions of the governing authority of such Member authorizing the execution, delivery, and performance of this Agreement by the Company and the consummation of the Contemplated Transactions, if any for such Member and (D) incumbency matters;

(vi)          a report reflecting the results of a search regarding the Company conducted within ten days prior to the Closing of the Uniform Commercial Code and judgment and tax lien records of the State of Florida;

(vii)         one or more releases of liens and termination statements relating to the Merrill Lynch Credit Line and any Long-Term Debt in form reasonably satisfactory to Parent;

(viii)        a consulting letter agreement with Cowling and such other documents as Parent reasonably may request for the purpose of facilitating the consummation of the Contemplated Transactions; and

(ix)           any such documents as may be required by Parent’s senior secured lender.

(d)           Closing Deliveries by Parent. At the Closing, Parent or CRDE, as the case may be, will have delivered or caused to be delivered to the Members the following items:

(i)            each of the documents contemplated in Section 2.4(b) to be executed by Parent or CRDE, as appropriate;

(ii)           the Cash Consideration, payable in accordance with the terms of the Payment Letter;

(iii)          a certificate of the Secretary of CRDE substantially in the form of Exhibit G, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of CRDE, (B) a true and complete copy of the resolutions of the board of directors of CRDE authorizing the execution, delivery, and performance of this Agreement by CRDE and the consummation of the Contemplated Transactions, and (C) incumbency matters; and

(iv)          such other documents as the Company reasonably may request for the purpose of facilitating the consummation of the Contemplated Transactions.

(e)           Certificates Representing Shares of Parent Common Stock. Certificates representing the Stock Consideration as determined in accordance with the terms of Section 2.2(a)(ii) will be issued, retained by CRDE, and delivered to the Members in accordance with Section 2.2(a)(ii).

(f)            Release of UCC-1. The Members agree to cause the filing of a termination statement immediately upon payment of the Merrill Lynch Credit Line and provide evidence thereof to Parent.

ARTICLE III.
REPRESENTATIONS OF THE COMPANY AND THE MEMBERS

The Company and each Member jointly and severally represent to Parent and CRDE that the following statements are true and correct as of the date hereof, except as set forth on the Members Disclosure Schedule furnished to Parent, specifically identifying the relevant subparagraph hereof, which exceptions are deemed to be representations as if made in full herein:

3.1.          Organization of the Company.   The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida. The Company is duly authorized to conduct business and is in good standing in Georgia, North Carolina, and each other jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon the Company. The Company has full power and authority and holds all Governmental Authorizations and other authorizations necessary to carry on its Business and to own and use the Assets and Properties owned and used by the Company, except where the failure to have such power and authority or to hold such Governmental Authorization or authorization would not have a Material Adverse Effect on the Company’s Business. The Company has delivered to Parent complete and correct copies of its charter documents and organizational documents, each as amended to date.

3.2.          Capitalization; No Agreements Related to Equity Interests.

(a)           Schedule 3.2(a) sets forth a complete and accurate statement of the capitalization of the Company, including the name, address, and membership interest of each member thereof. Since the date of the Company’s formation to the present, none of the membership interests in the Company have been represented by certificates.

(b)           Except as set forth on Schedule 3.2(b), there are no subscriptions, options, warrants, calls, commitments, or other rights of any kind for the purchase or acquisition of any equity of the Company or any securities convertible into or exchangeable for such equity.

(c)           Except as set forth on Schedule 3.2(c), there are no agreements to which the Company or any of the Members are party or by which any of them are bound with respect to the voting (including voting trusts and proxies), registration under the Securities Act, or the sale or transfer (including agreements relating to preemptive rights, rights of first refusal, co-sale rights, or “drag-along” rights) of any securities, interests, or equity of the Company. Except as set forth on Schedule 3.2(c), to the Knowledge of the Company and the Members, there are no agreements among other parties, to which neither the Company nor any Member is a party or by which any of them are bound, with respect any of the matters described above.

3.3.          Authority.   The Company has all necessary company power and authority and has taken all company action necessary to enter into this Agreement and each of the Ancillary Documents to which it is a party, to consummate the Contemplated Transactions, and to perform its obligations hereunder and thereunder. Each Member has all necessary capacity, power, and authority and has taken all action necessary to enter into this Agreement and each of the Ancillary Documents to which such Member is a party, to consummate the Contemplated Transactions, and to perform all the obligations contemplated hereunder and thereunder. No other proceedings on the part of the Company or any Member are necessary to authorize this

Agreement or the Ancillary Documents or to consummate the Contemplated Transactions. This Agreement and each of the Ancillary Documents to which the Company or any Member are a party have been duly and validly executed and delivered by the Company and such Members, as applicable, and each constitutes a legal, valid, and binding obligation of the Company and the Members, as applicable, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.4.          No Affiliates.  Other than the Members, the Company has no Affiliates or subsidiaries and is neither a partner in any partnership nor a party to any joint venture.

3.5.          No Conflicts.   The execution and delivery by the Company of this Agreement and each Ancillary Document to which it is a party does not and the performance by the Company of its obligations under this Agreement and each such Ancillary Document and the consummation of the Contemplated Transactions and thereby will not:

(a)           conflict with or result in a violation or breach of any of the terms, conditions, or provisions of the charter documents, bylaws, or other organizational documents of the Company;

(b)           conflict with or result in a violation or breach of or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate, or modify any term or provision of any law, Order, Governmental Authorization, statute, rule, or regulation applicable to the Company, the Business, or Assets or Properties of the Company, except as set forth on Schedule 3.5(b);

(c)           result in a breach of or default under or give rise to a right of termination, modification, cancellation, or acceleration under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, agreement, lease, or other similar instrument or obligation to which the Company or any of its Assets and Properties may be bound, except for such breaches or defaults as set forth on Schedule 3.5(c);

(d)           cause any of the Assets or Properties of the Company to be reassessed or revalued by any Taxing authority or any Governmental Authority; or

(e)           result in an imposition or creation of any Encumbrance or Tax on the Business or the Assets or Properties of the Company, except as described on Schedule 3.5(e).

3.6.          Third-Party Consents and Governmental Approvals and Filings.   Except as set forth on Schedule 3.6, no consent, approval, or action of, filing with, or notice to any Governmental Authority on the part of the Company is required in connection with the execution, delivery, and performance of this Agreement, the Ancillary Documents, or the consummation of the Contemplated Transactions. Except as set forth on Schedule 3.6, no consent, approval, or authorization of any third party on the part of the Company or any Member is required in connection with the consummation of the Contemplated Transactions, except where the failure to obtain or make such consent, approval, or action of, filing with, or notice to any Governmental Authority would not have a Material Adverse Effect on the Company’s Business.

3.7.          Books and Records.   The books and records of the Company as made available to Parent contain a true and complete record of all actions taken at all meetings and by all written consents of lieu of meetings of the Members, Managers, and any committees of the Company, as applicable. The Company has delivered or made available true and complete copies of each document that has been requested by Parent or its counsel in connection with Crdentia’s legal and accounting review of the Company. The Operating Agreement and other similar records of the Company accurately reflect all issuance and record transfers in equity of the Company. The other Books and Records of the Company are true, correct, and complete, represent bona fide business transactions, and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

3.8.          Company Financial Statements.   The Company has previously delivered to Parent the Company Financial Statements, which are set forth on Schedule 3.8. Such Company Financial Statements and the Closing Balance Sheet (i) are materially true, correct, and complete, (ii) have been prepared in accordance with the Books and Records of the Company, (iii) have been prepared in conformity with GAAP, (iv) accurately show all long-term debt of the Company, and (v) fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the periods covered thereby; provided that the Interim Financial Statements are subject to normal year-end adjustments and lack footnotes and certain other presentation items.

3.9.          Liabilities to be Satisfied at Closing; Use of Proceeds.  Any and all Long-Term Debt and other liabilities of the Company or any Member that are to be satisfied from the Cash Consideration are set forth in the Payment Letter, which lists the amount of any such liability, the creditor to whom such liability is owed, and payment instructions to enable Parent to pay such creditor directly at Closing. Other than the Long-Term Debt and other liabilities and obligations set forth in the Payment Letter, there is no Long-Term Debt and there are no obligations or liabilities of the Company or any Shareholder to be satisfied from any part of the Cash Consideration.

3.10.        Absence of Changes.   Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since August 26, 2007, there has not been any material adverse change or any event or development that individually or together with other such events reasonably could be expected to result in a Material Adverse Effect on the Company.

3.11.        No Undisclosed Liabilities.   Except as disclosed on Schedule 3.11 or in the Company Financial Statements, there are no liabilities (the “Liabilities”), nor any basis for any material claim against the Company for any such Liabilities relating to or affecting the Company or any of its Assets and Properties, other than such Liabilities incurred after August 26, 2007 in the Ordinary Course of Business that have not had and reasonably could not be expected to result individually or in the aggregate in a Material Adverse Effect on the Company. To the Company’s Knowledge there is no circumstance, condition, event, or arrangement that hereafter may give rise to any liabilities of the Company or any successor to its Business except in the Ordinary Course of Business or that otherwise is set forth on Schedule 3.11.

3.12.        Personal Property.   The Company is in possession of and has good and marketable title to or valid rights under written agreements to use its Assets and Properties. The Assets and Properties are free and clear of all Encumbrances other than Permitted Encumbrances that have not had a Material Adverse Effect on the Company.

3.13.        Benefit Plans; ERISA.

(a)           Schedule 3.13 lists each Benefit Plan together with a brief description of the type of plan and benefit provided thereunder. The Company has no commitment, proposal, or communication to employees regarding the creation of an additional Plan or any increase in benefits under any Benefit Plan. The Company has provided to Parent (i) a copy of each Benefit Plan (including amendments) and a list of persons participating in such arrangement, (ii) the three most recent annual reports on the Form 5500 series for each Benefit Plan required to file such report and (iii) the most recent trustee’s report for each Benefit Plan funded through a trust.

(b)           Neither the Company, an ERISA Affiliate, or any predecessor thereof has ever maintained, contributed to, or been obligated to contribute to any Defined Benefit Plan or multiemployer plan (as defined in Sections 3(37) or 4001(a)(3) of ERISA), and no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring a liability under Title IV of ERISA.

(c)           Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and as of the Closing Date will be in full compliance, in form and operation, with all applicable laws (including ERISA and the Code). The reserves reflected on the Company Financial Statements for the obligations of the Company under all Benefit Plans are adequate and were determined in accordance with GAAP.

(d)           Each Qualified Plan has received a determination letter from the Internal Revenue Service confirming that it qualifies under Section 401(a) of the Code, and nothing has occurred since the issuance of that letter that would adversely affect such qualified status or the plan sponsor’s ability to rely on such determination letter.

(e)           No Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond the termination of their service, other than (i) coverage mandated by applicable law, (ii) benefits under a Qualified Plan, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any ERISA Affiliate, or (iv) benefits of which the full cost is borne by any current or former employee (or beneficiary thereof).

(f)            The consummation of the Contemplated Transactions will not, either immediately or upon the occurrence of any event thereafter, (i) entitle any current or former employee, officer, or director of the Company or any ERISA Affiliate to severance pay, unemployment compensation, or any other payment, or (ii) accelerate the time of payment or vesting or increase the amount of compensation otherwise due any such individual.

(g)           There are no pending or, to the Company’s Knowledge, anticipated or Threatened claims by or on behalf of any Benefit Plan by any employee or beneficiary covered under any such Benefit Plan or otherwise involving any such Benefit Plan (other than routine claims for benefits).

3.14.        Real Property.   The Company owns no real property. The Company has a valid leasehold interest in all real property used in or relating to the conduct of the Business. Schedule 3.14 contains a correct street address of all real property in which the Company has a leasehold interest and an accurate description of all leases for real property by location, name of lessor, date of lease, and term expiration date. The Company has rights of ingress and egress with respect to the Real Property, and all buildings, structures, facilities, fixtures, and other improvements thereon material for the operation of the Business. Each lease with respect to the Real Property is a legal, valid, and binding agreement of the Company, subsisting in full force and effect and enforceable in accordance with its terms, and except as set forth in Schedule 3.14, there is no and the Company has received no notice of any default (or any condition or event that after notice or lapse of time or both would constitute a default) thereunder. Except as set forth on Schedule 3.14, the execution and delivery of this Agreement and the consummation of the Contemplated Transactions will not cause a default under or give rise to any right of termination or cancellation of any real property lease to which the Company is bound.

3.15.        Proprietary Information of Third Parties.   No third party has claimed or to the Company’s Knowledge has reason to claim that any Person employed by or affiliated with the Company in connection with and during the Company’s operation of its Business has (i) violated or may be violating any of the material terms or conditions of such Person’s employment, non-competition, or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any material proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company relating to such a claim. To the Company’s Knowledge, no Person employed by or affiliated with the Company in connection with and during the Company’s ownership and operation of its Business has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and no Person employed by or affiliated with the Company in connection with and during the Company’s ownership and operation of its Business has violated any confidential relationship which such Person may have had with any third party, in connection with the sale of any service or proposed service of the Company, and to the Company’s Knowledge, there is no reason to believe there will be any such employment or violation.

3.16.        Compliance with Legal Requirements; Governmental Authorizations.

(a)           Except as set forth in Schedule 3.16(a):

(i)            the Company is and at all times since its organization has been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its Business or the ownership or use of any of its Assets and Properties;

(ii)           no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of or failure on the part of the Company to comply with any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake or to bear all or any portion of the cost of any remedial action of any nature; and

(iii)          the Company has not received any written or oral notice or other communication from any Governmental Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any Legal Requirement or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake or to bear all or any portion of the cost of any remedial action of any nature.

(b)           The Company has provided to Parent a true and correct copy of each Governmental Authorization set forth on Schedule 3.16(b), which contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the Business of or to any of the Assets and Properties owned or used by the Company. Each Governmental Authorization listed or required to be listed on Schedule 3.16(b) is valid and is in full force and effect. The Governmental Authorizations listed on Schedule 3.16(b) collectively constitute all of the Governmental Authorizations that are necessary to permit the Company to conduct and operate its Business in material compliance with all Legal Requirements and in the manner it currently conducts and operates such Business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets. Except as set forth on Schedule 3.16(b):

(i)            the Company is and at all times has been in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified on Schedule 3.16(b);

(ii)           no additional Governmental Authorizations will be required by virtue of the execution and delivery of this Agreement and the consummation of the Contemplated Transactions to enable the Company to continue to conduct its Business as now operated;

(iii)          no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed on Schedule 3.16(b), or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of or any modification to any Governmental Authorization listed or required to be listed on Schedule 3.16(b);

(iv)          the Company has not received any written or oral notice or other communication from any Governmental Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

(v)           all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed on Schedule 3.16(b) have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authority.

3.17.        Legal Proceedings; Orders

(a)           Except as set forth on Schedule 3.17(a), there is no pending Proceeding:

(i)            that has been commenced by or against the Company or that otherwise relates to or may affect the Business of or any of the Assets or Properties owned or used by the Company; or

(ii)           that challenges or may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

To the Company’s Knowledge, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to Parent copies of all pleadings, correspondence, and other documents relating to each Proceeding listed on Schedule 3.17(a). The Proceedings listed on Schedule 3.17(a) will not have a material adverse effect on the Business, operations, assets, condition, or prospects of the Company.

(b)           Except as set forth on Schedule 3.17(b):

(i)            the Company is not subject to any Order that relates to the Business of  or any of the assets owned or used by the Company; and

(ii)           no officer, director, agent, manager, or employee of the Company is subject to any Order that prohibits such officer, director, agent, manager, or employee from engaging in or continuing any conduct, activity, or practice relating to the Business of the Company.

(c)           Except as set forth on Schedule 3.17(c):

(i)            the Company is and at all times has been in full compliance with all of the terms and requirements of each Order to which it, the Business, or any of the Assets or Properties owned or used by it is or has been subject;

(ii)           no event has occurred nor circumstance exists that with or without notice or lapse of time may constitute or result in a violation of or failure to comply with any term or requirement of any Order to which the Company, the Business, or any of the Assets or Properties owned or used by the Company is subject; and

(iii)          the Company has not received any written or oral notice or other communication from any Governmental Authority or any other Person regarding any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Order to which the Company, the Business, or any of the Assets or Properties owned or used by the Company is or has been subject.

3.18.        Contracts

(a)           Schedule 3.18 contains a true and complete list of each of the following Contracts or other arrangements to which the Company is a party or by which any of its Assets and Properties is bound (and, to the extent the same are oral, accurately describes the terms of each such oral Contract and arrangement):

(i)            all Contracts relating to the provision of Services in an amount or of a value in excess of $25,000.00;

(ii)           all collective bargaining or similar labor agreements;

(iii)          all Contracts for the employment of any officer, employee, manager, or other Person or entity on a full time, part time, consulting, or other basis, and all independent contractor agreements;

(iv)          all loan agreements, indentures, debentures, notes, factoring arrangements, or letters of credit relating to the borrowing of money or to mortgaging, pledging, or otherwise placing a lien upon any material asset or material group of assets of the Company;

(v)           each written warranty, guaranty, or other similar undertaking with respect to contractual performance extended by the Company;

(vi)          all license agreements, distribution agreements, or any other agreements involving any of the Company’s current and former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any Intellectual Property;

(vii)         each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

(viii)        any Contract for payments to or by any Person by or to the Company based on sales, purchases, or profits, other than direct payments for goods, in an amount or of a value in excess of $25,000.00;

(ix)           each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

(x)            all Contracts or commitments that in any way restrict the Company from carrying on its Business anywhere in the world;

(xi)           all Contracts or commitments that in any way grants a third party a right of first refusal for the purchase of the Company or any of its Assets or Properties; and

(xii)          each written or oral amendment, supplement, and modification with respect to any of the foregoing.

(b)           A correct and complete copy of each Contract disclosed on Schedule 3.18 has been previously made available to Parent. Each Contract or other arrangement disclosed on Schedule 3.18 is in full force and effect and constitutes a legal, valid, and binding agreement of the Company and to the Company’s Knowledge, the other parties thereto, enforceable against each in accordance with its terms. The Company has performed all of its required obligations under and is not in material violation or breach of or default under any such Contract or arrangement. To the Company’s Knowledge, the other parties to any such Contract or arrangement are not in material violation or breach of or default under any such Contract or arrangement, and  each Person who is a party to such Contract or arrangement is solvent and able to satisfy such Person’s material obligations thereunder. To the Company’s Knowledge, none of the present or former employees, officers, managers, or members of the Company is a party to any written or oral Contract or agreement prohibiting any of them from competing freely with other parties or engaging in the Company’s Business as now operated. No event has occurred nor circumstance exists that with or without notice or the lapse of time may contravene, conflict with, or result in a violation or breach of, give the Company or any other Person the right to declare a default or exercise any remedy under, to accelerate the maturity or performance of, or to cancel, terminate, or modify any Contract to which the Company is a party. The Company has not given to or received from any other Person any written or oral notice or other communication regarding any actual, alleged, possible, or potential violation or breach of or default under any Contract. There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under any current Contract with any Person, and to the Company’s Knowledge, no such Person has made written demand for such renegotiation. Each Contract relating to the sale of Services of the Company has been entered into in the Ordinary Course of Business and without the commission of any act or the payment of any consideration that alone or in concert with the act of any other Person would be in violation of any Legal Requirement.

(c)           Except as set forth on Schedule 3.18, the execution and delivery of this Agreement and the consummation of the Contemplated Transactions will not result in a breach of or default under or give rise to a right of termination, cancellation, modification, or acceleration under any provision of any Contract to which the Company is bound.

3.19.        Accounts Receivable.   All accounts receivable of the Company reflected on the Financial Statements or the Company’s accounting records as of the Closing (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Schedule 3.19 contains a materially complete and accurate list of all Accounts Receivable as of the Closing Date. Except as set forth on Schedule 3.19, there is no material contest, claim, or right of set-off under any Contract with any obligor of any Accounts Receivable relating to the amount or validity of such Accounts Receivable. The Company may update Schedule 3.19 during the period of seven days following the Closing Date to reflect all outstanding accounts receivable as of the Closing Date.

3.20.        Accounts Payable.   Set forth on Schedule 3.20 is a complete and accurate list of all accounts payable of the Company as of the Closing Date (collectively, the “Accounts Payable”). Such Accounts Payable represent only accounts payable obligations of the Company arising from purchases actually made, services actually received, or obligations otherwise incurred by the Company through the Closing Date.

3.21.        Equipment.   Other than as noted on Schedule 3.21, all tangible personal property and equipment used by the Company in the conduct of the Business are structurally sound with no known material defects and are in good operating condition and repair (subject to normal wear and tear) so as to permit the operation of such Business as presently conducted. No such equipment or tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost, and with respect to each item of equipment and tangible personal property, the Company has received no notification that it is in violation in any material respect of any applicable building, zoning, subdivision, fire protection, health, or other law, Order, ordinance, or regulation, and no such violation exists. All such equipment is being conveyed by the Company on an “as is” basis as to physical condition.

3.22.        Insurance.   Set forth on Schedule 3.22 is a complete and accurate list of all primary, excess, and umbrella policies, bonds, and other forms of insurance currently owned or held by or on behalf of or providing insurance coverage to the Company, the Business, or the Assets and Properties of the Company (or any of the Company’s directors, officers, managers, members, salespersons, agents, or employees), including the following information for each such policy: type(s) of insurance coverage provided; name of insurer; effective dates; policy number; per-occurrence and annual aggregate deductibles or self-insured retentions; per-occurrence and annual aggregate limits of liability and the extent, if any, to which the limits of liability have been exhausted. All policies set forth on Schedule 3.22 are in full force and effect, and with respect to such policies, all premiums currently payable or previously due have been paid, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are sufficient for compliance with all requirements of law and all agreements to which the Company is a party or otherwise bound, are valid, outstanding, collectible, and enforceable policies, will remain in full force and effect through the respective dates set forth on Schedule 3.22, and to the Company’s Knowledge, provide adequate insurance coverage for the Company, the Business, and Assets and Properties of the Company. None of such policies contains a provision that would permit the termination, limitation, lapse, exclusion, or change in the terms of coverage of such policy (including a change in the limits of liability) by reason of the consummation of the Contemplated Transactions. Complete and accurate copies of all such policies and related documentation have previously been provided to Parent.

3.23.        Tax Matters

(a)           Except as set forth on Schedule 3.23, all Tax Returns required to be filed by or on behalf of the Company have been duly filed on a timely basis, and to the Company’s Knowledge such Tax Returns are true, complete, and correct. Except as set forth on Schedule 3.23, all Taxes shown to be payable on the Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Company with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to Closing. The Company has withheld and paid over all Taxes required to have been withheld from employees and paid over (or as such Taxes relate to the Business prior to Closing will be paid over when due), and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of the Company with respect to Taxes, other than liens for Taxes not yet due and payable. Except for the 2006 tax year federal income Tax Return of the Company, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return.

(b)           Except as set forth on Schedule 3.23, the amount of the Company’s liability for unpaid Taxes for all periods ending on or before August 26, 2007 does not exceed in the aggregate the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Company Financial Statements, and except as provided on Schedule 3.23, the amount of the Company’s liability for unpaid Taxes for all periods ending on or before the Closing Date shall not exceed in the aggregate the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the Company Financial Statements, as adjusted for operations and transactions in the Ordinary Course of Business since August 26, 2007 in accordance with past custom and practice. There are no Contracts, agreements, arrangements, commitments, or undertakings relating to any prior audit of the Company, and there are no Contracts, agreements, arrangements, commitments, or undertakings with the Internal Revenue Service or any other Governmental Authority that have or are reasonably likely to have a material and adverse impact on the Company’s Taxes that are not reflected in the Company Financial Statements.

(c)           The Company has no income tax audit reports, statements of deficiencies, and closing or other agreements received by or on behalf of the Company relating to Taxes. The Company has made available to Parent copies of all federal and state payroll, income, or franchise Tax Returns for the Company set forth on Schedule 3.23.

(d)           Except as set forth on Schedule 3.23 , the Tax Returns of the Company have never been audited by a Governmental Authority, nor is any such audit in process, pending, or Threatened (either in writing or verbally, formally or informally). To the Company’s Knowledge and except as set forth on Schedule 3.23, no deficiencies exist or have been asserted (either in writing or orally, formally or informally) or are expected to be asserted with respect to Taxes of the Company, and the Company has neither received nor expects to receive notice (either in writing or verbally, formally or informally) that it has not filed a Tax Return or paid Taxes required to be filed or paid by it. The Company is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or Threatened (either in writing or verbally, formally or informally) against the Company or any of its assets. Except as set forth on Schedule 3.23, no waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of the Company. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

(e)           The Company is not nor has it ever been a party to any Tax sharing agreement or Tax indemnity agreement and has not assumed the Tax liability of any other Person under contract. The Company is not nor has it ever been a member of an affiliated group filing a consolidated federal income Tax Return, and except as set forth on Schedule 3.23, the Company has no liability for the Taxes of any individual or entity under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by Contract or otherwise.

(f)            The Company does not have any deferred income or gains reportable for Tax purposes in any period ending after the Closing Date but that is attributable to a transaction occurring in or resulting from a change in accounting method for a period prior to the Closing Date.

(g)           The Company’s tax basis in its assets for purposes of determining its future amortization, depreciation, and other federal income tax deductions is accurately reflected on the Books and Records provided to Parent.

(h)           The Company is a “United States Person” within the meaning of Section 7701(a)(30) of the Code.

(i)            The Company is solely responsible for the payment of all Taxes of the Company.

3.24.        Labor and Employment Relations.   To the Company’s Knowledge, no group of five or more employees of the Company has or have any plans to terminate their employment with the Company. The Company is not a party to or bound by any collective bargaining agreement with any labor organization, group, or association covering any of its employees, and to the Company’s Knowledge, there are no attempts to organize any of the Company’s employees by any Person, unit, or group seeking to act as their bargaining agent. The Company has complied with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status, or sexual orientation, occupational health and safety, and the withholding and payment of Social Security and other Taxes. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for the failure to comply with any of the foregoing Legal Requirements. To the Company’s Knowledge, no employees of the Company are in violation of any term of any employment Contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to any such employee to be employed by the Company because of the nature of the Business conducted or presently proposed to be conducted by the Company or the use of trade secrets or proprietary information of others. There are no pending or to the Company’s Knowledge Threatened charges (by employees, independent contractors, their representatives, or Governmental Authorities) of unfair labor practices, employment discrimination, or any other wrongful action with respect to any aspect of employment of any Person employed or formerly employed by the Company. No union representation elections relating to the Company’s employees have been scheduled by any Governmental Authority, no organizational effort is being made with respect to any of such employees, and no investigation of the Company’s employment policies or practices by any Governmental Authority is pending or Threatened. The Company is not currently and in the past has not been involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of the Company. The Company has never experienced any work stoppages, and to the Company’s Knowledge no work stoppage has been Threatened or is planned.

3.25.        Certain Employees.   Set forth on Schedule 3.25 is (i) the name, title, and total compensation for each current employee or consultant as of the Closing; (ii) all wage and salary increases, bonuses, incentive payments, and any other direct or indirect compensation paid by or on behalf of the Company to any such Person from December 31, 2005 to August 26, 2007; (iii) any payments or commitments to pay any severance or termination pay to any current or former officer, director, employee, consultant, contractor, manager, or agent of the Company; and (iv) any accrual for or commitment or agreement by the Company to pay such increases, bonus, or pay. Except as set forth on Schedule 3.25, the Company has not received any written or oral notice from any such Person that he will cancel or otherwise terminate such Person’s relationship with the Company. Except as set forth on Schedule 3.25, none of such Persons has any written or oral employment agreement or understanding with the Company that is not terminable on notice by the Company or any successor in interest without cost or other liability to the Company or such successor in interest.

3.26.        Absence of Certain Developments.   Except as set forth on Schedule 3.26, since August 26, 2007, the Company has not:

(a)           mortgaged or pledged any of the Assets or Properties or subjected them to any lien, charge, or any other Encumbrance, except liens for current property Taxes not yet due and payable;

(b)           made any changes in any employee, consultant, or contractor compensation, severance, or termination agreement, commitment, or transaction, other than routine salary increases consistent with past practice, or offered employment to any individuals;

(c)           entered into any Contract with any Customer other than those made in the Ordinary Course of Business;

(d)           entered into any transaction or operated the Company’s Business not in the Ordinary Course of Business;

(e)           made any change in its accounting methods or practices;

(f)            caused to be entered into any amendment or termination of any Customer or supplier Contract or other material Contract or agreement to which it is a party, other than in the Ordinary Course of Business;

(g)           made any material change in any of its business policies, including advertising, distributing, marketing, pricing, purchasing, personnel, sales, returns, budget, or product acquisition or sale policies;

(h)                                 terminated, failed to renew, or received any written threat that was not subsequently withdrawn to terminate or fail to renew any Contract or other agreement that is or was material to the Company’s Business or its financial condition;

(i)                                     permitted to occur or be made any other event or condition of any character that has had a Material Adverse Effect on it;

(j)                                     waived any rights material to its financial or business condition;

(k)                                  made any illegal payment or rebates; or

(l)                                     entered into any agreement to do any of the foregoing.

3.27.                        Customers.   The Company previously has provided to Parent a true and correct list of the Company’s current customers and the Company’s customers for the calendar years 2005 and 2006 related to the Company’s Business. Except as set forth on Schedule 3.27, since January 1, 2006, no single customer or group of affiliated customers contributing more than $100,000 per annum to the gross revenues of the Company’s Business has stopped doing business with the Company, and no such customer has given notice to the Company of an intention to discontinue doing business or reduce the level of gross revenues from that in fiscal year 2006 with the Company.

3.28.                        Deposit Account or Asset.   Schedule 3.28 contains a complete and accurate list of each deposit account or asset maintained by or on behalf of the Company with any bank, brokerage house, or other financial institution, specifying with respect to each the name and address of the institution, the name under which the account is maintained, the account number, and the name and title or capacity of each Person authorized to have access thereto. It is specifically understood and agreed that the Members are to have no further signatory authority with respect to such accounts from and after the Closing Date.

3.29.                        Regulatory Compliance.   To the Company’s Knowledge, the Company has complied with all applicable requirements of any Governmental Authority with respect to any Services provided by it, including the Medicare Anti-Kickback Statute, the Health Insurance Portability and Accountability Act of 1996, the Federal False Claims Act, the Federal laws concerning physician self-referral known as “Stark I” and “Stark II”, and continues to maintain accredited status under the rules and regulations of the Joint Commission on Accreditation of Healthcare Organizations. To the Company’s Knowledge, neither the Company nor any officer, employee, manager, or agent of the Company has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, failed to disclose a material fact required to be disclosed to any Governmental Authority, or committed any act, made a statement, or failed to make a statement that, at the time such disclosure was made, reasonably could be expected to provide a basis for any Governmental Authority to invoke its policies respecting fraud, untrue statements of material facts, bribery, illegal gratuities, or any related policies.

3.30.                        Internal Controls.  The Company maintains a system of internal accounting controls that management believes is sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; and (c) access to assets is permitted only in accordance with management’s general and specific authorization. Except as disclosed on Schedule 3.30, since its date of organization, neither the Company nor to the knowledge of the Company any director, officer, employee, auditor, accountant, or representative of the Company has received or otherwise has become aware of any written or oral complaint, allegation, assertion, or claim regarding the Company’s accounting or auditing practices, procedures, methodologies, or methods or its internal controls over financial reporting, including any complaint, allegation, assertion, or claim that the Company has engaged in questionable accounting or auditing practices. There have been no instances of fraud, whether or not material, occurring during any period covered by the Company Financial Statements involving the Company’s management or other Company employees who have a role in preparation of the Company’s financial statements.

3.31.                        Relationships with Related Persons.   Except as set forth on Schedule 3.31, no Affiliate of the Company has or has had since January 1, 2005 any interest in the property, whether real, personal, mixed, tangible, or intangible, used in or pertaining to the Company’s Business. No Affiliate of the Company owns or has owned since January 1, 2005 an equity interest or any other financial or profit interest (of record or as beneficial owner) in a Person that has (i) had business dealings or a material financial interest in any transaction with the Company or (ii) engaged in competition with the Company with respect to any line of the Company’s products or Services. Except as set forth on Schedule 3.31, no Affiliate of the Company is a party to any Contract with or has any right or claim against the Company.

3.32.                        Certain Payments.   Neither the Company nor any director, officer, agent, or employee of the Company, or to the Company’s Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back, or other payment to any Person, private or public, regardless of any form, whether in money, property, or services in violation of any Legal Requirement (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained for or in respect of the Company or any Affiliate thereof, or (ii) established or maintained any fund or asset that has not been recorded in the Books and Records of the Company.

3.33.                        Brokers.   Except for The Braff Group, the Company has not retained any broker in connection with the Contemplated Transactions. The Members are solely responsible for any and all fees payable to The Braff Group. Neither Parent nor CRDE has or will have any obligation to pay any broker’s, finder’s, investment banker’s, financial advisor’s, or similar fee in connection with this Agreement or the Contemplated Transactions by reason of any action taken by or on behalf of the Company.

3.34.                        Verification of Credentials.   Except as set forth on Schedule 3.34, the Company has implemented reasonable policies and procedures to verify the credentials (including with respect to education and licensure) of personnel that the Company places with its customers and to collect, maintain, and update such credentialing information. To the Company’s Knowledge, employees, contractors, and consultants of the Company each consistently follow and have followed such policies and procedures.

3.35.                        HIPAA Compliance.   To the extent that the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) currently applies or ever has applied to the Company, the Company has complied with any obligations it may have under HIPAA’s privacy standards.

3.36.                        Compliance with Anti-Terrorism Laws.   The Company and each Member:  (i) is not listed on the List of Specially Designated Parties and Blocked Persons (the “SDN List”) promulgated by the United Stated Department of Treasury’s Office of Foreign Asset Control (“OFAC”); (ii) is in compliance with all regulations promulgated by OFAC, with the terms and requirements of 31 C.F.R. Parts 500 et seq., and all executive orders and other laws, including the International Emergency Economic Powers Act, as amended from time to time, and Executive Order 13224 issued thereunder by the President of the United States; and (iii) does not conduct any business or engage in any transactions or dealings with any Person on the SDN List or deal in or otherwise engage in any transactions relating to any property or interests in the blocked property of Persons on the SDN List.

3.37.                        Material Misstatements and Omissions.   The statements and representations of the Company contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate, or exhibit furnished or to be furnished by or on behalf of the Company pursuant hereto or in connection with the Contemplated Transactions, taken together, do not contain and will not contain any untrue statement of material fact and do not or will not omit to state any material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading. There is no fact known to the Company that will have a Material Adverse Effect on Crdentia or the Contemplated Transactions.

3.38.                        Disclaimer of Other Representations and Warranties.   Except as expressly set forth in this Article III, neither the Members nor the Company make any representation or warranty, express or implied, in respect of the Company of any of its Assets or Properties, liabilities, or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties hereby are expressly disclaimed. Crdentia hereby acknowledges and agrees that except to the extent specifically set forth in this Article III, Crdentia is purchasing the Membership Interests on an “as-is,” “where-is,” and “with all faults” basis.

ARTICLE IV.
REPRESENTATIONS OF PARENT AND CRDE

Parent and CRDE jointly and severally represent to the Company and the Members that the following statements are true and correct as of the date hereof and as of the Closing Date:

4.1.                              Organization.   Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of the Delaware. CRDE is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Parent and CRDE is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon Parent or CRDE, as the case may be.

4.2.                              Authority.   Each of Parent and CRDE has all necessary corporate power and authority and has taken all corporate actions necessary to enter into this Agreement, to consummate the Contemplated Transactions, and to perform their respective obligations hereunder, and no other proceedings on the part of Parent or CRDE are necessary to authorize this Agreement or to consummate the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by each of Parent and CRDE and constitutes a legal, valid, and binding obligation of Parent and CRDE, respectively, enforceable against each of them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3.                              Litigation.   There are no Actions or Proceedings pending or to Parent’s Knowledge Threatened or anticipated against, relating to, or affecting the Contemplated Transactions, and to Parent’s  Knowledge, there is no basis for any such Action or Proceeding.

4.4.                              Reports and Financial Statements.   As of the date hereof, Parent has furnished or will make available to the Company true and complete copies of all Parent SEC Documents. As of their respective filing dates, all such Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of such Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC.

4.5.                              Third-Party Consents.   No consent, approval, or authorization of any third party on the part of Parent or CRDE is required in connection with the consummation of the Contemplated Transactions. Crdentia has made an independent investigation of the obligations to secure any consent, approval, or authorization of any Governmental Authority in connection with the Governmental Authorizations held by the Company and is not relying on the Members or the Company in making any determination with respect to whether or not to obtain any such consent, approval, or authorization.

4.6.                              No Conflicts.   The execution and delivery by Parent and CRDE of this Agreement do not and the performance by Parent and CRDE of their respective obligations under this Agreement and the consummation of the Contemplated Transactions will not:

(a)                                  conflict with or result in a violation or breach of any of the terms, conditions, or provisions of the charter documents, bylaws, or other organizational documents of Parent or CRDE, as applicable;

(b)                                 conflict with, result in a violation or breach of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate, or modify any term or provision of any law, Order, Governmental Authorization, statute, rule, or regulation applicable to Parent or CRDE or the business or Assets or Properties of Parent or CRDE;

(c)                                  result in a breach of, default under, or give rise to any right of termination, modification, cancellation, or acceleration pursuant to any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, agreement, lease, or other similar instrument or obligation to which Parent, CRDE, or any of their respective Assets and Properties may be bound;

(d)                                 cause any of the Assets or Properties of Parent or CRDE to be reassessed or revalued by any Taxing authority or any Governmental Authority; or

(e)                                  result in an imposition or creation of any Encumbrance or Tax on the business or Assets or Properties of Parent or CRDE.

4.7.                              Consents and Governmental Approvals and Filings.   No consent, approval, or action of, filing with, or notice to any Governmental Authority on the part of Parent or CRDE is required in connection with the execution, delivery, and performance of this Agreement or the consummation of the Contemplated Transactions.

4.8.                              Brokers.   Neither Parent nor CRDE has retained any broker in connection with the Contemplated Transactions. The Company has no and will not have any obligation to pay any broker’s, finder’s, investment banker’s, financial advisor’s, or similar fee in connection with this Agreement or the Contemplated Transactions by reason of any action taken by or on behalf of Parent or CRDE.

4.9.                              Compliance with Anti-Terrorism Laws.   Each of Parent and CRDE:  (i) is not listed on the SDN List; (ii) is in compliance with all regulations promulgated by OFAC, with the terms and requirements of 31 C.F.R. Parts 500 et seq., and all executive orders and other laws, including the International Emergency Economic Powers Act, as amended from time to time, and Executive Order 13224 issued thereunder by the President of the United States; and (iii) does not conduct any business or engage in any transactions or dealings with any Person on the SDN List or deal in or otherwise engage in any transactions relating to any property or interests in the blocked property of Persons on the SDN List.

ARTICLE V.
REPRESENTATIONS OF THE MEMBERS

Without lessening or obviating any of the representations of the Company and the Members set forth in Article III above, each Member hereby represents to Crdentia as follows:

5.1.                              Requisite Power and Authority.   Such Member has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on such Member’s part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. By executing and delivering this Agreement, each Member agrees that:  (i) this Agreement will be the valid and binding obligation of such Member, enforceable in accordance with its terms; (ii) each Member consents to the terms of this Agreement and the Ancillary Documents and the assignment by each Member of its membership interest hereunder to CRDE; (iii) each Member waives any and all restrictions on transfer, rights of first refusal, and other similar rights set forth in the Operating Agreement and the Securityholders Agreement dated May 3, 2004 by and among the Members, including Article II thereof, or set forth in any other agreement among the Members and/or the Company; and (iv) the Securityholders Agreement will be terminated effective as of the Closing Date.

5.2.                              Investment Representations.   With respect to each Member who will acquire Parent Common Stock, such Member understands that the shares of the Parent Common Stock have not been registered under the Securities Act. Such Member also understands that the shares of Parent Common Stock are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Member’s representations and warranties contained in this Agreement. Such Member hereby represents and warrants as follows:

(a)                                  Such Member is an “accredited investor” as defined in Rule 501(a) of the Securities Act.

(b)                                 Such Member has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Parent so that such Member is capable of evaluating the merits and risks of its investment in Parent and has the capacity to protect its own interests. Such Member must bear the economic risk of this investment indefinitely unless the shares of Parent Common Stock are registered pursuant to the Securities Act or an exemption from registration is available. Such Member also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that even if available, such exemption may not allow such Member to transfer all or any portion of the shares of Parent Common Stock under the circumstances, in the amounts, or at the times such Member might propose or desire.

(c)                                  Such Member is acquiring the shares of Parent Common Stock for such Member’s own account for investment only, and not with a view towards their distribution.

(d)                                 Such Member represents that by reason of its business or financial experience, such Member has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, such Member is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(e)                                  Such Member has received and read the Parent SEC Documents and has had an opportunity to discuss Parent’s business, management, and financial affairs with directors, officers, and management of Parent and has had the opportunity to review Parent’s operations and facilities. Such Member has also had the opportunity to ask questions of and receive answers from Parent and its management regarding the terms and conditions of this investment.

(f)                                    Such Member acknowledges and agrees that the shares of Parent Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Member has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things the availability of certain current public information about Parent, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited “broker’s transaction” or in transactions directly with a market (as said term is defined under the Exchange Act), and the number of shares being sold during any three month period not exceeding specified limitations.

(g)                                 Such Member resides in the state or province identified in the address of such Member set forth on the signature page to this Agreement.

5.3.                              Transfer Restrictions.  Such Member acknowledges and agrees that the shares of Parent Common Stock are subject to restrictions on transfer set forth in this Section 5.3. Such Member agrees not to make any disposition of all or any portion of the shares of Parent Common Stock unless and until:  (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; (ii) the transferee (except for transfers in compliance with Rule 144) has agreed in writing to be bound by the terms of Article V of this Agreement, such Member has notified Parent of the proposed disposition and has furnished Parent with a detailed statement of the circumstances surrounding the proposed disposition and if reasonably requested by Parent, such Member has furnished Parent with an opinion of counsel, reasonably satisfactory to Parent, that such disposition will not require registration of such shares under the Securities Act; or (iii) in accordance with the provisions of Section 6.5. Parent is entitled to impose stop-transfer instructions with respect to the Parent Common Stock in order to enforce the foregoing restrictions.

The certificates representing the Parent Common Stock (when issued pursuant to this Agreement) will bear the following legend restricting transfer and such other legends as may be required by any applicable state securities law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PROVISIONS OF THE TERMS AND CONDITIONS OF THAT CERTAIN MEMBERSHIP INTEREST PURCHASE AGREEMENT DATED OCTOBER 22, 2007 BY AND

AMONG CRDENTIA CORP., CRDE CORP., ATS UNIVERSAL, LLC d/b/a/ ATS HEALTH SERVICES, AND THE MEMBERS OF ATS UNIVERSAL, LLC.

5.4.                              Market Standoff.  Such Member agrees that during the period commencing on the date of filing of a registration statement by Parent pursuant to an underwritten public offering by Parent of its capital stock or securities convertible into its capital stock and ending on the date specified by Parent and the managing underwriter (such period not to exceed 180 days following the filing of the final prospectus relating to such offering), such Member will not transfer or dispose of any shares of Parent Common Stock owned by such Member without the prior written consent of Parent or the managing underwriter. In order to enforce the foregoing covenant, Parent may impose stop-transfer instructions with respect to such securities of the Member (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

ARTICLE VI.
ADDITIONAL AGREEMENTS

6.1.                              Access to Information.   The Company has given Parent and its authorized representatives (including its attorneys and accountants) reasonable access to all employees, customers, plants, offices, warehouses, and other facilities, as well as to all books and records, Contracts, and all personnel files of current employees of the Company (and where necessary, has provided copies of such documents), and the Company has caused its managers to furnish Parent with such financial and operating data and other information with respect to the Business and Properties of the Company as Parent has requested.

6.2.                              Public Announcements; Company Literature.   Neither the Company nor Crdentia will issue any press release or otherwise make any public statements with respect to the Contemplated Transactions without the prior consent of the Company and Crdentia, except for such disclosures by Crdentia as may be required pursuant to federal or state securities laws. The Parent will make a public announcement of this Agreement and consummation of its terms as may be required by applicable law. The parties agree to announce this Agreement or the consummation of its terms to the Company’s employees, customers, vendors, and strategic partners after the Closing.

6.3.                              Fees and Expenses.   Whether or not the terms of this Agreement are consummated, all fees, costs, and expenses incurred in connection with this Agreement and the other agreements and the Contemplated Transactions, including all legal, accounting, financial advisory, broker’s, consulting, and other fees and expenses of third parties incurred by a party in connection with the negotiation, documentation, and effectuation of the terms and conditions of this Agreement, the Ancillary Documents, and the Contemplated Transactions (“Third Party Expenses”) are to be the obligation of the respective party incurring such Third Party Expenses. The Company and the Members shall bear all costs and expenses of counsel and any amounts payable to any broker, finder, or financial intermediary representing the Company or any Member. Parent shall bear all costs and expenses of counsel for Parent and CRDE and any other broker, finder, or financial intermediary representing Parent or CRDE.

6.4.                              Confidentiality.   The parties will maintain in confidence, and will direct its directors, officers, managers, employees, agents, Affiliates, and advisors to maintain in confidence any written, oral, or other information furnished by another party to this Agreement in connection with the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by law. If the Closing does not occur for any reason, each party will return or at the request of the party supplying the information destroy as much of such written information as the other party reasonably may request.

6.5.                              Registration of Parent Common Stock.  As a material inducement to enter into the Contemplated Transactions, Parent hereby acknowledges and agrees that each Member acquiring shares of Parent Common Stock is acquiring such shares based on the agreement of Parent that such shares of Parent Common Stock will be registered or freely transferable pursuant to Rule 144 in accordance with the rules of the SEC or applicable securities exchange no later than one year after the Closing Date. Accordingly, if an exemption from registration is not available pursuant to the terms of Rule 144 with respect to the shares of Parent Common Stock received by the Members, then Parent shall register such shares of Parent Common Stock with the SEC (or any successor federal agency administering the Securities Act) no later than one year after the Closing Date. If the shares of Parent Common Stock are not freely transferable as of one year after the Closing Date, either through registration or operation of Rule 144, the Members will have the option, but not the obligation, to require Parent to purchase such shares of Parent Common Stock for an amount equal to the greater of either (a) the Stock Consideration Value allocable to such non-transferable shares of Parent Common Stock or (b) an amount equal to the aggregate number of shares of non-transferable shares of Parent Common Stock multiplied by the average closing price of the Parent Common Stock as reported on the OTCBB or other stock exchange or quotation system for the last thirty-day period ending two trading days prior to the first anniversary of the Closing Date.

6.6.                              Transfers of Governmental Authorizations.  Crdentia is solely liable and responsible for providing any notices to Governmental Authorities and for securing any and all consents, approvals, or authorizations relating to the Governmental Authorizations held by the Company that may be required as a result of a change of control or otherwise caused by or related to performance of this Agreement and consummation of the Contemplated Transactions. The Members shall cooperate in good faith with Crdentia to provide any and all necessary information and execute any and all documents and instruments to permit Crdentia to provide such notices and to obtain such consents, approvals, and authorizations.

ARTICLE VII.
ACTIONS BY THE PARTIES AFTER THE CLOSING

7.1.                              Survival of Representations.   The representations and covenants contained in or made pursuant to this Agreement or any certificate, document, or instrument delivered pursuant to or in connection with this Agreement in the Contemplated Transactions will survive the execution and delivery of this Agreement and the Closing hereunder until the first anniversary of the Closing Date; provided, however, that the representations of the parties contained in Sections 3.2, 3.3, 3.13, 3.23, and 5.1 will continue to survive indefinitely in full force and effect following the Closing Date.

7.2.                              Indemnification

(a)                                  By the Members.   The Members jointly and severally shall indemnify, defend, and hold harmless Parent and CRDE, the Company, and their respective officers, directors, employees, Affiliates, agents, successors, subsidiaries, and assigns (collectively the “Parent Group”) from and against any and all costs, losses (including diminution in value), liabilities, damages, lawsuits, deficiencies, claims, and expenses, including interest, penalties, costs of mitigation, lost profits, and other losses resulting from any shutdown or curtailment of operations, attorneys’ fees, and all amounts paid in investigation, defense, or settlement of any of the foregoing (collectively, the “Damages”), incurred in connection with, arising out of, resulting from, or incident to (i) any breach of any covenant, representation, warranty, or agreement or the inaccuracy of any representation made by any of the Members or the Company in or pursuant to this Agreement or in the other documents delivered in connection with the Contemplated Transactions; (ii) Actions or Proceedings set forth in the Disclosure Schedule or in the other documents delivered in connection with the Contemplated Transactions; (iii) Actions or Proceedings involving the Company, whether disclosed in the Disclosure Schedule or not; and (iv) the operation of the Company prior to the Closing Date, provided, however, that Parent Group may not seek indemnification for Damages (A) until Parent Group has suffered Damages by reason of all such breaches in excess of a $100,000.00 aggregate deductible, after which point the Members will be obligated only to indemnify the Parent Group from and against further such Damages and thereafter (B) to the extent the Damages that Parent Group has suffered by reason of all such breaches exceed $1,650,000.00, after which point the Members will have no obligation to indemnify Parent Group from or against further such Damages. In calculating the $100,000.00 aggregate deductible, Damages arising from or caused by any breach of the representations set forth in Sections 3.2, 3.3, 3.13, 3.23 and 5.1 and any Damages caused by or arising from the fraud, knowing misrepresentation, or misappropriation of the Company, any manager or officer thereof, or any Member will not be included in the calculation of the $100,000.00 aggregate deductible, and the Company and the Members will be required pursuant to the terms of this section to indemnify the Parent Group for the full amount of any such Damages. Notwithstanding the foregoing, neither the Company nor the Members are to have any obligation or liability to the Parent Group for Damages, including any fines, fees, or penalties, with respect to the failure to obtain any consent, approval, or authorization of any Governmental Authority with respect to the Contemplated Transactions.

(b)                                 By Crdentia. Parent and CRDE jointly and severally shall indemnify, defend, and hold harmless the Members and their respective heirs, successors, and assigns from and against any and all Damages incurred in connection with, arising out of, resulting from, or incident to (i) any breach of any covenant or agreement or the inaccuracy of any representation made by Parent or CRDE in or pursuant to this Agreement, the Ancillary Documents, or in any other documents delivered in connection with the Contemplated Transactions; (ii) the operation of the Company from and after the Closing Date; or (iii) the failure to provide any notification to or to obtain any consent, approval, or authorization from any Governmental Authority with respect to the Contemplated Transactions.

(c)                                  Third Party Claims; Defense of Claims. If any Action or Proceeding is filed or initiated against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable and in any event within ten days after the service of the citation or summons; provided, however, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party acknowledges in writing to the indemnified party that the indemnifying party is obligated under the terms of its indemnity hereunder in connection with such Action or Proceeding, then the indemnifying party will be entitled, if it so elects, to take control of the defense and investigation of such Action or Proceeding and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified party, at the indemnifying party’s cost, risk, and expense, unless (i) the indemnifying party has failed to assume the defense of such Action or Proceeding or (ii) the named parties to such Action or Proceeding include both of the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, and to compromise or settle such Action or Proceeding, which compromise or settlement may be made only with the written consent of the indemnified party, such consent not to be withheld unreasonably. The indemnified party may withhold such consent if such compromise or settlement would adversely affect the conduct of business or requires less than an unconditional release to be obtained. If (i) the indemnifying party fails to assume the defense of such Action or Proceeding within fifteen days after receipt of notice thereof pursuant to this Section 7.2, or (ii) the named parties to such Action or Proceeding include both the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, the indemnified party against which such Action or Proceeding has been filed or initiated will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party’s cost and expense, the defense, compromise, or settlement of such Action or Proceeding on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party assumes defense of the Action or Proceeding, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise, or settlement and when appropriate will consult with and consider any reasonable advice from the indemnifying party of any such defense, compromise, or settlement. The indemnifying party will be liable for any settlement of any action effected pursuant to and in accordance with this Section 7.2 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgment.

Regardless of whether the indemnifying party or the indemnified party takes up the defense, the indemnifying party will pay reasonable costs and expenses in connection with the defense, compromise, or settlement for any Action or Proceeding under this Section 7.2.

The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial, and defense of such Action or Proceeding and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial, and defense of such Action or Proceeding and any appeal arising therefrom. The indemnifying party shall pay all expenses due under this Section 7.2 as such expenses become due.

(d)                                 Indemnity Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

7.3.                              Right of Offset.   In the event that Parent or CRDE suffers Damages pursuant to this Article VII, then in addition to all other remedies set forth in this Article VII, Parent shall have the right to offset such Damages against the Stock Consideration payable to the Company, as adjusted in accordance with the terms of this Agreement, or any Additional Consideration payable pursuant to the terms of this Agreement. In the event the Members dispute Parent’s right to exercise the right of offset pursuant to this Section 7.3 or the amount by which Parent offsets against any claim for indemnification and such dispute is not otherwise settled by mutual agreement of Parent and the Members, then the parties shall submit such dispute to be resolved by arbitration in Jacksonville, Florida in accordance with the rules of the American Arbitration Association, and the written determination of the arbitrator will be final and binding on the parties and may be entered in any court of competent jurisdiction.

7.4.                              Non-Exclusivity.   The parties hereto acknowledge and agree that the indemnity obligations set forth above are not to be the exclusive remedy of the indemnified parties with respect to the Contemplated Transactions.

ARTICLE VIII.
MISCELLANEOUS

8.1.                              Further Assurances.   In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VI).

8.2.                              Notices.   All notices, requests, and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer-back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

If to Parent, CRDE, or the Company:

Crdentia Corp.

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

Facsimile No.: (972) 392-2722

Attention: Chief Executive Officer

in the case of notice hereunder to any of Parent, CRDE, or the Company, with copies to:

Kane, Russell, Coleman & Logan, P.C.

1601 Elm Street, Suite 3700

Dallas, Texas 75201

Facsimile No.: (214) 777-4299

Attention: Patrick V. Stark, Esq.

If to ATS:

Pass-Kesler Associates, Inc.

9700 Philips Highway, Suite 101

Jacksonville, Florida  32256

Attention:  Deborah Pass

If to UHSC:

Universal Healthcare Staffing Corp.

3507 Autumn Glen Drive

Valrico, Florida  33594

Attention:  Tim A. Jones

If to Cowling:

Kay Cowling

1206 Salt Marsh Circle

Ponte Vedra Beach, Florida  32082

in the case of notice hereunder to any of ATS, UHSC, or Cowling, with copies to:

Rogers Towers, P.A.

1301 Riverplace Boulevard, Suite 1500

Jacksonville, Florida  32207

Facsimile No.: (904) 396-0663

Attention:  Marc M. Mayo, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 8.2, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 8.2, be deemed given upon receipt, and (iii) if delivered by mail or overnight courier in the manner described above to the address as provided in this Section 8.2, be deemed given upon receipt (in each case regardless of whether such notice, request, or other communication is received by any other Person to whom a copy of such notice, request, or other communication is to be delivered pursuant to this Section 8.2). Any party from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. Notices will be valid on any party hereto even though such party’s attorney did not receive a copy thereof through no fault of the sending party.

8.3.                              Entire Agreement.   This Agreement (and all exhibits and schedules attached hereto and all other documents delivered in connection herewith) supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect thereto, including, without limitation, the binding provision of the letter of intent dated June 4, 2007 and supplemented by the “price confirmation” letter dated June 27, 2007.

8.4.                              Waiver.   Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, is to be deemed or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

8.5.                              Amendment.   This Agreement may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each party hereto.

8.6.                              No Third Party Beneficiary.   The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article VI.

8.7.                              No Assignment; Binding Effect.   Neither this Agreement nor any right, interest, or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties, and any attempt to do so will be void. This Agreement is binding upon, inures to the benefit of, and is enforceable by the parties and their respective successors and assigns.

8.8.                              Severability.   If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement, and (iv) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and mutually acceptable to the parties.

8.9.                              Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of law principles.

8.10.                        Consent to Jurisdiction and Forum Selection.   Each of Parent, CRDE, and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or any document or instrument delivered pursuant to this Agreement will be brought and determined only in a federal or state court of general jurisdiction located in Duval County, Florida, and each of Parent, CRDE, and the Company hereby irrevocably, generally, and unconditionally submits itself and its property with regard to any such action or proceeding to the exclusive jurisdiction of such court.

8.11.                        Construction.   No provision of this Agreement is to be construed in favor of or against any party on the ground that such party or its counsel drafted the provision. Any remedies provided for herein are not exclusive of any other lawful remedies that may be available to either party. This Agreement at all times is to be construed so as to carry out the purposes stated herein.

8.12.                        Execution; Multiple Counterparts.   This Agreement may be executed by facsimile or other electronic means and in multiple counterparts, each of which will be deemed an original but all of which taken together will constitute but one and the same instrument.

8.13.                        Attorney Fees.   In the event any action is brought for enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and costs incurred in said action.

[Signature Pages Follow]

EXECUTED to be effective as of the Effective Date.

CRDENTIA CORP.,
a Delaware corporation

By:	/s/ John Kaiser
John Kaiser, President

CRDE CORP.,
a Delaware corporation

By:	/s/ John Kaiser
John Kaiser, President

ATS UNIVERSAL, LLC.,
a Florida limited liability company,
d/b/a/ ATS Health Care

By:	/s/ Doug B. Anderson
Name:	Doug B. Anderson
Title:	President of Managing Member

PASS-KESLER ASSOCIATES INC.,
a Florida corporation,
f/k/a/ ATS Services, Inc.

By:	/s/ Doug B. Anderson
Name:	Doug B. Anderson
Title:	President

1

UNIVERSAL HEALTHCARE STAFFING CORP.,
a Florida corporation

By:	/s/ Tim Jones
Tim Jones, President

By:	/s/ Robert Welker
Robert Welker, Vice-President

/s/ Kay Cowling
Kay Cowling, Individually

2

EXHIBIT A

FORM OF ASSIGNMENT OF MEMBERSHIP INTERESTS

A-1

EXHIBIT B

FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

B-1

EXHIBIT C

FORM OF RELEASE AGREEMENT

C-1

EXHIBIT D

FORM OF EMPLOYMENT AGREEMENT

D-1

EXHIBIT E

FORM OF COMPANY SECRETARY CERTIFICATE

E-1

EXHIBIT F

FORM OF MEMBER SECRETARY CERTIFICATE

F-1

EXHIBIT G

FORM OF CRDE SECRETARY CERTIFICATE

G-1

EXHIBIT H

PAYMENT LETTER

H-1

Exhibit 2.2

ASSET PURCHASE AGREEMENT

by and among

CRDENTIA CORP.,

CRDE CORP.,

MP HEALTH CORP.,

MEDICAL PEOPLE HEALTHCARE SERVICES, INC.,

and

THE SHAREHOLDERS OF MEDICAL PEOPLE HEALTHCARE SERVICES, INC.

Dated:  October 22, 2007

i

4.25.	Absence of Certain Developments	25
4.26.	Customers	26
4.27.	Permits	26
4.28.	Regulatory Compliance	27
4.29.	Internal Controls	27
4.30.	Third-Party Consents	27
4.31.	Relationships with Related Persons	27
4.32.	Certain Payments	28
4.33.	Brokers	28
4.34.	Verification of Credentials	28
4.35.	Material Misstatements and Omissions	28
4.36.	Solvency	28
4.37.	Compliance with Anti-Terrorism Laws	28

ARTICLE V. REPRESENTATIONS OF PARENT, CRDE, AND ACQUISITION CO.		29
5.1.	Organization	29
5.2.	Authority	29
5.3.	Litigation	29
5.4.	Reports and Financial Statements	29
5.5.	Third-Party Consents	30
5.6.	No Conflicts	30
5.7.	Consents and Governmental Approvals and Filings	30
5.8.	Brokers	30
5.9.	Compliance with Anti-Terrorism Laws	30

ARTICLE VI. ADDITIONAL AGREEMENTS		31
6.1.	Company Employees	31
6.2.	Access to Information	31
6.3.	Public Announcements; Company Literature	31
6.4.	Fees and Expenses	31
6.5.	Confidentiality	31
6.6.	Parent’s Covenants With Respect To the Ensuing Period	32

ARTICLE VII. ACTIONS BY THE PARTIES AFTER THE CLOSING		32
7.1.	Survival of Representations	32
7.2.	Indemnification	32
7.3.	Non-Exclusivity	34
7.4.	Limitation of Damages	34

ARTICLE VIII. ARBITRATION		35
8.1.	Arbitration	35

ARTICLE IX. MISCELLANEOUS		35
9.1.	Further Assurances	35
9.2.	Notices	35
9.3.	Entire Agreement	36
9.4.	Waiver	36
9.5.	Amendment	37
9.6.	No Third Party Beneficiary	37

9.7.	No Assignment; Binding Effect	37
9.8.	Severability	37
9.9.	Governing Law	37
9.10.	Consent to Jurisdiction and Forum Selection	37
9.11.	Construction	37
9.12.	Execution; Multiple Counterparts	38
9.13.	Attorney Fees	38

COMPANY AND SHAREHOLDERS DISCLOSURE SCHEDULE

Schedule 1.3	Key Employees

Schedule 2.1(a)	Customer List/Customer Accounts/Customer Contracts

Schedule 2.1(b)	Customer Contracts

Schedule 2.1(c)	Nurses, Employees and Independent Contractors

Schedule 2.3(b)	Adjusted 2007 EBITDA Amount Calculation

Schedule 4.2	Capitalization

Schedule 4.4(c)	Conflicts, Breaches, Defaults

Schedule 4.5	Assignability of Contracts

Schedule 4.7	Company Financial Statements

Schedule 4.9	Undisclosed Liabilities

Schedule 4.12	Benefit Plans

Schedule 4.13	Real Property

Schedule 4.15(a)	Compliance with Legal Requirements and Governmental Authorizations

Schedule 4.15(b)	Governmental Authorizations

Schedule 4.16(a)	Legal Proceedings

Schedule 4.16(b)	Orders to Which Company or Persons are Subject

Schedule 4.16(c)	Compliance with Orders

Schedule 4.17	Contracts

Schedule 4.18	Accounts Receivable

Schedule 4.19	Accounts Payable

Schedule 4.20	Equipment

Schedule 4.21	Insurance

Schedule 4.22	Tax Matters

Schedule 4.24	Certain Employees

Schedule 4.25	Absence of Certain Developments

Schedule 4.26	Customers

Schedule 4.27	Permits

Schedule 4.29	Internal Controls

Schedule 4.30	Third-Party Consents

Schedule 4.31	Relationships with Related Persons

Schedule 4.34	Verification of Credentials

EXHIBITS

Exhibit A	Form of Promissory Note

Exhibit B	Bill of Sale

Exhibit C	Non-Competition and Non-Solicitation Agreement

Exhibit D	Employment Agreement

Exhibit E	Company Secretary’s Certificate

Exhibit F	Opinion of Counsel to the Company

Exhibit G	Acquisition Co. Secretary’s Certificate

Exhibit H	Payment Letter

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is dated to be effective as of October 22, 2007 and is between Crdentia Corp., a Delaware corporation (“Parent”), CRDE Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“CRDE”), and MP Health Corp., a Delaware corporation and a wholly-owned subsidiary of CRDE (“Acquisition Co.”), Medical People Healthcare Services, Inc., an Alabama corporation (the “Company”), and Tommye Faust and Amy Disney (together, the “Shareholders”).  Parent, CRDE, and Acquisition Co. sometimes are referred to herein collectively as “Crdentia.”

The Company is engaged in the business of temporary placement of health care professionals with health care offices, clinics, and institutions (collectively, the “Services,” and such business, the “Business”).

The Company desires to sell to Acquisition Co. and Acquisition Co. desires to purchase from the Company on the terms and conditions contained in this Agreement certain of the Assets and Properties of the Company, and in connection with such purchase of the Assets and Properties of the Company, Acquisition Co. will assume certain of the liabilities of the Company, and the Company will retain all other liabilities and fulfill any and all obligations in connection with such retained liabilities.

The parties therefore agree as follows:

ARTICLE I.
DEFINITIONS; PRELIMINARY MATTERS

1.1.                              Drafting Conventions.  The descriptive headings used for Articles and Sections of this Agreement are inserted for convenience only and are not to constitute substantive material in the construction or interpretation of this Agreement.  Any reference in this Agreement to an “Article” or a “Section” means the relevant Article or Section of this Agreement only, unless indicated otherwise.  As used in this Agreement unless the context dictates otherwise, (a) pronouns of any gender include the masculine, feminine, and neuter genders as appropriate; (b) singular words include the plural, and the plural the singular; (c) the word “or” is disjunctive but not exhaustive; (d) the words “any” and “all” both have the inclusive meaning “any and all”; and (e) the word “including” means “including, but not limited to” the specific items or matters listed.  Any reference in this Agreement to a “Schedule” means the correspondingly numbered schedule on the Company and Shareholders Disclosure Schedule.  Any reference in this Agreement to an “Exhibit” means the referenced Exhibit attached to this Agreement.  Any reference in this Agreement to a number of days means a number of calendar days, unless stated otherwise.  Any reference to an amount of money means such amount in United States dollars, unless stated otherwise.  All accounting terms used but not otherwise defined in this Agreement have the meanings given to them under GAAP, unless stated otherwise.

1.2.                              Incorporation of Company and Shareholders Disclosure Schedule.  The contents of the Company and Shareholders Disclosure Schedule hereby are incorporated into this Agreement as if fully set forth herein.

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1.3.                              Defined Terms.  As used in this Agreement, the following defined terms have the meanings indicated below:

“Accounts Payable” has the meaning set forth in Section 4.19.

“Accounts Receivable” has the meaning set forth in Section 4.18.

“Acquisition Co.” has the meaning set forth in the first paragraph of this Agreement.

“Actions or Proceedings” means any action, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Additional Consideration” has the meaning set forth in Section 2.3(b).

“Adjusted 2007 EBITDA Amount” means actual EBITDA of the Company for the calendar year ending on December 31, 2007, with such adjustments as are set forth on Schedule 2.3(b).

“Affiliate” means, with respect to any Person, a family member or another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.  A “family member” of an individual Person means (i) the individual’s spouse and former spouses, (ii) any other natural person who is related within the second degree to the individual or the individual’s spouse, or (iii) any other natural person who resides with such individual Person.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Allocation” has the meaning set forth in Section 2.4.

“Ancillary Documents” means the Bill of Sale as contemplated in Section 2.7(b)(i), the Non-Competition Agreement as contemplated in Section 2.7(b)(ii), the Employment Agreement as contemplated in Section 2.7(b)(iii), the consents as contemplated in Section 2.7(b)(vii), the opinion of counsel as contemplated in Section 2.7(b)(viii), and all other certificates and documents required to be delivered by the Company under this Agreement.

“Assets and Properties” and “Assets or Properties” of any Person each means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

“Benefit Plan” means any Plan established, arranged or maintained by the Company or any corporate group of which the Company is or was a member, existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any

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employee, officer, director or former employee, officer or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

“Bill of Sale” has the meaning set forth in Section 2.7(b)(i).

“Books and Records” of any Person means all files, documents, instruments, papers, books, computer files (including but not limited to files stored on a computer’s hard drive or on floppy disks), electronic files and records in any other medium relating to the business, operations, accounting practices or condition of such Person.

“Business” has the meaning set forth in the second opening paragraph of this Agreement.

“Closing” has the meaning set forth in Section 2.7(a).

“Closing Consideration” shall have the meaning set forth in Section 2.3(a).

“Closing Date” has the meaning set forth in Section 2.7(a).

“Code” means the Internal Revenue Code of 1986 and the corresponding Treasury Regulations promulgated thereunder, each as amended or superseded from time to time.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Company and Shareholders Disclosure Schedule” means the disclosure schedule incorporated into and made a part of this Agreement, which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information required by this Agreement.

“Company Financial Statements” means (i) the unaudited, management prepared balance sheets and statements of income for the fiscal periods ended December 31, 2005 and December 31, 2006 and (ii) the Interim Financial Statements.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement, including (a) the execution and delivery of each of the Ancillary Documents; (b) the performance by Parent, CRDE, Acquisition Co., and the Company of their respective covenants and obligations under this Agreement; and (c) the execution and delivery of all such documents, instruments and certificates as deemed necessary or advisable by either the Company or Parent.

“Contract” means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding, including but not limited to the Customer Contracts.

“CRDE” has the meaning set forth in the first paragraph of this Agreement.

“Customer” has the meaning set forth in Section 2.1(a).

“Customer Contract” has the meaning set forth in Section 2.1(b).

“Cutoff” has the meaning set forth in Section 2.8.

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“Damages” has the meaning set forth in Section 7.2(a).

“Defined Benefit Plan” means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

“EBITDA” means net income before interest, taxes, depreciation, and amortization, calculated in accordance with GAAP.

“Employment Agreement” has the meaning as set forth in Section 2.7(b)(iii).

“Encumbrances” means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, equitable interest, levy, charge, community property interest, right of first refusal or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

“Ensuing Period” means the calendar year ending December 31, 2007.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any entity which is a member of a “controlled group of corporations” or which is or was under “common control” with the Company as defined in Section 414 of the Code.

“GAAP” means United States generally accepted accounting principles, as currently in effect, applied on a basis consistent with the basis on which Parent’s audited financial statements are prepared.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, any state, county, city or other political subdivision.

“Governmental Authorization” means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

“Initial Cash Consideration” has the meaning set forth in Section 2.3(a).

“Intellectual Property” means (i) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (ii) trade secrets and confidential business information (including without limitation know-how, customer lists, current and anticipated customer requirements, price lists, market studies and business plans), however documented; (iii) proprietary computer software and programs (including object code and source code) and other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium), including all copyrights; (iv) database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions,

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discoveries, concepts, ideas, designs, methods and information) and any other related information, however documented; (v) any and all information concerning the business and affairs of a Person (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; (vi) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for a Person containing or based, in whole or in part, on any information included in the foregoing, however documented; and (vii) any similar or equivalent rights to any of the foregoing, including but not limited to the name “Medical People Healthcare Services” and any variations and permutations thereof.

“Interim Financial Statements” means the management prepared unaudited balance sheet and statement of income for the Company for the period ended May 31, 2007.

“Key Employees” means those employees of the Company designated as “key employees” prior to the Closing and set forth on Schedule 1.3.

“Knowledge” of a Person means the knowledge of such Person or of any officer, director, or manager of such Person.  Such Person or an officer, manager or partner of such Person will be deemed to have Knowledge of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

“Liabilities” has the meaning set forth in Section 4.9.

“Material Adverse Effect” means, for any Person, a material adverse effect whether individually or in the aggregate (a) on the business, operations, financial condition, Assets and Properties, liabilities or prospects of such Person, or (b) on the ability of such Person to consummate the Contemplated Transactions.

“Non-Competition and Non-Solicitation Agreement” has the meaning set forth in Section 2.7(b)(ii).

“Note” means the promissory note to be made and delivered by Parent in accordance with the terms of Section 2.3(a)(ii).

“Note Consideration” has the meaning as set forth in Section 2.3(a)(ii).

“OFAC” means the United Stated Department of Treasury’s Office of Foreign Asset Control, as set forth in Section 4.37.

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“Order” means any award, decision, writ, judgment, decree, ruling, subpoena, verdict, injunction or similar order of any Governmental Authority (in each such case whether preliminary or final).

“Ordinary Course of Business” means the action of a Person that is (i) consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (ii) not required to be authorized by the board of directors of the Company; and (iii) similar in nature and magnitude to actions customarily taken, without the action of the board of directors or similar body, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as the Company.

“Parent” has the meaning set forth in the first paragraph of this Agreement.

“Parent SEC Documents” means each form, report, schedule, statement and other document filed by Parent beginning in August 2004 through the date immediately prior to the date of this Agreement under the Exchange Act or the Securities Act, including any amendment to such document.

“Payment Letter” has the meaning set forth in Section 2.3(a)(i).

“Permits” means all licenses, permits, certificates of authority, authorizations, approvals, registrations and similar consents granted or issued by any Governmental Authority.

“Permitted Encumbrance” means (a) any Encumbrance for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and (b) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the business of the Company.

“Person” means any natural person or legally-recognized entity, including any Governmental authority.

“Plan” means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers’ compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

“Preceding 12-Month Adjusted EBITDA Amount” means $300,000.00.  The adjustments shall be as set forth on Schedule 2.3(b) consistent with the adjustments utilized in the determination of the Adjusted 2007 EBITDA Amount.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

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“Purchase Price” has the meaning set forth in Section 2.3.

“Purchased Assets” has the meaning set forth in Section 2.1.

“Qualified Plan” means each Benefit Plan which is intended to qualify under Section 401 of the Code.

“Real Property” has the meaning set forth in Section 4.13.

“SDN List” means the List of Specially Designated Parties and Blocked Persons promulgated by OFAC, as described in Section 4.37.

“SEC” means the Securities and Exchange Commission of the United States.

“Securities Act” means the Securities Act of 1933, as amended.

“Services” has the meaning set forth in the second opening paragraph of this Agreement.

“Tax” (and, with correlative meaning, “Taxes,” “Taxable” and “Taxing”) means (i) any federal, state, municipal, county, local or foreign income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or other group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

“Tax Return” means any return, report, information return, schedule or other document (including any related or supporting information) filed or required to be filed with respect to any Taxing authority with respect to Taxes.

“Third Party Expenses” has the meaning set forth in Section 6.4.

“Threatened” means a claim, Proceeding, dispute, action or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that such a claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

“Treasury Regulations” means the regulations promulgated by the United States Department of Treasury pursuant to the Code, as the same may be amended or superseded from time to time.

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“United States Person” has the meaning set forth in Section 4.22(g).

ARTICLE II.
PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

2.1.                              Purchased Assets.  Subject to the terms and the conditions set forth in this Agreement and on the basis of the representations set forth herein, the Company agrees to sell, convey, transfer, assign, and deliver to Acquisition Co. and Acquisition Co. agrees to purchase, receive, and accept from the Company all right, title, and interest in and to the following specified assets of the Company used in or for the benefit of the Business, including any assets of any of the Company’s Affiliates similar to the assets specified below (collectively referred to hereinafter as the “Purchased Assets”).  The Purchased Assets are to be conveyed free and clear of any and all Encumbrances of any kind whatsoever.

(a)                                  Customer Accounts.  All of the Company’s customers (the “Customers”), Customer databases and lists, and Customer accounts relating to the Business as set forth on Schedule 2.1(a), which sets forth each Customer’s name, address, telephone number and annual sales amounts for the calendar years 2005 and 2006 and for the current year-to-date period ended on the Closing Date;

(b)                                 Customer Contracts.  All Customer distribution, service, and retail sales Contracts for the Business as set forth on Schedule 2.1(b) (the “Customer Contracts”);

(c)                                  Nurses/Employee Databases.  All Contracts, contact information (including names, addresses, and telephone numbers, as forth on Schedule 2.1(c)), personnel files, and databases for all nurses, employees, and independent contractors retained, hired, or employed by the Company as of the Closing Date or at any time during calendar year 2005 and 2006 and for the current year-to-date period ended on the Closing Date;

(d)                                 Records.  All databases, books, records, and other documents relating to:  (i) Customers, including Customer revenues, credit history, and payment history, (ii) all nurses employed by the Company, (iii) all other employees and independent contractors of the Company, and (iv) all Contracts of the Company, provided, however, that Crdentia covenants that they shall provide the Company upon its reasonable request copies of any of the aforesaid documents that Company hereafter needs for purposes of preparing financial and other reports, including tax returns, defending or asserting claims by or against third parties, and for any other reasonable purpose.

(e)                                  Equipment, Furniture and Fixtures.  All tangible property, equipment, furniture, and fixtures used by the Company in the day-to-day operations of its Business;

(f)                                    Other Assets.  All of the Company’s software, Intellectual Property, prepaid expenses and deposits, licenses, permits, leases of real property, and certificates of need to the extent associated with any of the foregoing assets referenced in this Section 2.1, transferable to Acquisition Co., and the leases on the Company’s offices, wherever located;

(g)                                 Name. All of the Company’s rights in and to the name “Medical People Healthcare Services” and all derivatives and permutations thereof.  The Company will have a

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period of five days from the date of the Closing to change its name to any other name not utilizing the name “Medical People Healthcare Services” or any derivative or permutations thereof; and

(h)                                 Goodwill.  All goodwill of the Company associated with any of the foregoing assets referenced in this Section 2.1.

2.2.                              Excluded Assets.  The Company is not selling to Acquisition Co. any of its assets that are not described in or otherwise contemplated by Section 2.1.  It is expressly understood and agreed that the Purchased Assets do not include (i) any cash or accounts receivable of the Company, and (ii) any books and records as they pertain to the organization, existence, or capitalization of the Company or any books and records that the Company may be required by law to retain or that do not relate to the Purchased Assets.

2.3.                              Purchase Price.  The purchase price for the Purchased Assets (“Purchase Price”) shall consist of the Closing Consideration, the Adjusted Closing Consideration, and the Additional Consideration as described below:

(a)                                  Closing Consideration.  At the Closing, Parent shall pay an amount equal to 4.167 multiplied by the Preceding 12-Month Adjusted EBITDA Amount, or $1,250,000 (the “Closing Consideration”), payable as follows:

(i)                                     Initial Cash Consideration.  On the Closing Date, Parent shall pay $750,000 of the Closing Consideration in cash (the “Initial Cash Consideration”) in accordance with the payment instructions set forth in the Payment Letter attached hereto as Exhibit H (the “Payment Letter”); and

(ii)                                  Note Consideration.  On the Closing Date, Parent shall pay the balance of the Closing Consideration by delivery to the Company of a promissory note in the form as attached hereto as Exhibit A (such consideration, the “Note Consideration”, and such note, the “Note”), subject to adjustment and amendment as set forth in subsection (b) below.

(b)                                 Additional Consideration.  In addition to the Closing Consideration but subject to the condition stated in subsection (iii) below, Parent shall pay as additional Purchase Price, if earned, an amount calculated in accordance with the following formula (the “Additional Consideration”), based on the Adjusted 2007 EBITDA Amount.  The Additional Consideration, if any, will be paid on or before March 31, 2008.

(i)                                     If the Adjusted 2007 EBITDA Amount is greater than $333,000 but less than $500,000, Parent shall pay as Additional Consideration an amount calculated as 3.75 multiplied by the Adjusted 2007 EBITDA Amount in excess of $333,000 but less than $500,000.  Parent shall pay 50% of such amount to the Company in cash, and the remaining 50% of such amount will be added to the Note Consideration, and the terms of the Note will be amended to reflect the amount payable thereunder to be an amount equal to the remaining principal amount of the Note Consideration plus the amount calculated in accordance with the terms of this Section 2.3(b)(i).  If the Adjusted 2007 EBITDA Amount is $333,000 or less, the amount of Additional Consideration will be zero.

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(ii)                                  If the Adjusted 2007 EBITDA Amount is greater than $500,000, then in addition to all other Purchase Price calculated in accordance with this Section 2.3, Parent shall pay to the Company in cash an amount equal to 50% of the Adjusted 2007 EBITDA Amount in excess of $500,000.

(iii)                               Parent’s obligation to pay any Additional Consideration hereunder, if any is earned, is conditioned upon the Employment Agreement between Acquisition Co., or its successors and assigns, and Amy Disney being in full force and effect at the time such Additional Consideration, if any, becomes due and payable and remaining in full force and effect until October 31, 2008.  In the event Amy Disney voluntarily terminates her employment agreement with Acquisition Co. or is convicted of any felony during the term of the Employment Agreement between her and Acquisition Co., it is agreed that Parent will be entitled to a return of any and all Additional Consideration paid by Parent to the Company.  If the amount of the Additional Consideration required to be returned to Parent pursuant to the terms of this Section 2.3(b)(iii) exceeds the Note Consideration, as adjusted pursuant to the terms of this Agreement, and the terms of the Note, as amended hereunder, then the Company and the Shareholders shall pay the amount of such excess in cash to Parent upon demand, and the amount of such excess will be a debt owed by the Company and the Shareholders to Parent.

(iv)                              In calculating the Adjusted 2007 EBITDA Amount, Parent shall use the same methodology as it and the Company used to calculate the Preceding 12-Month EBITDA Amount, with the adjustments as set forth on Schedule 2.3(b).

2.4.                              Allocation of Purchase Price.  The total Purchase Price is to be allocated among the Purchased Assets in the manner set forth on Schedule 2.4 (the “Allocation”).  Each of Acquisition Co. and the Company shall record the transaction contemplated by this Agreement in a manner consistent with the Allocation, and the parties hereby agree not to file any tax return or otherwise take a position with any federal, state, or local tax authority that is inconsistent with the Allocation.

2.5.                              Tax.  The Company shall pay any sales, use, income or other tax imposed with respect to the sale and transfer of the Purchased Assets.

2.6.                              No Liabilities to be Assumed.  Acquisition Co. does not assume, and nothing contained in this Agreement is to be construed as an assumption by Parent, CRDE, or Acquisition Co. of any liabilities, obligations, or undertakings of the Company of any nature whatsoever, whether fixed or contingent, known or unknown (the “Excluded Liabilities”), except for liabilities, if any, relating to the fulfillment of any Customer Contract after the Closing Date.  Excluded Liabilities include but are not limited to (i) any liability arising out of any Benefit Plan of the Company, (ii) any liability arising out of any Contracts not specifically set forth on Schedule 2.1(b), (iii) any liability arising out of any Contract set forth on Schedule 2.1(b) but that accrues on or before the Closing Date, (iv) any liability for compensation or other amounts due to any employee of or consultant to the Company or for any other claims arising out of the terms of any employment or consulting contract, and (v) any liability for payroll or other taxes. The Company and the Shareholders, as applicable, are to be responsible for all of the liabilities, obligations, and undertakings not expressly and specifically assumed by Acquisition Co.

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2.7.                              Closing

(a)                                  Time and Place.  The consummation of the Contemplated Transactions under this Agreement (the “Closing”) will take place on October 29, 2007 (the “Closing Date”) by the exchange of signature pages by facsimile or other electronic transmission before 2:00 p.m., Central time, on such Closing Date, accompanied by overnight delivery by each party to each other party of all original, executed signature pages to each document contemplated herein by Federal Express or other national overnight parcel delivery service, or at such time and in such manner as the parties mutually agree.  In making the overnight delivery contemplated in this section, the parties shall deliver the referenced signature pages to the national overnight parcel delivery service on the Closing Date for delivery before the close of business the following day, with package tracking capability enabled.

(b)                                 Closing Deliveries by the Company and the Shareholders.  At the Closing, the Company and the Shareholders, as applicable, will have delivered or caused to be delivered to Parent, CRDE, or Acquisition Co., as the case may be the following items.

(i)                                     the Bill of Sale and Assignment and Assumption of Liabilities Agreement substantially in the form of Exhibit B (the “Bill of Sale”), duly executed by the Company;

(ii)                                  a Non-Competition and Non-Solicitation Agreement by and between Parent (on behalf of itself and all its subsidiaries), the Company, and each Shareholder, substantially in the form of Exhibit C (the “Non-Competition Agreement”), duly executed by all appropriate parties;

(iii)                               an Employment Agreement between Acquisition Co. and Amy Disney, substantially in the form of Exhibit D (the “Employment Agreement”), duly executed by such parties;

(iv)                              a certificate of an officer of the Company, substantially in the form of Exhibit E, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of the Company, certified as of a recent date by the Secretary of State of Alabama, and a true and complete copy of the Bylaws of the Company, (B) a certificate of each appropriate Secretary of State certifying the good standing of the Company in its state of organization and all states in which it is qualified to do business, (C) a true and complete copy of the resolutions of the board of directors of the Company authorizing the execution, delivery, and performance of this Agreement by the Company and the consummation of the Contemplated Transactions, and (D) incumbency matters;

(v)                                 a report reflecting the results of a search conducted within ten days prior to the Closing of the Uniform Commercial Code and judgment and tax lien records of the State of Alabama;

(vi)                              one or more releases of liens and termination statements relating to the Purchased Assets in form satisfactory to Parent;

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(vii)                           consents to the transfers and assignments of the Customer Contracts, as requested by Parent;

(viii)                        an opinion of counsel to the Company, in the form of Exhibit F;

(ix)                                an assignment of the leases for the Company’s offices in form satisfactory to Parent;

(x)                                   such other documents as Parent reasonably may request for the purpose of facilitating the consummation of the Contemplated Transactions; and

(xi)                                any such documents as may be required by Parent’s senior secured lender.

(c)                                  Closing Deliveries by Parent.  At the Closing, Parent, CRDE, or Acquisition Co., as the case may be, will have delivered or caused to be delivered to the Company and the Shareholders the following items:

(i)                                     each of the documents contemplated in Section 2.7(b) to be executed by Parent, CRDE, or Acquisition Co., as appropriate;

(ii)                                  the Initial Cash Consideration to the Company;

(iii)                               the Note Consideration in the amount as set forth in Section 2.3(a)(ii), duly executed by Parent;

(iv)                              a certificate of the Secretary of Acquisition Co. substantially in the form of Exhibit G, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of Acquisition Co., certified as of a recent date by the Secretary of State of Delaware, and a true and complete copy of Acquisition Co.’s Bylaws, (B) a certificate of each appropriate Secretary of State certifying the good standing of Acquisition Co. in its state of organization and all states in which it is qualified to do business, (C) a true and complete copy of the resolutions of the board of directors of Acquisition Co. authorizing the execution, delivery, and performance of this Agreement by Acquisition Co. and the consummation of the Contemplated Transactions, and (D) incumbency matters; and

(v)                                 such other documents as the Company reasonably may request for the purpose of facilitating the consummation of the Contemplated Transactions.

2.8.                              Transition; Payment of Employees.  The parties hereby acknowledge and agree that: (a) the Company: (i) is entitled to retain all of the cash and accounts receivables accumulated or with respect to all Services performed before 7:00 a.m. (Central time) on October 29, 2007 (the “Cutoff”) and (ii) is to be responsible for all the payroll and related employee expenses with respect to all Services performed before the Cutoff.  Immediately following the Cutoff, Parent is to be responsible for all accounts receivable, payroll, and related employee expenses accumulated thereafter.

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2.9.                              Post-Closing Insurance Coverage.  In connection with the Closing, Parent or Acquisition Co. will purchase insurance designed to cover any claims relating to the Business that are not known to the Company or the Shareholders prior to Closing and that arise following the Closing.

ARTICLE III.
CONDITIONS TO CLOSING

3.1.                              Conditions to the Obligations of Parent, CRDE,  and Acquisition Co.  The respective obligations of Parent, CRDE, and Acquisition Co. to complete the purchase of the Purchased Assets as set forth herein are subject to the satisfaction of the following conditions on or before the Closing Date:

(a)                                  the representations of the Company and the Shareholders set forth in this Agreement are to be true and correct in all material respects as of the Closing Date and with the same effect as if made on the Closing Date, except to the extent such representations relate specifically to an earlier date, in which case such representations must be true and correct in all material respects as of such earlier date;

(b)                                 each of the covenants and obligations of the Company and the Shareholders to be performed on or before the Closing Date pursuant to the terms of this Agreement are to have been duly performed in all material respects on or before the Closing Date;

(c)                                  there must not have been any events, changes, or effects with respect to the Company that have or reasonably would be expected to have a Material Adverse Effect on the Company;

(d)                                 the Company and the Shareholders, respectively, must have delivered all of the Closing deliveries as set forth in Section 2.7(b);

(e)                                  the Company and Parent must have agreed to the final form of the Company and Shareholders Disclosure Schedule; and

(f)                                    all proceedings taken by the Company and the Shareholders and all instruments executed and delivered by the Company and the Shareholders on or before the Closing Date in connection with the Contemplated Transactions must be reasonably satisfactory in form and substance to counsel for Parent, CRDE, and Acquisition Co.

3.2.                              Conditions to the Obligations of the Company and the Shareholders.  The respective obligations of Parent, CRDE, and Acquisition Co. to complete the purchase of the Purchased Assets as set forth herein are subject to the satisfaction of the following conditions on or before the Closing Date:

(a)                                  the representations of Parent, CRDE, and Acquisition Co. set forth in this Agreement are to be true and correct in all material respects as of the Closing Date and with the same effect as if made on the Closing Date, except to the extent such representations relate

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specifically to an earlier date, in which case such representations must be true and correct in all material respects as of such earlier date;

(b)                                 each of the covenants and obligations of Parent, CRDE, and Acquisition Co. to be performed on or before the Closing Date pursuant to the terms of this Agreement are to have been duly performed in all material respects on or before the Closing Date;

(c)                                  there must not have been any events, changes, or effects with respect to the Company that have or reasonably would be expected to have a Material Adverse Effect on Parent, CRDE, or Acquisition Co.;

(d)                                 Parent, CRDE, and Acquisition Co., respectively, must have delivered all of the Closing deliveries as set forth in Section 2.7(c);

(e)                                  the Company and Parent must have agreed to the final form of the Company and Shareholders Disclosure Schedule; and

(f)                                    all proceedings taken by Parent, CRDE, and Acquisition Co. and all instruments executed and delivered by Parent, CRDE, and Acquisition Co. on or before the Closing Date in connection with the Contemplated Transactions must be reasonably satisfactory in form and substance to counsel for the Company and the Shareholders.

ARTICLE IV.
REPRESENTATIONS OF THE COMPANY AND THE SHAREHOLDERS

The Company and each Shareholder jointly and severally represent to Parent, CRDE, and Acquisition Co. that the following statements are true and accurate as of the date hereof and as of the Closing Date, except as set forth on the Company and Shareholders Disclosure Schedule furnished to Parent, specifically identifying the relevant subparagraph hereof, which exceptions are deemed to be representations as if made in full herein:

4.1.                            Organization of the Company.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Alabama.  The Company is duly authorized to conduct business and is in good standing in Alabama and each jurisdiction, if any, where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon the Company.  The Company has full power and authority and holds all Permits and authorizations necessary to carry on its Business and to own and use the Assets and Properties owned and used by the Company, except where the failure to have such power and authority or to hold such Permit or authorization would not have a Material Adverse Effect on the Company’s Business.  The Company has delivered to Parent complete and correct copies of its charter documents and organizational documents, each as amended to date.

4.2.                              Equity Holdings.  Schedule 4.2 sets forth a complete and accurate statement of the Company’s equity holdings, including the total number of shares of stock the Company is authorized to issue, the name and address of each Shareholder, and the number of shares of stock held by each Shareholder.

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4.3.                              Authority.  The Company has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement and each of the Ancillary Documents to which it is a party, to consummate the Contemplated Transactions, and to perform its obligations hereunder and thereunder.  The Shareholder has all necessary capacity, power, and authority and has taken all action necessary to enter into this Agreement and each of the Ancillary Documents to which she is a party, to consummate the Contemplated Transactions, and to perform her obligations hereunder and thereunder.  No other proceedings on the part of the Company or the Shareholder are necessary to authorize this Agreement or the Ancillary Documents or to consummate the Contemplated Transactions or thereby.  This Agreement and each of the Ancillary Documents to which the Company or the Shareholder is a party have been duly and validly executed and delivered by the Company and Shareholder, as applicable, and each constitutes a legal, valid, and binding obligation of the Company and Shareholder, as applicable, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.4.                              No Conflicts.  The execution and delivery by the Company of this Agreement and each Ancillary Document to which it is a party does not and the performance by the Company of its obligations under this Agreement and each such Ancillary Document and the consummation of the Contemplated Transactions and thereby will not:

(a)                                  conflict with or result in a violation or breach of any of the terms, conditions, or provisions of the charter documents, bylaws, or other organizational documents of the Company;

(b)                                 conflict with or result in a violation or breach of or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate, or modify any term or provision of any law, Order, Permit, statute, rule, or regulation applicable to the Company, the Business, or Assets or Properties of the Company;

(c)                                  result in a breach of or default under or give rise to a right of termination, modification, cancellation, or acceleration under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, agreement, lease, factoring agreement, or other similar instrument or obligation to which the Company or any of its Assets and Properties may be bound, except for such breaches or defaults as set forth on Schedule 4.4(c);

(d)                                 cause any of the Assets or Properties of the Company to be reassessed or revalued by any Taxing authority or any Governmental Authority; or

(e)                                  result in an imposition or creation of any Encumbrance or Tax on the Business or the Assets or Properties of the Company.

4.5.                              Assignability of Contracts.  Except as set forth on Schedule 4.5, all Customer Contracts are fully assignable by the Company to Acquisition Co. without triggering or resulting in a breach or default under any such Customer Contract or giving rise to a right of termination, modification, cancellation or acceleration thereunder.

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4.6.                              Consents and Governmental Approvals and Filings.  No consent, approval, or action of, filing with, or notice to any Governmental Authority on the part of the Company is required in connection with the execution, delivery, and performance of this Agreement, the Ancillary Documents, or the consummation of the Contemplated Transactions.

4.7.                              Company Financial Statements.  The Company has previously delivered to Parent the Company Financial Statements, which are set forth on Schedule 4.7.  Such Company Financial Statements (i) are materially true, correct, and complete, (ii) have been prepared in accordance with the Books and Records of the Company, (iii) have been prepared in conformity with GAAP, and (iv) fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the periods covered thereby; provided that the Interim Financial Statements are subject to normal year-end adjustments and lack footnotes and certain other presentation items.

4.8.                              Absence of Changes.  Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since January 1, 2007, there has not been any material adverse change or any event or development that individually or together with other such events reasonably could be expected to result in a Material Adverse Effect on the Company.

4.9.                              No Undisclosed Liabilities.  Except as disclosed in Schedule 4.9 or in the Company Financial Statements, there are no liabilities, whether known or unknown, asserted or unasserted, whether absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due, whether or not of a kind required by GAAP to be set forth on a financial statement or on the notes thereto, including any liability for Taxes (the “Liabilities”), nor any basis for any claim against the Company for any such Liabilities relating to or affecting the Company or any of its Assets and Properties, other than such Liabilities incurred after May 31, 2007 in the Ordinary Course of Business that have not had and reasonably could not be expected to result individually or in the aggregate in a Material Adverse Effect on the Company.  To the Company’s Knowledge there is no circumstance, condition, event, or arrangement that hereafter may give rise to any liabilities of the Company or any successor to its Business except in the Ordinary Course of Business or that otherwise is set forth on Schedule 4.9.

4.10.                        Liabilities Satisfied at Closing; Use of Proceeds.  Any and all liabilities of the Company or any Shareholder that are to be satisfied from the Closing Consideration are set forth in the Payment Letter, which lists the amount of any such liability, the creditor to whom such liability is owed, and payment instructions to enable Parent to pay such creditor directly at Closing.  Other than the liabilities and obligations set forth in the Payment Letter, there are no obligations or liabilities of the Company or any Shareholder to be satisfied from any part of the Closing Consideration.

4.11.                        Personal Property.  The Company is in possession of and has good and marketable title to or valid rights under written agreements to use the Purchased Assets.  The Purchased Assets are free and clear of all Encumbrances, other than Permitted Encumbrances that have not had a Material Adverse Effect on the Company.

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4.12.                        Benefit Plans; ERISA.

(a)                                  Schedule 4.12 lists each Benefit Plan together with a brief description of the type of plan and benefit provided thereunder.  The Company has no commitment, proposal, or communication to employees regarding the creation of an additional Plan or any increase in benefits under any Benefit Plan.  The Company has provided to Parent (i) a copy of each Benefit Plan (including amendments) and a list of persons participating in such arrangement, (ii) the three most recent annual reports on the Form 5500 series for each Benefit Plan required to file such report and (iii) the most recent trustee’s report for each Benefit Plan funded through a trust.

(b)                                 Neither the Company, an ERISA Affiliate, or any predecessor thereof has ever maintained, contributed to, or been obligated to contribute to any Defined Benefit Plan or multiemployer plan (as defined in Sections 3(37) or 4001(a)(3) of ERISA), and no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring a liability under Title IV of ERISA.

(c)                                  Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and as of the Closing Date will be in full compliance, in form and operation, with all applicable laws (including ERISA and the Code).  The reserves reflected on the Company Financial Statements for the obligations of the Company under all Benefit Plans are adequate and were determined in accordance with GAAP.

(d)                                 Each Qualified Plan has received a determination letter from the Internal Revenue Service confirming that it qualifies under Section 401(a) of the Code, and nothing has occurred since the issuance of that letter that would adversely affect such qualified status or the plan sponsor’s ability to rely on such determination letter.

(e)                                  No Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond the termination of their service, other than (i) coverage mandated by applicable law, (ii) benefits under a Qualified Plan, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any ERISA Affiliate, or (iv) benefits of which the full cost is borne by any current or former employee (or beneficiary thereof).

(f)                                    There are no pending or, to the Company’s Knowledge, anticipated or Threatened claims by or on behalf of any Benefit Plan by any employee or beneficiary covered under any such Benefit Plan or otherwise involving any such Benefit Plan (other than routine claims for benefits).

4.13.                        Real Property.  The Company owns no real property.  Schedule 4.13 contains a complete and accurate legal description of each parcel of real property leased by the Company (as lessee or lessor) (the “Real Property”) and all Encumbrances (other than Permitted Encumbrances) relating to or affecting the Real Property.  The Company has a valid leasehold interest in all Real Property used in or relating to the conduct of the Business, free and clear of all Encumbrances other than Permitted Encumbrances.  The Company has rights of ingress and egress with respect to the Real Property, and all buildings, structures, facilities, fixtures, and other improvements thereon material for the operation of the Business.  Each lease with respect

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to the Real Property is a legal, valid, and binding agreement of the Company, subsisting in full force and effect and enforceable in accordance with its terms, and except as set forth in Schedule 4.13, there is no and the Company has received no notice of any default (or any condition or event that after notice or lapse of time or both would constitute a default) thereunder.

4.14.                        Proprietary Information of Third Parties.  No third party has claimed or to the Company’s Knowledge has reason to claim that any Person employed by or affiliated with the Company in connection with and during the Company’s operation of its Business has (i) violated or may be violating any of the terms or conditions of such Person’s employment, non-competition, or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.  No third party has requested information from the Company relating to such a claim.  To the Company’s Knowledge, no Person employed by or affiliated with the Company in connection with and during the Company’s ownership and operation of its Business has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and no Person employed by or affiliated with the Company in connection with and during the Company’s ownership and operation of its Business has violated any confidential relationship which such Person may have had with any third party, in connection with the sale of any service or proposed service of the Company, and to the Company’s Knowledge, there is no reason to believe there will be any such employment or violation.

4.15.                        Compliance with Legal Requirements; Governmental Authorizations.

(a)                                  Except as set forth in Schedule 4.15(a):

(i)                                     the Company is and at all times since its organization has been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its Business or the ownership or use of any of its Assets and Properties;

(ii)                                  no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of or failure on the part of the Company to comply with any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake or to bear all or any portion of the cost of any remedial action of any nature; and

(iii)                               the Company has not received any written or oral notice or other communication from any Governmental Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any Legal Requirement or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake or to bear all or any portion of the cost of any remedial action of any nature.

(b)                                 Schedule 4.15(b) contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the Business of or to any of the Assets and Properties owned or used by the Company.  Each Governmental Authorization listed or required to be listed on Schedule 4.15(b) is valid and is in

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full force and effect.  The Governmental Authorizations listed on Schedule 4.15(b) collectively constitute all of the Governmental Authorizations necessary to permit the company to lawfully conduct and operate its Business in the manner it currently conducts and operates such Business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.  Except as set forth on Schedule 4.15(b):

(i)                                     the Company is and at all times has been in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified on Schedule 4.15(b);

(ii)                                  no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed on Schedule 4.15(b), or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of or any modification to any Governmental Authorization listed or required to be listed on Schedule 4.15(b);

(iii)                               the Company has not received any written or oral notice or other communication from any Governmental Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

(iv)                              all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed on Schedule 4.15(b) have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authority.

4.16.                        Legal Proceedings; Orders

(a)                                  Except as set forth on Schedule 4.16(a), there is no pending Proceeding:

(i)                                     that has been commenced by or against the Company or that otherwise relates to or may affect the Business of or any of the Assets or Properties owned or used by the Company; or

(ii)                                  that challenges or may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

To the Company’s Knowledge, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.  The Company has delivered to Parent copies of all pleadings, correspondence, and other documents relating to each Proceeding listed on Schedule 4.16(a).  The Proceedings listed on Schedule 4.16(a) will not have a material adverse effect on the Business, operations, assets, condition, or prospects of the Company.

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(b)                                 Except as set forth on Schedule 4.16(b):

(i)                                     the Company is not subject to any Order that relates to the Business of or any of the assets owned or used by the Company; and

(ii)                                  no officer, director, agent, manager, or employee of the Company is subject to any Order that prohibits such officer, director, agent, manager, or employee from engaging in or continuing any conduct, activity, or practice relating to the Business of the Company.

(c)                                  Except as set forth on Schedule 4.16(c):

(i)                                     the Company is and at all times has been in full compliance with all of the terms and requirements of each Order to which it, the Business, or any of the Assets or Properties owned or used by it is or has been subject;

(ii)                                  no event has occurred nor circumstance exists that with or without notice or lapse of time may constitute or result in a violation of or failure to comply with any term or requirement of any Order to which the Company, the Business, or any of the Assets or Properties owned or used by the Company is subject; and

(iii)                               the Company has not received any written or oral notice or other communication from any Governmental Authority or any other Person regarding any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Order to which the Company, the Business, or any of the Assets or Properties owned or used by the Company is or has been subject.

4.17.                        Contracts

(a)                                  Schedule 4.17 contains a true and complete list of each of the following Contracts, agreements, or other arrangements to which the Company is a party or by which any of its Assets and Properties is bound (and, to the extent the same are oral, accurately describes the terms of each such oral Contract, agreement, and arrangement):

(i)                                     all Customer Contracts relating to the provision of Services;

(ii)                                  all collective bargaining or similar labor agreements;

(iii)                               all Contracts for the employment of any officer, employee, manager, or other Person or entity on a full time, part time, consulting, or other basis, and all independent contractor agreements;

(iv)                              all loan agreements, indentures, debentures, notes, factoring arrangements, or letters of credit relating to the borrowing of money or to mortgaging, pledging, or otherwise placing a lien upon any material asset or material group of assets of the Company;

(v)                                 each written warranty, guaranty, or other similar undertaking with respect to contractual performance extended by the Company;

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(vi)                              all license agreements, distribution agreements, or any other agreements involving any of the Company’s current and former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any Intellectual Property;

(vii)                           each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

(viii)                        any Contract for payments to or by any Person by or to the Company based on sales, purchases, or profits, other than direct payments for goods;

(ix)                                each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

(x)                                   all Contracts or commitments that in any way restrict the Company from carrying on its Business anywhere in the world;

(xi)                                all Contracts or commitments that in any way grants a third party a right of first refusal for the purchase of the Company or any of its Assets or Properties; and

(xii)                             each written or oral amendment, supplement, and modification with respect to any of the foregoing.

(b)                                 A correct and complete copy of each Contract disclosed on Schedule 4.17 has been previously provided to Parent and CRDE.  Each Contract, agreement, or other arrangement disclosed on Schedule 4.17 is in full force and effect and constitutes a legal, valid, and binding agreement of the Company and to the Company’s Knowledge, the other parties thereto, enforceable against each in accordance with its terms.  The Company has performed all of its required obligations under and is not in violation or breach of or default under any such Contract, agreement, or arrangement.  To the Company’s Knowledge, the other parties to any such Contract, agreement, or arrangement are not in violation or breach of or default under any such Contract, agreement, or arrangement, and each Person who is a party to such Contract, agreement, or arrangement is solvent and able to satisfy such Person’s material obligations thereunder.  None of the present or former employees, officers, managers, or members of the Company is a party to any written or oral Contract or agreement prohibiting any of them from competing freely with other parties or engaging in the Company’s Business as now operated.  No event has occurred nor circumstance exists that with or without notice or the lapse of time may contravene, conflict with, or result in a violation or breach of, give the Company or any other Person the right to declare a default or exercise any remedy under, to accelerate the maturity or performance of, or to cancel, terminate, or modify any Contract to which the Company is a party.  The Company has not given to or received from any other Person any written or oral notice or other communication regarding any actual, alleged, possible, or potential violation or breach of or default under any Contract.  There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under any current Contract with any Person, and to the Company’s Knowledge, no such Person has made written demand for such renegotiation.  Each Contract relating to the sale of Services of

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the Company has been entered into in the Ordinary Course of Business and without the commission of any act or the payment of any consideration that alone or in concert with the act of any other Person would be in violation of any Legal Requirement.

4.18.                        Accounts Receivable. All accounts receivable of the Company reflected on the Financial Statements or the Company’s accounting records as of the Closing (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.  There is no contest, claim, or right of set-off under any Contract with any obligor of any Accounts Receivable relating to the amount or validity of such Accounts Receivable.  Schedule 4.18 contains a materially complete and accurate list of all Accounts Receivable as of the Closing Date setting forth the aging of such Accounts Receivable.  The Company will provide to Parent a true and accurate list of all Accounts Receivable due the Company as of the Closing Date no later than October 31, 2007.

4.19.                        Accounts Payable. Set forth on Schedule 4.19 is a complete and accurate list of all accounts payable of the Company as of the Closing Date (collectively, the “Accounts Payable”). The Company will provide to Parent a true and accurate list of all Accounts Payable prorated as of the Closing Date no later than the Closing Date.  Such Accounts Payable represent only accounts payable obligations of the Company arising from purchases actually made, services actually received, or obligations otherwise incurred by the Company through the Closing Date.

4.20.                        Equipment.  Other than as noted on Schedule 4.20, all tangible personal property and equipment used by the Company in the conduct of the Business are structurally sound with no known material defects and are in good operating condition and repair (subject to normal wear and tear) so as to permit the operation of such Business as presently conducted.  No such equipment or tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost, and with respect to each item of equipment and tangible personal property, the Company has received no notification that it is in violation in any material respect of any applicable building, zoning, subdivision, fire protection, health, or other law, Order, ordinance, or regulation, and no such violation exists.  All such equipment is being conveyed by the Company on an “as is” basis as to physical condition.

4.21.                        Insurance.  Set forth on Schedule 4.21 is a complete and accurate list of all primary, excess, and umbrella policies, bonds, and other forms of insurance currently owned or held by or on behalf of or providing insurance coverage to the Company, the Business, or the Assets and Properties of the Company (or any of the Company’s directors, officers, managers, members, salespersons, agents, or employees), including the following information for each such policy: type(s) of insurance coverage provided; name of insurer; effective dates; policy number; per-occurrence and annual aggregate deductibles or self-insured retentions; per-occurrence and annual aggregate limits of liability and the extent, if any, to which the limits of liability have been exhausted.  All policies set forth on Schedule 4.21 are in full force and effect, and with respect to such policies, all premiums currently payable or previously due have been paid, and no notice of cancellation or termination has been received with respect to any such policy.  All such policies are sufficient for compliance with all requirements of law and all agreements to which the Company is a party or otherwise bound, are valid, outstanding, collectible, and enforceable

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policies, will remain in full force and effect through the respective dates set forth on Schedule 4.21, and to the Company’s Knowledge, provide adequate insurance coverage for the Company, the Business, and Assets and Properties of the Company.  None of such policies contains a provision that would permit the termination, limitation, lapse, exclusion, or change in the terms of coverage of such policy (including a change in the limits of liability) by reason of the consummation of the Contemplated Transactions.  Complete and accurate copies of all such policies and related documentation have previously been provided to Parent.

4.22.                        Tax Matters

(a)                                  Except as set forth on Schedule 4.22, all Tax Returns required to be filed by or on behalf of the Company have been duly filed on a timely basis, and to the Company’s Knowledge such Tax Returns are true, complete, and correct.  Except as set forth on Schedule 4.22, all Taxes shown to be payable on the Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Company with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to Closing.  The Company has withheld and paid over all Taxes required to have been withheld from employees and paid over (or as such Taxes relate to the Business prior to Closing will be paid over when due), and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.  There are no liens on any of the assets of the Company with respect to Taxes, other than liens for Taxes not yet due and payable.  The Company is not currently the beneficiary of any extension of time within which to file any Tax Return.

(b)                                 Except as set forth on Schedule 4.22, the amount of the Company’s liability for unpaid Taxes for all periods ending on or before May 31, 2007 does not exceed in the aggregate the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Company Financial Statements, and except as provided on Schedule 4.22, the amount of the Company’s liability for unpaid Taxes for all periods ending on or before the Closing Date shall not exceed in the aggregate the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the Company Financial Statements, as adjusted for operations and transactions in the Ordinary Course of Business since May 31, 2007 in accordance with past custom and practice.  There are no Contracts, agreements, arrangements, commitments, or undertakings relating to any prior audit of the Company, and there are no Contracts, agreements, arrangements, commitments, or undertakings with the Internal Revenue Service or any other Governmental Authority that have or are reasonably likely to have a material and adverse impact on the Company’s Taxes that are not reflected in the Company Financial Statements.

(c)                                  To the extent such documents exist, the Company has furnished to Parent true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, and closing or other agreements received by or on behalf of the Company relating to Taxes, and (ii) except as set forth on Schedule 4.22, all federal and state payroll, income, or franchise tax returns for the Company for all periods ending on and after December 31, 2003.

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(d)                                 Except as set forth on Schedule 4.22 , the Tax Returns of the Company have never been audited by a Governmental Authority, nor is any such audit in process, pending, or Threatened (either in writing or verbally, formally or informally).  To the Company’s Knowledge and except as set forth on Schedule 4.22, no deficiencies exist or have been asserted (either in writing or orally, formally or informally) or are expected to be asserted with respect to Taxes of the Company, and the Company has neither received nor expects to receive notice (either in writing or verbally, formally or informally) that it has not filed a Tax Return or paid Taxes required to be filed or paid by it.  The Company is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or Threatened (either in writing or verbally, formally or informally) against the Company or any of its assets.  Except as set forth on Schedule 4.22, no waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of the Company.  The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

(e)                                  The Company is not nor has it ever been a party to any Tax sharing agreement or Tax indemnity agreement and has not assumed the Tax liability of any other Person under contract.  The Company is not nor has it ever been a member of an affiliated group filing a consolidated federal income Tax Return, and except as set forth on Schedule 4.22, the Company has no liability for the Taxes of any individual or entity under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by Contract or otherwise.

(f)                                    The Company does not have any deferred income or gains reportable for Tax purposes in any period ending after the Closing Date but that is attributable to a transaction occurring in or resulting from a change in accounting method for a period prior to the Closing Date.

(g)                                 The Company is a “United States Person” within the meaning of Section 7701(a)(30) of the Code.

(h)                                 The Company and the Shareholders, collectively, are solely responsible for the payment of all Taxes of the Company.

4.23.                        Labor and Employment Relations.  To the Company’s Knowledge, no group of five or more employees of the Company has or have any plans to terminate their employment with the Company.  The Company is not a party to or bound by any collective bargaining agreement with any labor organization, group, or association covering any of its employees, and to the Company’s Knowledge, there are no attempts to organize any of the Company’s employees by any Person, unit, or group seeking to act as their bargaining agent.  The Company has complied with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status, or sexual orientation, occupational health and safety, and the withholding and payment of Social Security and other Taxes.  The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for the failure to comply with any of the foregoing Legal Requirements.  No

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employees of the Company are in violation of any term of any employment Contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to any such employee to be employed by the Company because of the nature of the Business conducted or presently proposed to be conducted by the Company or the use of trade secrets or proprietary information of others.  There are no pending or to the Company’s Knowledge Threatened charges (by employees, independent contractors, their representatives, or Governmental Authorities) of unfair labor practices, employment discrimination, or any other wrongful action with respect to any aspect of employment of any Person employed or formerly employed by the Company.  No union representation elections relating to the Company’s employees have been scheduled by any Governmental Authority, no organizational effort is being made with respect to any of such employees, and no investigation of the Company’s employment policies or practices by any Governmental Authority is pending or Threatened.  The Company is not currently and in the past has not been involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of the Company.  The Company has never experienced any work stoppages, and to the Company’s Knowledge no work stoppage has been Threatened or is planned.

4.24.                        Certain Employees.  Set forth on Schedule 4.24 is (i) the name, title, and total compensation for each current employee or consultant as of the Closing; (ii) all wage and salary increases, bonuses, and increases and any other direct or indirect compensation received by any such Person since December 31, 2005; (iii) any payments or commitments to pay any severance or termination pay to any current or former officer, director, employee, consultant, contractor, manager, or agent of the Company; and (iv) any accrual for or commitment or agreement by the Company to pay such increases, bonus, or pay.  Except as set forth on Schedule 4.24, the Company has not received any written or oral notice from any such Person that he will cancel or otherwise terminate such Person’s relationship with the Company.  Except as set forth on Schedule 4.24, none of such Persons has any written or oral employment agreement or understanding with the Company that is not terminable on notice by the Company or any successor in interest without cost or other liability to the Company or such successor in interest.

4.25.                        Absence of Certain Developments.  Except as set forth on Section 4.25, since December 31, 2006, the Company has not:

(a)                                  mortgaged or pledged any of the Purchased Assets or Properties or subjected them to any lien, charge, or any other Encumbrance, except liens for current property Taxes not yet due and payable;

(b)                                 made any changes in any employee, consultant, or contractor compensation, severance, or termination agreement, commitment, or transaction, other than routine salary increases consistent with past practice, or offered employment to any individuals;

(c)                                  entered into any Contract with any Customer other than those made in the Ordinary Course of Business;

(d)                                 entered into any transaction or operated the Company’s Business not in the Ordinary Course of Business;

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(e)                                  made any change in its accounting methods or practices;

(f)                                    caused to be entered into any amendment or termination of any Customer or supplier Contract or other material Contract or agreement to which it is a party, other than in the Ordinary Course of Business;

(g)                                 made any material change in any of its business policies, including advertising, distributing, marketing, pricing, purchasing, personnel, sales, returns, budget, or product acquisition or sale policies;

(h)                                 terminated, failed to renew, or received any written threat that was not subsequently withdrawn to terminate or fail to renew any Contract or other agreement that is or was material to the Company’s Business or its financial condition;

(i)                                     permitted to occur or be made any other event or condition of any character that has had a Material Adverse Effect on it;

(j)                                     waived any rights material to its financial or business condition;

(k)                                  made any illegal payment or rebates; or

(l)                                     entered into any agreement to do any of the foregoing.

4.26.                        Customers.  The Company previously has provided to Parent a true and correct list of the Company’s current Customers and the Company’s Customers for the calendar years 2005 and 2006 related to the Company’s Business.  Except as set forth on Schedule 4.26, since January 1, 2006, no single Customer or group of affiliated Customers contributing more than $100,000 per annum to the gross revenues of the Company’s Business has stopped doing business with the Company, and no such Customer has given written notice to the Company of an intention to discontinue doing business or reduce the level of gross revenues from that in fiscal year 2006 with the Company.

4.27.                        Permits.  Schedule 4.27 contains a true and complete list of all Permits used in and material to the Business, individually or in the aggregate.  All such Permits currently are effective and valid and have been validly issued.  No additional Permits are necessary to enable the Company to conduct its Business in material compliance with all applicable federal, state, and local laws.  Neither the execution, delivery, and performance of this Agreement and the Ancillary Documents nor the mere passage of time will have any effect on the continued validity or sufficiency of the Permits, nor will any additional Permits be required by virtue of the execution, delivery, and performance of this Agreement to enable the Company to conduct its Business as now operated.  To the Company’s Knowledge, there is no pending Action or Proceeding by any Governmental Authority that could affect the Permits or their sufficiency for the current conduct of the Business.  The Company has provided Parent with true and complete copies of all Permits listed on Schedule 4.27.

4.28.                        Regulatory Compliance.  To the Company’s Knowledge, neither the Company nor any of its operations are regulated by any Governmental Authority, and the Company has complied with all applicable requirements of any Governmental Authority with respect to any

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Services provided by it, including the Medicare Anti-Kickback Statute, the Health Insurance Portability and Accountability Act of 1996, the Federal False Claims Act, the Federal laws concerning physician self-referral known as “Stark I” and “Stark II”, and the rules and regulations of the Joint Commission on Accreditation of Healthcare Organizations.  Neither the Company nor any officer, employee, manager, or agent of the Company has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, failed to disclose a material fact required to be disclosed to any Governmental Authority, or committed any act, made a statement, or failed to make a statement that, at the time such disclosure was made, reasonably could be expected to provide a basis for any Governmental Authority to invoke its policies respecting fraud, untrue statements of material facts, bribery, illegal gratuities, or any similar policies.

4.29.                        Internal Controls.  The Company maintains a system of internal accounting controls that management believes is sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; and (c) access to assets is permitted only in accordance with management’s general and specific authorization.  Except as disclosed on Schedule 4.29, since January 1, 2004, neither the Company nor to the knowledge of the Company any director, officer, employee, auditor, accountant, or representative of the Company has received or otherwise has become aware of any written or oral complaint, allegation, assertion, or claim regarding the Company’s accounting or auditing practices, procedures, methodologies, or methods or its internal controls over financial reporting, including any complaint, allegation, assertion, or claim that the Company has engaged in questionable accounting or auditing practices.  There have been no instances of fraud, whether or not material, occurring during any period covered by the Company Financial Statements involving the Company’s management or other Company employees who have a role in preparation of the Company’s financial statements.

4.30.                        Third-Party Consents.  No consent, approval, or authorization of any third party on the part of the Company is required in connection with the consummation of the Contemplated Transactions except as otherwise provided on Schedule 4.30.

4.31.                        Relationships with Related Persons.  Except as set forth on Schedule 4.31, no Affiliate of the Company has or has had since January 1, 2005 any interest in the property, whether real, personal, mixed, tangible, or intangible, used in or pertaining to the Company’s Business.  No Affiliate of the Company owns or has owned since January 1, 2005 an equity interest or any other financial or profit interest (of record or as beneficial owner) in a Person that has (i) had business dealings or a material financial interest in any transaction with the Company or (ii) engaged in competition with the Company with respect to any line of the Company’s products or Services.  Except as set forth on Schedule 4.31, no Affiliate of the Company is a party to any Contract with or has any right or claim against the Company.

4.32.                        Certain Payments.  Neither the Company nor any director, officer, agent, or employee of the Company, or to the Company’s Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back, or other payment to any Person, private or

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public, regardless of any form, whether in money, property, or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained for or in respect of the Company or any Affiliate thereof, or (D) in violation of any Legal Requirement, or (ii) established or maintained any fund or asset that has not been recorded in the Books and Records of the Company.

4.33.                        Brokers.  The Company has retained the services of Sam Sacco of R. A. Cohen Consulting (the “Broker”) in connection with the Contemplated Transactions.  The Company and the Shareholders shall pay any fee or commission due to the Broker arising from or in connection with the Contemplated Transactions, and neither Parent, CRDE, nor Acquisition Co. has or will have any obligation to pay any broker’s, finder’s, investment banker’s, financial advisor’s, or similar fee in connection with this Agreement or the Contemplated Transactions by reason of any action taken by or on behalf of the Company.

4.34.                        Verification of Credentials.  Except as set forth on Schedule 4.34, the Company has implemented policies and procedures to verify the credentials (including with respect to education and licensure) of personnel that the Company places with its Customers and to collect, maintain, and update such credentialing information.  To the Company’s Knowledge, employees, contractors, and consultants each consistently follow and have followed such policies and procedures.

4.35.                        Material Misstatements and Omissions.  The statements and representations of the Company contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate, or exhibit furnished or to be furnished by or on behalf of the Company pursuant hereto or in connection with the Contemplated Transactions, taken together, do not contain and will not contain any untrue statement of material fact and do not or will not omit to state any material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.  There is no fact known to the Company that will have a Material Adverse Effect on Crdentia or the Contemplated Transactions.

4.36.                        Solvency.  The Company is not entering into the Contemplated Transactions with the intent to hinder, delay, or defraud any Person to which it is or may become indebted.  The Purchase Price is not less than the reasonably equivalent value of the Purchased Assets less the Assumed Liabilities. The Company’s assets, at a fair valuation, exceed its liabilities, and the Company is able and will continue to be able after the Closing the Contemplated Transactions to meet its debts as they mature and will not become insolvent as a result of the Contemplated Transactions. After the Closing of the Contemplated Transactions, the Company will have sufficient capital and property remaining to conduct the business in which it thereafter will be engaged.

4.37.                        Compliance with Anti-Terrorism Laws.  The Company and each Shareholder:  (i) is not listed on the List of Specially Designated Parties and Blocked Persons (the “SDN List”) promulgated by the United Stated Department of Treasury’s Office of Foreign Asset Control (“OFAC”); (ii) is in compliance with all regulations promulgated by OFAC, with the terms and requirements of 31 C.F.R. Parts 500 et seq., and all executive orders and other laws, including

28

the International Emergency Economic Powers Act, as amended from time to time, and Executive Order 13224 issued thereunder by the President of the United States; and (iii) does not conduct any business or engage in any transactions or dealings with any Person on the SDN List or deal in or otherwise engage in any transactions relating to any property or interests in the blocked property of Persons on the SDN List.

ARTICLE V.
REPRESENTATIONS OF PARENT, CRDE, AND ACQUISITION CO.

Parent, CRDE, and Acquisition Co. jointly and severally represent to the Company and the Shareholders that the following statements are true and correct as of the date hereof and as of the Closing Date:

5.1.                              Organization.  Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of the Delaware.  CRDE is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Acquisition Co. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.  Each of Parent, CRDE and Acquisition Co. is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon Parent, CRDE or Acquisition Co., as the case may be.

5.2.                              Authority.  Each of Parent, CRDE, and Acquisition Co. has all necessary corporate power and authority and has taken all corporate actions necessary to enter into this Agreement, to consummate the Contemplated Transactions, and to perform their respective obligations hereunder, and no other proceedings on the part of Parent, CRDE, or Acquisition Co. are necessary to authorize this Agreement or to consummate the Contemplated Transactions.  This Agreement has been duly and validly executed and delivered by each of Parent, CRDE, and Acquisition Co. and constitutes a legal, valid, and binding obligation of Parent, CRDE, and Acquisition Co., respectively, enforceable against each of them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.3.                              Litigation.  There are no Actions or Proceedings pending or to Parent’s Knowledge Threatened or anticipated against, relating to, or affecting the Contemplated Transactions, and to Parent’s Knowledge, there is no basis for any such Action or Proceeding.

5.4.                              Reports and Financial Statements.  As of the date hereof, Parent has furnished or will make available to the Company true and complete copies of all Parent SEC Documents.  As of their respective filing dates, all such Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of such Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC.

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5.5.                              Third-Party Consents.  No consent, approval, or authorization of any third party on the part of Parent, CRDE, or Acquisition Co. is required in connection with the consummation of the Contemplated Transactions.

5.6.                              No Conflicts.  The execution and delivery by Parent, CRDE, and Acquisition Co. of this Agreement do not and the performance by Parent, CRDE, and Acquisition Co. of their respective obligations under this Agreement and the consummation of the Contemplated Transactions will not:

(a)                                  conflict with or result in a violation or breach of any of the terms, conditions, or provisions of the charter documents, bylaws, or other organizational documents of Parent, CRDE, or Acquisition Co., as applicable;

(b)                                 conflict with, result in a violation or breach of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate, or modify any term or provision of any law, Order, Permit, statute, rule, or regulation applicable to Parent, CRDE, or Acquisition Co. or the business or Assets or Properties of Parent, CRDE, or Acquisition Co.;

(c)                                  result in a breach of, default under, or give rise to any right of termination, modification, cancellation, or acceleration pursuant to any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, agreement, lease, or other similar instrument or obligation to which Parent, CRDE, Acquisition Co., or any of their respective Assets and Properties may be bound;

(d)                                 cause any of the Assets or Properties of Parent, CRDE, or Acquisition Co. to be reassessed or revalued by any Taxing authority or any Governmental Authority; or

(e)                                  result in an imposition or creation of any Encumbrance or Tax on the business or Assets or Properties of Parent, CRDE, or Acquisition Co.

5.7.                              Consents and Governmental Approvals and Filings.  No consent, approval, or action of, filing with, or notice to any Governmental Authority on the part of Parent, CRDE, or Acquisition Co. is required in connection with the execution, delivery, and performance of this Agreement or the consummation of the Contemplated Transactions.

5.8.                              Brokers.  Neither Parent, CRDE, nor Acquisition Co. has retained any broker in connection with the Contemplated Transactions.  The Company has no and will not have any obligation to pay any broker’s, finder’s, investment banker’s, financial advisor’s, or similar fee in connection with this Agreement or the Contemplated Transactions by reason of any action taken by or on behalf of Parent, CRDE, or Acquisition Co.

5.9.                              Compliance with Anti-Terrorism Laws.  Each of Parent, CRDE, and Acquisition Co.:  (i) is not listed on the SDN List; (ii) is in compliance with all regulations promulgated by OFAC, with the terms and requirements of 31 C.F.R. Parts 500 et seq., and all executive orders and other laws, including the International Emergency Economic Powers Act, as amended from time to time, and Executive Order 13224 issued thereunder by the President of the United States; and (iii) does not conduct any business or engage in any transactions or

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dealings with any Person on the SDN List or deal in or otherwise engage in any transactions relating to any property or interests in the blocked property of Persons on the SDN List.

ARTICLE VI.
ADDITIONAL AGREEMENTS

6.1.                              Company Employees.  The Company shall terminate the employment of all its employees as of the Cutoff.  Acquisition Co. will offer employment to up to 95% of the Company’s employees who are properly credentialed and otherwise qualified for employment with Acquisition Co. on such terms and conditions as Acquisition Co. deems appropriate in its sole and absolute discretion.  Acquisition Co. will notify the Company within ten business days of the Closing of the identity of each Company employee who refuses employment with Acquisition Co. or to whom Acquisition Co. does not offer employment.

6.2.                              Access to Information.  The Company has given Parent and its authorized representatives (including its attorneys and accountants) reasonable access to all employees, customers, plants, offices, warehouses, and other facilities, as well as to all books and records, Contracts, and all personnel files of current employees of the Company (and where necessary, has provided copies of such documents), and the Company has caused its managers to furnish Parent with such financial and operating data and other information with respect to the Business and Properties of the Company as Parent has requested.

6.3.                              Public Announcements; Company Literature.  The Company will not issue any press release or otherwise make any public statements with respect to the Contemplated Transactions without the prior consent of Parent and Acquisition Co.  The Parent will make a public announcement of this Agreement and consummation of its terms as may be required by applicable law.  The parties agree to announce this Agreement or the consummation of its terms to the Company’s employees, customers, vendors, and strategic partners after the Closing.

6.4.                              Fees and Expenses.  Whether or not the terms of this Agreement are consummated, all fees, costs, and expenses incurred in connection with this Agreement and the other agreements and the Contemplated Transactions, including all legal, accounting, financial advisory, broker’s, consulting, and other fees and expenses of third parties incurred by a party in connection with the negotiation, documentation, and effectuation of the terms and conditions of this Agreement, the Ancillary Documents, and the Contemplated Transactions (“Third Party Expenses”) are to be the obligation of the respective party incurring such Third Party Expenses.  The Company shall bear all costs and expenses of counsel for the Company and to any broker, finder, or financial intermediary representing the Company.  Parent shall bear all costs and expenses of counsel for Parent, CRDE, Acquisition Co. and any other broker, finder, or financial intermediary representing Parent.

6.5.                              Confidentiality.  The parties will maintain in confidence, and will direct its directors, officers, managers, employees, agents, Affiliates, and advisors to maintain in confidence any written, oral, or other information furnished by another party to this Agreement in connection with the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or

31

appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by law.  If the Closing does not occur for any reason, each party will return or at the request of the party supplying the information destroy as much of such written information as the other party reasonably may request.

6.6.                              Parent’s Covenants With Respect To the Ensuing Period.  Parent on behalf of itself and its subsidiary companies covenants with the Company as follows:

(a)                                  throughout the Ensuing Period, the Purchased Assets, the Company’s Customers as of the Closing Date, and the customers that the Acquisition Co. acquires during the Ensuing Period will be retained in the Acquisition Co., and the Business will be conducted by Acquisition Co. in a reasonable and ethical manner;

(b)                                 Crdentia will cause Acquisition Co. to observe sound business practices during the Ensuing Period; and

(c)                                  Crdentia will use reasonable commercial efforts to employ adequate personnel for the operation and management of Acquisition Co. during the Ensuing Period.

ARTICLE VII.
ACTIONS BY THE PARTIES AFTER THE CLOSING

7.1.                              Survival of Representations.  The representations and covenants contained in or made pursuant to this Agreement or any certificate, document, or instrument delivered pursuant to or in connection with this Agreement in the Contemplated Transactions will survive the execution and delivery of this Agreement and the Closing hereunder (notwithstanding any investigation, analysis, or evaluation by any party hereto or their designees of the Purchased Assets, Business, operations, or financial or other condition of the other party) until the second anniversary of the Closing Date; provided, however, that the representations of the parties contained in Sections 4.3, 4.12, and 4.22 shall continue to survive in full force and effect for six years following the Closing Date.

7.2.                              Indemnification

(a)                                  By the Company and the Shareholders.  The Company and the Shareholders jointly and severally shall and hereby do indemnify, defend, and hold harmless Parent, CRDE, Acquisition Co., and their respective officers, directors, employees, Affiliates, agents, successors, subsidiaries, and assigns from and against any and all costs, losses (including diminution in value), liabilities, damages, lawsuits, deficiencies, claims, and expenses, including interest, penalties, costs of mitigation, lost profits, and other losses resulting from any shutdown or curtailment of operations, attorney fees, and all amounts paid in investigation, defense, or settlement of any of the foregoing (collectively, the “Damages”), incurred in connection with, arising out of, resulting from, or incident to (i) any breach of any covenant or agreement or the inaccuracy of any representation made by the Company in or pursuant to this Agreement, the Ancillary Documents, or in the other documents delivered in connection with the Contemplated Transactions, (ii) Actions or Proceedings set forth in the Company Disclosure Schedule or in the other documents delivered in connection with the Contemplated Transactions, (iii) Actions or

32

Proceedings involving the Company or the Business prior to Closing whether or not disclosed in the Company Disclosure Schedule, (iv) any of the Excluded Liabilities, (v) the ownership or operation of the Company or the Business prior to Closing, (vi) all Taxes of the Company, (vii) any non-compliance with any Legal Requirement by the Company, (viii) any liability under any Benefit Plan of the Company, and (ix) any liability under any Contract prior to the Closing.

(b)                                 By Parent.  Parent, CRDE, and Acquisition Co. jointly and severally shall and hereby do indemnify, defend, and hold harmless the Shareholders, the Company, and its officers, employees, managers, agents, successors, and assigns (collectively, the “Seller Parties”) from and against (i) any and all Damages incurred in connection with, arising out of, resulting from, or incident to any breach of any covenant or agreement or the inaccuracy of any representation made by Parent, CRDE, or Acquisition Co. in or pursuant to this Agreement, the Ancillary Documents, or in any other documents delivered in connection with the Contemplated Transactions, (ii) any claims made by any third party against the Seller Parties that arise from or are associated with the operation by Crdentia of the Business and the Purchased Assets following the Closing, (iii) all Taxes that following the Closing will be the responsibility of Crdentia, and (iv) any liability arising under or in connection with any Contract that comprises a part of the Purchased Assets.

(c)                                  Third Party Claims; Defense of Claims.  If any Action or Proceeding is filed or initiated against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable and in any event within ten days after the service of the citation or summons; provided, however, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure.  After such notice, if the indemnifying party acknowledges in writing to the indemnified party that the indemnifying party is obligated under the terms of its indemnity hereunder in connection with such Action or Proceeding, then the indemnifying party will be entitled, if it so elects, to take control of the defense and investigation of such Action or Proceeding and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified party, at the indemnifying party’s cost, risk, and expense, unless (i) the indemnifying party has failed to assume the defense of such Action or Proceeding or (ii) the named parties to such Action or Proceeding include both of the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, and to compromise or settle such Action or Proceeding, which compromise or settlement may be made only with the written consent of the indemnified party, such consent not to be withheld unreasonably.  The indemnified party may withhold such consent if such compromise or settlement would adversely affect the conduct of business or requires less than an unconditional release to be obtained.  If (i) the indemnifying party fails to assume the defense of such Action or Proceeding within 15 days after receipt of notice thereof pursuant to this Section 7.2, or (ii) the named parties to such Action or Proceeding include both the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, the

33

indemnified party against which such Action or Proceeding has been filed or initiated will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party’s cost and expense, the defense, compromise, or settlement of such Action or Proceeding on behalf of and for the account and risk of the indemnifying party.  In the event the indemnified party assumes defense of the Action or Proceeding, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise, or settlement and when appropriate will consult with and consider any reasonable advice from the indemnifying party of any such defense, compromise, or settlement.  The indemnifying party will be liable for any settlement of any action effected pursuant to and in accordance with this Section 7.2 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgment.

Regardless of whether the indemnifying party or the indemnified party takes up the defense, the indemnifying party will pay reasonable costs and expenses in connection with the defense, compromise, or settlement for any Action or Proceeding under this Section 7.2.

The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial, and defense of such Action or Proceeding and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial, and defense of such Action or Proceeding and any appeal arising therefrom.  The indemnifying party shall pay all expenses due under this Section 7.2 as such expenses become due.

(d)                                 Indemnity Claims.  A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

7.3.                              Non-Exclusivity.  The parties hereto acknowledge and agree that the indemnity obligations set forth above are not to be the exclusive remedy of the indemnified parties with respect to the Contemplated Transactions.

7.4.                              Limitation of Damages.  In the event the Company or any Shareholder is required to pay any damages arising under or in connection with this Agreement or the Contemplated Transactions, the amount of such damages payable by the Company or any Shareholder may not exceed the sum of (a) the net amount of the Initial Cash Consideration actually received by the Company and the Shareholders at the Closing, after deduction therefrom of reasonable amounts paid to counsel for the Company in connection with the Contemplated Transactions, (b) the aggregate amount of the Note Consideration received by the Company and the Shareholders, including interest paid pursuant to the terms of the Note, and (c) the amount of any Additional Consideration received by the Company or the Shareholders, as adjusted pursuant to the terms of Section 2.3(b).

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ARTICLE VIII.
ARBITRATION

8.1.                              Arbitration.  In the event of any dispute among the parties hereto as to the interpretation of any provision of this Agreement or the rights and obligations of any party hereunder, such dispute shall be resolved through binding arbitration as hereinafter provided.  If arbitration is required to resolve a dispute hereunder, any party may notify the American Arbitration Association in Birmingham, Alabama (“AAA”) and request AAA to select one person to act as the arbitrator for resolution of the dispute.  The arbitrator so selected shall conduct any such proceedings using the rules of the AAA and such rules will be binding upon all parties to the arbitration proceeding.  The Arbitrator is encouraged to modify the application of such rules as the arbitrator deems appropriate to accomplish the arbitration in the quickest and least expensive manner possible.  Accordingly, the arbitrator may (i) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (ii) accept evidence of property values without formal appraisals, (iii) act upon his understanding or interpretation of the law on any issue without the obligation to research such issue or accept or act upon briefs of the issue prepared by any party, (iv) limit the time for presentation of any party’s case as well as the amount of information or number of witnesses to be presented in connection with any hearing, and (v) impose any other rules which the arbitrator believes appropriate to effect a resolution of the dispute as quickly and inexpensively as possible.  The arbitrator will have the exclusive authority to determine and award costs of arbitration and the costs incurred by any party for their attorneys, advisors and consultants.

ARTICLE IX.
MISCELLANEOUS

9.1.                              Further Assurances.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VII).

9.2.                              Notices.  All notices, requests, and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer-back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

If to Parent, CRDE, or Acquisition Co.:

Crdentia Corp.

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

Facsimile No.: (972) 392-2722

Attention: Chief Executive Officer

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with copies to:

Kane, Russell, Coleman & Logan, P.C.

1601 Elm Street, Suite 3700

Dallas, Texas 75201

Facsimile No.: (214) 777-4299

Attention: Patrick V. Stark, Esq.

If to the Company, Disney, or Faust:

Medical People Healthcare Services, Inc.

P.O. Box 381207

Birmingham, Alabama  35238

in each case of notice hereunder to the Company, Tommye Faust, or Amy Disney, with copies to:

The McKerley Law Firm

201 Beacon Parkway West, Suite 306

Birmingham, Alabama  35209

Facsimile No.: (866) 442-8249

Attn:  Michael L. McKerley, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 9.2, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 9.2, be deemed given upon receipt, and (iii) if delivered by mail or overnight courier in the manner described above to the address as provided in this Section 9.2, be deemed given upon receipt (in each case regardless of whether such notice, request, or other communication is received by any other Person to whom a copy of such notice, request, or other communication is to be delivered pursuant to this Section 9.2).  Any party from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.  Notices will be valid on any party hereto even though such party’s attorney did not receive a copy thereof through no fault of the sending party.

9.3.                              Entire Agreement.  This Agreement (and all exhibits and schedules attached hereto and all other documents delivered in connection herewith) supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect thereto, including, without limitation, the binding provision of the letter of intent dated June 21, 2007.

9.4.                              Waiver.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or

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condition.  No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, is to be deemed or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

9.5.                              Amendment.  This Agreement may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each party hereto.

9.6.                              No Third Party Beneficiary.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article VII.

9.7.                              No Assignment; Binding Effect.  Neither this Agreement nor any right, interest, or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties, and any attempt to do so will be void.  This Agreement is binding upon, inures to the benefit of, and is enforceable by the parties and their respective successors and assigns.

9.8.                              Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (iv) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and mutually acceptable to the parties.

9.9.                              Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, without regard to conflicts of law principles.

9.10.                        Consent to Jurisdiction and Forum Selection.  Each of Parent, CRDE, Acquisition Co., the Company, and each Shareholder irrevocably agrees that any legal action or proceeding with respect to this Agreement or any document or instrument delivered pursuant to this Agreement (including any legal action as proceeding to enforce the arbitration provisions of this Agreement) or for the recognition and enforcement of any judgment obtained through the arbitration provisions of this Agreement will be brought and determined only in a federal or state court of general jurisdiction located in Jefferson County, Alabama, and each of Parent, CRDE, Acquisition Co., the Company, and each Shareholder hereby irrevocably, generally, and unconditionally submits itself and its property with regard to any such action or proceeding to the exclusive jurisdiction of such court.

9.11.                        Construction.  No provision of this Agreement is to be construed in favor of or against any party on the ground that such party or its counsel drafted the provision.  Any remedies provided for herein are not exclusive of any other lawful remedies that may be

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available to either party.  This Agreement at all times is to be construed so as to carry out the purposes stated herein.

9.12.                        Execution; Multiple Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

9.13.                        Attorney Fees.  In the event any action is brought for enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and costs (including successful appeals) incurred in said action.

[Signature Pages Follow]

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EXECUTED to be effective as of the date written in the first paragraph of this Agreement.

CRDENTIA CORP.,
a Delaware corporation

By:	/s/ John Kaiser
John Kaiser, President

CRDE CORP.,
a Delaware corporation

By:	/s/ John Kaiser
John Kaiser, President

MP HEALTH CORP.,
a Delaware corporation

By:	/s/ John Kaiser
John Kaiser, President

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MEDICAL PEOPLE HEALTHCARE SERVICES, INC., an Alabama corporation

By:	/s/ Tommye Faust
Tommye Faust, President

/s/ Tommye Faust
Tommye Faust, Individually

/s/ Amy Disney
Amy Disney, Individually

2

EXHIBIT A

FORM OF PROMISSORY NOTE

A-1

EXHIBIT B

FORM OF BILL OF SALE

AND ASSIGNMENT AND ASSUMPTION AGREEMENT

B-1

EXHIBIT C

FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

C-1

EXHIBIT D

FORM OF EMPLOYMENT AGREEMENT

D-1

EXHIBIT E

FORM OF COMPANY SECRETARY’S CERTIFICATE

E-1

EXHIBIT F

FORM OF OPINION OF COMPANY COUNSEL

F-1

EXHIBIT G

FORM OF ACQUISITION CO. SECRETARY’S CERTIFICATE

G-1

EXHIBIT H

FORM OF PAYMENT LETTER

H-1

Exhibit 10.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

To Purchase 1,000,000 Shares of Common Stock of

CRDENTIA CORP.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, FatBoy Capital, LP (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the fifth  anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Crdentia Corp., a Delaware corporation (the “Company”), up to One Million (1,000,000) shares (the “Warrant Shares”) of Common Stock, par value $.0001 per share, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.               Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated October 26, 2007, among the Company and the investors signatory thereto.

Section 2.               Exercise.

a)             Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed  hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within five Trading Days of the date said Notice of Exercise is delivered to the Company, if this Warrant is exercised in full, the Holder shall have surrendered this Warrant to the Company and the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.  Notwithstanding anything herein to the

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contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within one Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)            Exercise Price.  The exercise price of the Common Stock under this Warrant shall be $0.45, subject to adjustment hereunder (the “Exercise Price”).

c)             Mechanics of Exercise.

i.        Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii.       Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within ten Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any,

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pursuant to Section 2(c)(vii) prior to the issuance of such shares, have been paid.

iii.        Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv.        Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(c)(iv) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v.         No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

vi.        Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.       Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

d)            Call Provisions.  Subject to the provisions of this subsection (d), from time to time and at any time that the closing bid of a share of Common Stock is traded on the Over-the-Counter Bulletin Board (or such other of exchange or stock market on which the Common Stock may then be listed or quoted) equal or exceeds $0.90 (adjusted for any stock split, or reverse stock split, stock dividend or under a

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classification or combination of the Common Stock for at least thirty (30) consecutive trading days, the Company, upon twenty (20) days prior written notice (the “Notice Period”) given to the Holder, may require the Holder to exercise the Warrant in whole or in part at the Exercise Price.  In the event the Holder shall fail to exercise the Warrant at the Exercise Price within the Notice Period, the Company shall have the right, without further notice to call this Warrant at a redemption price equal to $0.01 per share of Common Stock then purchasable pursuant to the Warrant.  Notwithstanding any such notice by the Company, the Holder shall have the right to exercise this Warrant in whole or in part prior to the end of the Notice Period.  The provisions of this subsection (d) shall be binding upon any transferee of the Warrant.

Section 3.               Certain Adjustments.

a)             Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)            Pro Rata Distributions.  If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.

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Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

c)             Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the exercisable but unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such Fundamental Transaction by a holder of the number of shares of Common Stock then purchasable under this Warrant.  Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

d)            Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

e)             Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

f)             Notice to Holders.

i.      Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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ii.     Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

Section 4.               Transfer of Warrant.

a)             Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant

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shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)            New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c)             Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)            Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

Section 5.               Miscellaneous.

a)             Title to Warrant.  Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.  The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

b)            No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

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c)             Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

d)            Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

e)             Authorized Shares.

i.              The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

ii.             Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations,

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exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

iii.            Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

f)             Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

g)            Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

h)            Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i)              Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

j)              Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k)             Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

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l)              Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

m)            Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n)            Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o)            Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: October 26, 2007

CRDENTIA CORP.

	By:	/s/ John Kaiser
Name: John Kaiser
Title: Chief Executive Officer

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NOTICE OF EXERCISE

TO:         CRDENTIA CORP.

(1)   The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.  Payment shall take the form of lawful money of the United States.

(2)   Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                                                ________________________________

The Warrant Shares shall be delivered to the following:

                                                ________________________________

                                                ________________________________

                                                ________________________________

                                (4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________

_______________________________________________________________

Dated:	,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.